UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CannaVEST Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	2833 (Primary Standard Industrial Classification Code Number)	80-0944870 (I.R.S. Employer Identification No.)

2688 South Rainbow Boulevard, Suite B
Las Vegas, NV 89146

(866) 290-2157

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael Mona, Jr.

Chief Executive Officer

CannaVEST Corp.

2688 South Rainbow Boulevard, Suite B
Las Vegas, NV 89146

(866) 290-2157

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

John P. Cleary, Esq.

Procopio, Cory, Hargreaves & Savitch LLP

12544 High Bluff Drive, Suite 300

San Diego, California 92130

(619) 515-3221

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [_]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer: [_]		Accelerated filer: [_]

Non-accelerated filer [_]	(Do not check if a smaller reporting company)	Smaller Reporting Company [X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)

Common Stock	29,738,562 shares	$ 1.03	$30,630,718.86	$3,559.29 (4)

____________

(1)	Represents shares of our common stock being registered for resale that have been issued or will be issued to the sole selling stockholder named in the registration statement.
(2)	Price per share shown is the average of the high and low prices reported in the consolidated reporting system as reported on the OTC Bulletin Board on July 14, 2015.
(3)	Estimated solely for the purposes of computing the registration fee in accordance with Rule 457 of the Securities Act of 1933, as amended.
(4)	The registrant previously paid $3,559.29 of the registration fee in connection with the initial filing of the registration statement.

The registrant hereby amends this registration statement on such date or dates as many be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-205758) (the “Registration Statement”) of CannaVEST Corp. (the “Company”) is being filed for the purpose of amending certain disclosure with respect to the identities of the selling stockholders identified in the prospectus that forms a part of the Registration Statement (the “Prospectus”). Redwood Management, LLC (“Redwood”), the sole selling stockholder identified in the Prospectus has informed the Company that, effective as of July 24, 2015, it entered into separate assignment agreements with each of BOU Trust, Old Main Capital, LLC and Blue Marina Investments (each, a “New Investor”) pursuant to which Redwood assigned certain of its rights under the Securities Purchase Agreement (the “SPA”), dated May 19, 2015, by and between the Company and Redwood, to each New Investor, specifically the right to purchase a specified amount of the 10% Senior Secured Convertible Promissory Notes issuable by the Company to Redwood pursuant to the terms of the SPA and the rights related thereto under the Transaction Documents (as defined in the Prospectus). In consideration for such assignment, the New Investors each agreed to be bound by the provisions of the Transaction Documents that apply to the “Purchasers” (as defined in the SPA). On July 24, 2015, and pursuant to the terms of the SPA and the Assignment Agreements, the Company issued to Redwood a third 10% Senior Secured Convertible Promissory Note in the principal amount of $204,000 and issued a 10% Senior Secured Convertible Promissory Note to each of the New Investors, as further described in the Prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

SUBJECT TO COMPLETION, AUGUST 3, 2015

This prospectus relates to the registration and resale of up to 29,738,562 shares of our common stock, par value $0.0001 per share, by Redwood Management, LLC (“Redwood”), BOU Trust (“BOU”), Old Main Capital, LLC (“Old Main Capital”) and Blue Marina Investments (“Blue Marina” and together with Redwood, BOU and Old Main Capital, the “Selling Stockholders”), the selling shareholders identified in this prospectus. The shares of common stock offered under this prospectus by the Selling Stockholders have been or are issuable to the Selling Stockholders pursuant to a Securities Purchase Agreement and related documents described below between Redwood and the Company dated May 19, 2015 (the “Financing”). We will not receive any proceeds from the sale of these shares by the Selling Stockholders. This registration statement covers two and a half times the shares of common stock that will likely be issuable to the Selling Stockholders pursuant to the Financing, as further detailed in this prospectus. We will bear all costs associated with this registration statement.

The Selling Stockholders may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholders may sell their respective shares of common stock in the section of this prospectus entitled “Plan of Distribution.” The Selling Stockholders are each an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), in connection with the resale of our common stock issued pursuant to the Financing.

Our common stock is currently listed on the OTC Bulletin Board under the symbol “CANV.”

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss. See “Risk Factors” beginning on page 9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 3, 2015

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
THE OFFERING	2
SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA	8
RISK FACTORS	9
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	18
USE OF PROCEEDS	19
SELLING SECURITY HOLDERS	19
PLAN OF DISTRIBUTION	20
DESCRIPTION OF SECURITIES TO BE REGISTERED	21
DESCRIPTION OF BUSINESS	22
DESCRIPTION OF PROPERTY	27
LEGAL PROCEEDINGS	28
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	29
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	36
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	36
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	37
EXECUTIVE COMPENSATION	38
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	39
EQUITY COMPENSATION PLAN INFORMATION	40
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, AND CORPORATE GOVERNANCE	40
WHERE YOU CAN FIND ADDITIONAL INFORMATION	43
LEGAL MATTERS	43
EXPERTS	43
INTERESTS OF NAMED EXPERTS AND COUNSEL	43
TRANSFER AGENT	43
SIGNATURES	II-7

You should rely only on the information contained or incorporated by reference into this prospectus. We have not authorized any other person to provide you with information different from or in addition to that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

i

PROSPECTUS SUMMARY

This summary highlights information described more fully elsewhere in this prospectus.  You should read the entire prospectus carefully, including the risk factors, the financial statements and the notes to the financial statements included herein. Investing in our securities involves risks. Therefore, please carefully consider the information provided under the heading “Risk Factors” included herein. In this prospectus, unless the context otherwise requires, references to "we," "us," "our,” “Company,” or "CannaVest" refer to CannaVEST Corp. and its consolidated subsidiaries.

About Us

We are in the business of developing, producing, marketing and selling raw materials and end consumer products containing the hemp plant extract, Cannabidiol (“CBD”). We sell to numerous consumer markets including the nutraceutical, beauty care, pet care and functional food sectors. We seek to take advantage of an emerging worldwide trend to re-energize the production of industrial hemp and to foster its many uses for consumers. CBD is derived from hemp stalk and seed. The development of products in this highly regulated industry carries significant risks and uncertainties that are beyond our control. As a result, we cannot assure that we will successfully market and sell our planned products or, if we are able to do so, that we can achieve sales volume levels that will allow us to cover our fixed costs.

Historically cultivated for industrial and practical purposes, hemp is used today for textiles, paper, auto parts, biofuel, cosmetics, animal feed, supplements and much more — an impressive scope for such a historically misunderstood and restricted commodity. The market for hemp-derived products is expected to increase exponentially over the next five years, and CannaVest is well positioned to be a dominant player in the hemp industry.

We expect to raise approximately $10 million in the next 12 months to fund our business and have begun raising funds under a private placement. Given the small size of our company and the early stage of our operations, we may find it difficult to raise sufficient capital to meet our needs. We do not have firm commitments for all of our capital needs, and there are no assurances they will be available to us. If we are unable to access capital as necessary, our ability to generate revenues and to continue as a going concern will be in jeopardy.

For the years ended December 31, 2014 and 2013, the Company recognized losses of $1,311,951 and $2,300,196, respectively. Consequently, our operations are subject to all the risks inherent in the establishment of a new business enterprise.

Corporate Information

Our principal executive offices are located at 2688 South Rainbow Boulevard, Suite B, Las Vegas, Nevada 89146, and our telephone number is (866) 290-2157. The address of our website is www.cannavest.com. Information on our website is not part of this prospectus.

Stock Transfer Agent

Our stock transfer agent is Securities Transfer Corp., and it is located at 2591 Dallas Parkway, Suite 102, Frisco, Texas 75034. The agent’s telephone number is 469-633-0101.

1

THE OFFERING

Issuer	CannaVEST Corp.

Securities Offered	Up to 29,738,562 shares of common stock of the Company

Common Stock Outstanding Before the Offering	35,141,666 shares

Common Stock to be Outstanding After the Offering	Up to 64,880,228 shares

Use of Proceeds	We will not receive any proceeds from the sale of the shares of common stock offered by the Selling Stockholders. However, we will receive proceeds from the Financing. See “Use of Proceeds”.

Risk Factors	An investment in our common stock involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors”.

The Financing

On May 19, 2015 (the “Closing Date”), the Company entered into a Securities Purchase Agreement (“SPA”) with Redwood Management, LLC (“Redwood”) pursuant to which Redwood committed to lend to the Company up to $6,500,000 (the “Financing”). On the Closing Date, the Company issued to Redwood a 10% Senior Secured Convertible Promissory Note (the “Initial Note”) in the principal amount of $510,000, in exchange for payment by Redwood of the total sum of $500,000. The principal sum of the Initial Note reflects the amount invested, plus a 2% “Original Issue Discount” (“OID”). Out of the proceeds from the Initial Note, the Company was obligated to and paid the sum of $20,000 to legal counsel for Redwood, and paid its placement agent, Chardan Capital Markets, LLC (“Chardan”), the sum of $24,000 pursuant to the terms of its brokerage engagement. The Company received net proceeds of $456,000 in exchange for the Initial Note. Pursuant to the Company’s engagement with Chardan, it will pay Chardan 5% of all proceeds received by the Company in the Financing.

In connection with the Financing, and in addition to the SPA and the Initial Note, on the Closing Date, the Company and Redwood entered into a Security Agreement, an Intellectual Property Security Agreement and a Registration Rights Agreement, and each of our subsidiary companies entered into a Subsidiary Guarantee (the “Transaction Documents”).

Pursuant to the Financing, on June 12, 2015, and pursuant to the terms of the SPA, the Company issued to Redwood a second 10% Senior Secured Convertible Promissory Note in the principal amount of $510,000 (the “Second Note”), in exchange for payment by Redwood of the sum of $500,000. The principal sum of the Second Note reflects the amount invested plus the OID. Out of the proceeds of the Second Note, the Company paid Chardan brokerage commissions equal to $25,000, resulting in net proceeds to the Company of $475,000.

On July 24, 2015, Redwood entered into separate assignment agreements (each, an “Assignment Agreement”) with each of BOU, Old Main Capital and Blue Marina (each, a “New Investor”) pursuant to which Redwood assigned certain of its rights under the SPA, to each New Investor, specifically the right to purchase a specified amount of the 10% Senior Secured Convertible Promissory Notes issuable by the Company to Redwood pursuant to the terms of the SPA and the rights related thereto under the Transaction Documents (as defined below). In consideration for such assignment, the New Investors each agreed to be bound by the provisions of the Transaction Documents that apply to the “Purchasers” (as defined in the SPA). For further information regarding the terms of the Assignment Agreements, reference is made to such Assignment Agreements, forms of which are filed as Exhibits 10.11 – 10.13 to the Registration Statement of which this prospectus is a part.

Pursuant to the Financing, on July 24, 2015, and pursuant to the terms of the SPA and the Assignment Agreements, the Company issued to Redwood a third 10% Senior Secured Convertible Promissory Note in the principal amount of $204,000 (the “Third Note”), in exchange for payment by Redwood of the sum of $200,000. The principal sum of the Third Note reflects the amount invested plus the OID.

Pursuant to the Financing, on July 24, 2015, and pursuant to the terms of the SPA and the Assignment Agreements, the Company issued to: (i) BOU a 10% Senior Secured Convertible Promissory Note in the principal amount of $51,000, in exchange for payment by BOU of the sum of $50,000; (ii) Old Main Capital a 10% Senior Secured Convertible Promissory Note in the principal amount of $204,000, in exchange for payment by Old Main Capital of the sum of $200,000; and (iii) Blue Marina a 10% Senior Secured Convertible Promissory Note in the principal amount of $51,000, in exchange for payment by Blue Marina of the sum of $50,000 ((i), (ii) and (iii) collectively, the “New Investor Notes”. Out of the proceeds of the Third Note and the New Investor Notes, the Company paid Chardan brokerage commissions equal to $25,000, resulting in net proceeds to the Company of $475,000.

2

Pursuant to the terms of the Financing, and provided we are not in default under the terms of any of the Transaction Documents, Redwood will provide funding in up to three additional tranches in exchange for delivery of additional 10% Senior Secured Convertible Promissory Notes (each, a “Note” and together with the Initial Note, the Second Note, the Third Note and the New Investor Notes, the “Notes”), as follows:

(1)	$500,000, in the discretion of Redwood, within 25 days of the filing of a Registration Statement with the Securities and Exchange Commission (the “SEC”) on Form S-1, seeking to register all of the shares of the Company’s common stock issuable to Redwood upon conversion of the Notes (the “Registration Statement”);

(2)	$2,250,000, upon the SEC declaring the Registration Statement effective; and

(3)	$2,250,000 three days thereafter.

The principal amount of each Note shall include an OID of 2% and the Company shall pay interest on the aggregate unconverted and then-outstanding principal amount (less the OID) at the rate of 10% per annum, half of which interest amount is guaranteed. The Company will pay Chardan brokerage commissions equal to 5% of the funds received by the Company in the Financing.

The Notes mature in 12 months, and are convertible at the option of the holder at any time into shares of the Company’s common stock at a conversion price equal to the lowest Volume Weighted Average Price (“VWAP”) in the 15 trading days prior to the Closing Date (the “Fixed Conversion Price”). That price is $1.46. Amortization payments under the Notes commence on the five-month anniversary of the issuance of a Note, and 1/15th of the principal amount and accrued interest are payable in bi-weekly installments until the maturity of such Note. The Company may choose in its discretion to make amortization payments under the Notes in common stock, at a conversion price equal to the lower of (a) 70% of the lowest VWAP for the 15 consecutive trading days prior to conversion, or (b) the Fixed Conversion Price (the lower of (a) and (b), the “Amortization Conversion Price”); provided, however, that if the average daily dollar volume of the Company’s common stock for the previous 20 trading days prior to payment is less than $50,000, then the conversion price shall be equal to 60% of the lowest traded price in the 30 days prior to conversion. The Company may only make amortization payments in common stock, in lieu of cash, if no event of default has occurred under the Notes and it meets all “Equity Conditions” as defined in the Notes. The Equity Conditions include:

(a)	no “Event of Default” under any Note shall have occurred;

(b)	the Company has timely filed (or obtained extensions in respect thereof and filed within the applicable grace period) all reports other than Current Reports on Form 8-K required to be filed by the Company pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(c)	on any date that the Company desires to make payment in stock, the average daily dollar volume of the Company’s common stock for the previous 20 trading days must be greater than $30,000;

(d)	the Company’s common stock must be DWAC (Deposit/Withdrawal at Custodian) eligible and not subject to a “DTC chill” (a limitation of certain services available for a security on deposit at the Deposit Trust Company (“DTC”)), the largest securities depository in the world, e.g. a limitation on a DTC participant’s ability to make a deposit or withdrawal of the security); and

(e)	the shares issued upon conversion must be delivered via an “Automatic Conversion” of principal and/or interest.

3

An “Event of Default” is defined in the Notes to include the following:

•	any default in the payment of (A) the principal amount of any Note or (B) interest, liquidated damages and other amounts owing to a holder on any Note, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity, Date each as defined in each Note, or by acceleration or otherwise) which default, solely in the case of an interest payment or other default under clause (B) above, is not cured within 3 trading days;

•	the Company shall fail to observe or perform any other material covenant or agreement contained in the Notes (and other than a breach by the Company of its obligations to deliver shares of common stock to the holder of the Notes upon conversion, which breach is addressed below) which failure is not cured, if possible to cure, within the earlier to occur of (A) 5 Trading Days after notice of such failure sent by Redwood or by any other holder of the Notes to the Company and (B) 10 Trading Days after the Company has become or should have become aware of such failure;

•	a material default or material event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under (A) any of the Transaction Documents or (B) any other material agreement, lease, document or instrument to which the Company or any subsidiary of the Company is obligated;

•	any representation or warranty made in any Note, any other Transaction Documents, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the holder or any other holder of any such Note shall be untrue or incorrect in any material respect as of the date when made or deemed made;

•	the Company or any subsidiary of the Company (as such term is defined in Rule 1-02(w) of Regulation S-X) shall be subject to a bankruptcy;

•	the Company or any subsidiary of the Company shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $50,000, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

•	the common stock shall not be eligible for listing or quotation for trading on a trading market and shall not be eligible to resume listing or quotation for trading thereon within five trading days or the transfer of shares of common stock through the DTC System is no longer available or “chilled”;

•	the Company shall be a party to any change of control transaction or transaction involving the sale of all or substantially all of its assets, or shall agree to sell or dispose of all or in excess of 33% of its assets in one transaction or a series of related transactions (whether or not such sale would constitute a Change of Control Transaction, as defined in each Note);

•	the Company shall fail for any reason to deliver certificates to a holder prior to the third trading day after a conversion, or the Company shall provide at any time notice to the holder, including by way of public announcement, of the Company’s intention to not honor requests for conversions of any Notes in accordance with the terms of the Notes;

4

•	the Company fails to file with the SEC any required reports under Section 13 or 15(d) of the Exchange Act such that it is not in compliance with Rule 144(c)(1) (or Rule 144(i)(2), if applicable) of the Securities Act of 1933, as amended (the “Securities Act”);

•	the Company or any subsidiary of the Company shall: (i) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or any of its properties, (ii) admit in writing its inability to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated as bankrupt or insolvent or be the subject of an order for relief under Title 11 of the United States Code or any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute of any other jurisdiction or foreign country, or (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage or any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or (vi) take or permit to be taken any action in furtherance of or for the purpose of effecting any of the foregoing;

•	if any order, judgment or decree shall be entered, without the application, approval or consent of the Company or any subsidiary of the Company, by any court of competent jurisdiction, approving a petition seeking liquidation or reorganization of the Company or any subsidiary, or appointing a receiver, trustee, custodian or liquidator of the Company or any subsidiary, or of all or any substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for any period of sixty (60) days;

•	the occurrence of any levy upon or seizure or attachment of, or any uninsured loss of or damage to, any property of the Company or any subsidiary having an aggregate fair value or repair cost (as the case may be) in excess of $100,000 individually or in the aggregate, and any such levy, seizure or attachment shall not be set aside, bonded or discharged within thirty (30) days after the date thereof;

•	the Company shall fail to maintain sufficient reserved shares pursuant to the requirements of the SPA; or

•	any monetary judgment, writ or similar final process shall be entered or filed against the Company, any subsidiary or any of their respective property or other assets for more than $50,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 45 calendar days.

There is no guarantee that we will be able to meet the foregoing conditions or any other conditions under the Financing or that we will be able to draw down any portion of the amounts available under the Financing.

Upon an event of default under the Notes held by a Selling Stockholder, such Selling Stockholder may accelerate the outstanding principal amount of all outstanding Notes held by such Selling Stockholder, plus accrued and unpaid interest, and other amounts owing through the date of acceleration. In the event of such acceleration, the interest rate on the then-outstanding Notes held by such Selling Stockholder shall accrue at an additional interest rate equal to the lesser of 2% per month or the maximum rate permitted under applicable law. Upon acceleration, the amount due will be 130% of the outstanding principal amount of the Note and accrued and unpaid interest, together with payment of all other amounts, costs, expenses and liquidated damages due under the Notes held by such Selling Stockholder. Upon an event of default, a Selling Stockholder may choose to convert all outstanding Notes held by such Selling Stockholder into common stock of the Company at a conversion price equal to 60% of the lowest traded price in the 30 days prior to conversion (the “Default Conversion Price”) or exercise its remedies as a secured creditor.

5

The entire share requirement for the full $6,500,000 amount of the Financing, plus interest and OID, is dependent upon the price per share applicable to the conversion of the Notes. Under the Financing, the conversion price for the Notes varies depending on certain circumstances. In the event a Selling Stockholder decides to voluntarily convert any Note, the conversion price is equal to the Fixed Conversion Price. If we decide to make amortization payments under the Notes in stock, then the conversion price is equal to the Amortization Conversion Price. If there is an Event of Default, the conversion price shall be equal to the Default Conversion Price.

If Redwood funds each of the tranche investments in the Financing totaling $6,500,000, after taking into consideration interest accruing on the Notes and the OID, the total amount repaid by the Company in cash or stock could exceed $7,280,000 (assuming no events of default occur). If this entire balance is paid by the Company in stock to satisfy its amortization payment obligations, based on the Amortization Conversion Price we would have to issue the Selling Stockholders a total of 11,895,425 shares in satisfaction of our obligations under the Financing. We are seeking to register 29,738,562 shares, which is equal to 250% of the amount the Company estimates it would be obligated to issue on the full amount of the Financing, based on all potential interest and other charges. By registering 29,738,562 shares, the Company is taking into consideration potential adjustments to the applicable conversion price pursuant to the Financing, and does not anticipate it will be required to issue that number of shares although its estimates could be incorrect depending on the performance of our stock, as more particularly set forth in the hypotheticals below.

The table below illustrates an issuance of shares of common stock to Redwood under the Financing upon a voluntary conversion by Redwood of one Note in the principal amount of $500,000, based on the Fixed Conversion Price.

Conversion Amount (Principal)	Total Conversion Amount (OID and Interest)	Fixed Conversion Price	Effective Price Per Share	Number of Shares to be Issued
$500,000	$525,000	$1.46	$1.39	359,589

By comparison, if the Company were to make amortization payments under any Note in stock, as opposed to making cash payments, the table below illustrates the required issuance of shares of common stock to Redwood as if (as in the hypothetical above), the lowest daily VWAP in the fifteen (15) trading days prior to conversion is $1.01.

Conversion Amount (Principal)	Total Conversion Amount (OID and Interest)	Amortization Conversion Price (70% of $1.01)	Effective Price Per Share	Number of Shares to be Issued
$500,000	$525,000	$0.71	$0.68	739,437

The above table assumes, for hypothetical purposes, that the Amortization Conversion Price would remain the same for all amortization payments made under the Note. Practically, the Amortization Conversion Price would adjust at the time the Company makes each amortization payment in stock. In the event the price per share of our stock was to decrease as these amortization payments are made, the Amortization Conversion Price would decrease accordingly. This would require the issuance of more shares to Redwood, which will have the effect of further diluting our stockholders. The Company intends to make all amortization payments in stock.

Finally, if the entirety of any Note were converted at the Default Conversion Price on the six (6) month anniversary of issuance, and assuming the lowest traded price in the thirty (30) days prior to conversion was $1.01 (as in the hypotheticals above), the following table illustrates the shares that would be issuable to Redwood.

Conversion Amount (Principal)	Total Conversion Amount (OID, Interest and Default Penalty)	Default Conversion Price (60% of $1.01)	Effective Price Per Share	Number of Shares to be Issued
$500,000	$682,500	$0.61	$0.45	1,118,852

6

Accordingly, the dilutive effect of the Financing depends upon whether Redwood (or any other Selling Stockholder) voluntarily converts any Note, whether we pay amortization payments in stock and whether an Event of Default has occurred. In addition, the dilutive effect of the Financing is directly tied to the performance of our stock during the time the Notes are outstanding, and any decrease in our stock price will result in additional dilution to our stockholders. If our share price has decreased from the Fixed Conversion Price at the time we determine to make any amortization payment in stock, we will need to issue more shares than if our share price had increased. Such issuances will have a dilutive effect and may further decrease our stock price. The effect of this dilution may, in turn, cause the price of our common stock to decrease further, both because of the downward pressure on the stock price that would be caused by a large number of sales of our shares into the public market by Redwood and the other Selling Stockholders, and because our existing stockholders may also sell their shares into the public market based on a belief that the dilutive effect of the Financing will cause our stock price to further decrease.

Pursuant to the terms of the SPA and the Notes, the Company is required to reserve and keep available out of its authorized and unissued shares of common stock a number of shares of common stock at least equal to 300% of the maximum aggregate number of shares of common stock then issued or potentially issuable in the future pursuant to the terms of the Notes.

Pursuant to the terms of the Registration Rights Agreement, within 30 days of the Closing Date, the Company must file the Registration Statement which relates to the resale by the holders of all of the Company’s common stock issued upon conversion of the Notes (or such other number as the SEC shall permit).

Pursuant to the terms of the Security Agreement and the Intellectual Property Security Agreement, the Company’s obligations under the Notes and the subsidiary companies’ obligations under the Subsidiary Guarantee are secured by all of the assets of the Company, including without limitation all right, title and interest of the Company in and to all trademarks, patents and copyrights and applications and licenses therefore and products and proceeds thereof.

The Notes and the shares of common stock that may be issued to Redwood and the other Selling Stockholders upon conversion of the Notes will be issued pursuant to an exemption from registration under the Securities Act. Pursuant to the SPA, we have filed a registration statement, of which this prospectus is a part, covering the possible resale by the Selling Stockholders of all of the shares that we may issue to the Selling Stockholders upon conversion of the Notes. Through this prospectus, the selling stockholders may offer to the public for resale shares of our common stock that we may issue to Redwood and the other Selling Stockholders.

The Transaction Agreements contain representations and warranties by us and Redwood which are typical for transactions of this type.

As set forth in the SPA, Redwood has represented to us that commencing on the date we signed our term sheet (March 13, 2015), Redwood has not, directly or indirectly, executed any purchases or sales, including short sales, of our common stock. The SPA specifically provides that Redwood has not agreed that it will desist from purchasing or selling the Company’s stock, long and/or short.

The Transaction Agreements obligate us to indemnify Redwood for certain losses resulting from a misrepresentation or breach of any representation or warranty made by us or breach of any obligation of ours. Redwood also indemnifies us for similar matters.

The issuance of our shares of common stock under the Financing will have no effect on the rights or privileges of existing holders of common stock except that the economic and voting interests of each stockholder will be diluted as a result of the issuance of our shares. Although the number of shares of common stock that stockholders presently own will not decrease as a result of the Financing, these shares will represent a smaller percentage of our total shares that will be outstanding after any issuances of shares of common stock to Redwood or the other Selling Stockholders.

We entered into the Financing with the intention to grow our business, which in turn should increase our value. We expect to add significant positive value through the use of funds received pursuant to the Financing. However, as reflected above, if our share price declines significantly, we may need to amend our charter to increase our authorized shares of common stock, which is currently 190 million shares.

For further information regarding the terms of the Transaction Documents, reference is made to such Transaction Documents, forms of which are filed as Exhibits 10.3 – 10.8 to the Registration Statement of which this prospectus is a part.

7

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

The following table sets forth summary historical consolidated financial data for CannaVest as of the dates and for the periods indicated. The statement of operations data for the years ended December 31, 2014, 2013 and 2012, and the balance sheet data as of December 31, 2014, 2013 and 2012 have been derived from our 2014 Annual Report on Form 10-K and our 2013 Annual Report on Form 10-K filed with the SEC on March 31, 2015 and March 28, 2014, respectively. The statement of operations data for the quarters ended March 31, 2015 and 2014, and the balance sheet data as of March 31, 2015 and 2014 have been derived from our Quarterly Reports on Form 10-Q filed with the SEC on May 15, 2015 and May 15, 2014, respectively.

The summary historical consolidated financial information below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and notes thereto included in the Registration Statement on Form S-1 of which this prospectus is a part.

	Three months ended		For the years ended
	March 31, 2015	March 31, 2014	December 31, 2014	December 31, 2013	December 31, 2012
Statement of Operations Data:
Product sales, net	$2,714,051	$2,631,869	$10,190,667	$2,154,063	$–
Cost of goods sold	1,083,081	1,021,003	4,387,002	880,470	–
Gross profit	1,630,970	1,610,866	5,803,665	1,273,593	–
Selling, general and administrative expense	3,993,675	924,365	13,357,633	2,366,450	43,018
Research and development expense	323,145	151,021	999,280	524,476	–
Operating loss	(2,685,850)	535,480	(8,553,248)	(1,617,333)	(43,018)
Other income (expense)	37,041	(653,896)	7,241,297	(682,863)	(2,593)
Loss before taxes	(2,648,809)	(118,416)	(1,311,951)	(2,300,196)	(45,611)
Provision for income taxes	–	–	–	–	–
Net loss	$(2,648,809)	$(118,416)	$(1,311,951)	$(2,300,196)	$(45,611)

Cash Flow Provided by (used in):
Operating activities	$(2,582,851)	$(892,125)	$(6,711,999)	$(4,879,234)	$(64,084)
Investing activities	419	38,005	(1,384,384)	(1,875,819)	–
Financing activities	2,520,000	6,982,631	8,155,131	8,998,292	63,347
Total cash provided by (used in) the Company	$(62,432)	$6,128,511	$58,748	$2,243,239	$(737)

Other Financial Data:
Gross margin	60.1%	61.2%	56.9%	59.1%	n/m
Adjusted EBITDA (1)	$(680,131)	$752,786	$338,340	$(850,079)	n/m

Balance Sheet Data:
Working capital	$18,058,192	$15,562,338	$16,141,675	$7,633,717	$(69)
Total assets	$23,441,124	$21,711,200	$21,739,908	$14,232,028	$431
Total liabilities	$651,024	$269,983	$664,593	$5,925,220	$500
Stockholders' Equity	$22,790,100	$21,441,217	$21,075,315	$14,232,028	$(69)

____________

(1)	Adjusted EBITDA is defined as EBITDA (net income plus interest expense, income tax expense, depreciation and amortization), further adjusted to exclude certain non-cash expenses including stock-based compensation and acquisition related revenue and expense. Adjusted EBITDA is a non-GAAP financial measurement as further discussed below in the subsection “Management’s Discussion and Analysis of Financial Conditions and Results of Operations – Non-GAAP Financial Measures”.

n/m	calculation is not meaningful

Placement Agent

The Company’s placement agent, Chardan, will receive a commission equal to five percent (5%) of the aggregate proceeds received by the Company from Redwood and the other Selling Stockholders. In addition, at the time we engaged Chardan we issued Chardan 30,000 shares of our restricted common stock, and upon receipt from Redwood and the other Selling Stockholders of aggregate proceeds equal to at least $5 million, we will issue another 30,000 shares of restricted common stock to Chardan.

8

RISK FACTORS

Investing in our shares of common stock is very risky.  Before making an investment decision, you should carefully consider all of the risks described in this prospectus.  If any of the risks discussed in this prospectus actually occur, our business, financial condition and results of operations could be materially and adversely affected, the price of our shares could decline significantly, and you might lose all or a part of your investment.  The risk factors described below are not the only ones that may affect us.  Our forward-looking statements in this prospectus are also subject to the following risks and uncertainties.  In deciding whether to purchase our shares, you should carefully consider the following factors, among others, as well as information contained in this prospectus.

Risks Relating to Our Company

Our business has posted net operating losses since operations began in 2012.

We incurred losses of $1,311,951 and $2,300,196 for the years ended December 31, 2014 and 2013, respectively. Also, as reflected in our most recent interim condensed consolidated financial statements, we incurred a net loss for the most recent three months ended March 31, 2015 of $2,648,809 and a cumulative net loss of $6,405,172 and cash used in operations of $2,582,851, for the three months ended March 31, 2015. The adverse effects of a limited operating history include reduced management visibility into forward sales, marketing costs, and customer acquisition, which could lead to missing targets for achievement of profitability.

We need additional capital to continue operations; if we do not raise additional capital, we will need to curtail or cease operations.

Since our inception, we have financed our operations primarily through the sale of our common stock. As of March 31, 2015, we had approximately $2,200,000 in cash. To execute on our business plan successfully, we will need to raise additional money in the future. Additional financing may not be available on favorable terms, or at all. The exact amount of funds raised, if any, will determine how quickly we can reach profitability on our operations. No assurance can be given that we will be able to raise capital when needed or at all, or that such capital, if available, will be on terms acceptable to us. If we are not able to raise additional capital, we will likely need to curtail or cease operations. Although we have entered into the Financing with Redwood and the other Selling Stockholders, there can be no assurance that we will be successful in drawing any funds down from Redwood or any other Selling Stockholders other than the aggregate $1,500,000 received to date. Other than the Financing, we currently have no commitments for funding. If adequate funds are not available when required, we will need to curtail or cease operations.

We may not be able to effectively manage growth.

The Company expects its growth to place a substantial strain on its managerial, operational and financial resources. The Company cannot assure that it will be able to effectively manage the expansion of its operations, or that its facilities, systems, procedures or controls will be adequate to support its operations. The Company’s inability to manage future growth effectively would have a material adverse effect on its business, financial condition and results of operations.

Our management may not be able to control costs in an effective or timely manner.

The Company’s management has used reasonable efforts to assess, predict and control costs and expenses. However, the Company only has a brief operating history upon which to base those efforts. Implementing our business plan may require more employees, capital equipment, supplies or other expenditure items than management has predicted. Likewise, the cost of compensating employees and consultants or other operating costs may be higher than management’s estimates, which could lead to sustained losses.

The failure to attract and retain key employees could hurt our business, and our management does not have extensive experience in the operation of businesses such as ours.

Our success also depends upon our ability to attract and retain numerous highly qualified employees. Although the Company’s current management team has extensive business background, their experience is in industries unrelated to our business. Management relies heavily on the experience of its employees, most notably its Head of Product Development, Stuart Tomc, who has extensive experience in consumer nutraceutical products. Our failure to attract and retain skilled management and employees may prevent or delay us from pursuing certain opportunities. If we fail to successfully fill many management roles, fail to fully integrate new members of our management team, lose the services of key personnel, or fail to attract additional qualified personnel, it will be significantly more difficult for us to achieve our growth strategies and success.

The commercial success of our products is dependent, in part, on factors outside our control.

The commercial success of our products in development is dependent upon unpredictable and volatile factors beyond our control, such as the success of our competitors’ products. Our failure to attract market acceptance and a sustainable competitive advantage over our competitors would materially harm our business.

9

Until we have developed and launched our products at commercial levels, there is uncertainty of market acceptance and the efficacy of the commercialization strategy.

While we have launched our core products in the marketplace, natural, hemp-based consumer products are new to the marketplace and it is not yet determined whether such products will gain consumer acceptance. Until we have consistent, proven sales, there is uncertainty of product acceptance in the intended markets and our ability to commercialize our products. As with any transformational product, there will be a time before customers embrace the product and recognize its full value. If there are no, or only low levels of, product acceptance and sales, we may have to alter our business plan. As is typical of any new business concept, demand and market acceptance for newly introduced products and services is subject to great uncertainty. Achieving market acceptance will require us to undertake substantial marketing efforts and to make significant expenditures to create awareness of and demand for our products. We have limited marketing experience and limited financial, personnel and other resources to undertake extensive marketing activities. Our efforts will be subject to all of the risks associated with the commercialization of new products, including unanticipated delays, expenses and the evolution of industry standards. There can be no assurance that markets for our products will not be limited, or that our strategies will result in successful product commercialization or in initial or continued market acceptance for our products.

We have a limited customer base.

As previously reported in our Form 8-K filed with the SEC on August 11, 2014, on August 9, 2013 the Company entered into a Non-Exclusive License and Distribution Agreement (the “HempMeds Agreement”) with HempMeds PX, LLC (“HempMeds”), which was effective as of July 1, 2013. HempMeds is a wholly-owned subsidiary of Medical Marijuana, Inc., a stockholder of the Company. On August 11, 2014, we terminated the HempMeds Agreement, which accounted for the substantial majority of our revenues at that time. Since termination of the HempMeds Agreement, we have substantially expanded our customer, revenue and cash flow base. Although we have retained numerous new customers and have been in discussions with multiple other customers, and expect to sign agreements in the near future, there can be no assurance that we will adequately expand our customer base or gain market acceptance of our products. We also may be unable to sell our products at the prices we currently receive from our customers, and if this were to occur it would have a materially negative effect on our financial performance.

Due to controversy over the cannabis plant within the United States, we face challenges getting our products into stores.

Some of our products are intended for ingestion purposes. There are potential significant health benefits to consuming hemp-based products, however, all products derived from the cannabis plant are controversial. Our products contain only trace amounts of THC and are below the legal limit for ingestion within the U.S. However, we anticipate that we may face scrutiny and experience resistance in getting our products into stores due to hesitation by food chains to carry any product even affiliated with the cannabis plant.

The U.S. Food and Drug Administration has recently called into question the legality of products containing CBD sold as dietary supplements.

In a question and answer page (“Q&A Posting”) posted in mid-May 2015 on the U.S. Food and Drug Administration’s (“FDA”) website relating to marijuana products, the FDA indicated that products containing CBD cannot be sold as dietary supplements. The FDA stated that “based on available evidence, FDA has concluded that cannabidiol products are excluded from the dietary supplement definition (the “IND Preclusion”) under Section 201(ff)(3)(B)(ii) of the Federal Food, Drug, and Cosmetic Act” (the “FD&C Act”). Under that provision, if a substance (such as CBD) has been authorized for investigation as a new drug for which substantial clinical investigations have been instituted and for which the existence of such investigations has been made public, the products containing that substance are excluded from the Section 201(ff)(3)(B)(ii) definition of a dietary supplement. There is an exception to the IND Preclusion if the substance was “marketed as” a dietary supplement or as a conventional food before substantial clinical investigations were instituted pursuant to an authorization for investigation of a new drug and made public, as further discussed below; however, based on available evidence, the FDA concluded that this is not the case for cannabidiol. This Q&A Posting by the FDA did not institute any rulemaking procedures or provide an opportunity for public comment in arriving at its conclusion regarding CBD in dietary supplements.

The investigational new drug (“IND”) preclusion language from section 201(ff) of the FD&C Act includes several requirements that must be met for a certain ingredient to be precluded from the definition of a dietary supplement. First, the ingredient must have been authorized by FDA for investigation as a new drug. Next, substantial clinical investigations must have been instituted. These substantial clinical investigations must also be made public. Lastly, all of the above must have occurred prior to the marketing of the ingredient as a dietary supplement or food. That is, all of these conditions must be met before the article can be precluded from the definition of a dietary supplement under section 201(ff)(3)(B)(ii) of the FD&C Act.

The FDA did not provide any information for IND’s that may serve as a basis for its Q&A Posting. In fact, in the Company’s opinion, the FDA failed to follow appropriate rulemaking and notice procedures in issuing its position on CBD in dietary supplements as required by law under the Administration Procedure Act, which requires that FDA give notice of proposed rules, and accept and respond to public comments in finalizing a rule.

Notwithstanding the FDA’s Q&A Posting, it is our opinion, which is broadly shared by the marketplace, that CBD has been marketed as a dietary supplement prior to commencement and public notice of any substantial clinical investigations instituted on CBD, as the investigations that were publicized were not substantial as they were limited in number and preliminary in nature, thereby rendering the IND Preclusion inapplicable.

10

There is limited availability of clinical studies.

Although industrial hemp has a long history of human consumption, and the Company believes all of its products to be safe when taken as directed by the Company, there is little long-term experience with human consumption of certain of these innovative product ingredients or combinations thereof in concentrated form. Although the Company performs research and/or tests the formulation and production of its products, there is limited clinical data regarding the safety and benefits of ingesting industrial hemp-based products. Any instance of illness or negative side effects of ingesting industrial hemp-based products would have a material adverse effect on our business and operations.

We face substantial risk of product liability claims and potential adverse product publicity.

Like any other retailer, distributor or manufacturer of products that are designed to be ingested, we face an inherent risk of exposure to product liability claims in the event that the use of our products results in injury. In the event we do not have adequate insurance or contractual indemnification, product liability claims could have a material adverse effect on the Company. The Company is not currently a named defendant in any product liability lawsuit; however, other manufacturers and distributors of nutritional supplements currently are or have been named as defendants in such lawsuits. The successful assertion or settlement of any uninsured claim, a significant number of insured claims, or a claim exceeding the Company's insurance coverage could have a material adverse effect on the Company.

Government regulation of cannabis and hemp is constantly evolving, and unfavorable developments could have an adverse effect on our operating results.

Any changes in laws or regulations relating to cannabis and hemp could adversely affect our business, results of operations and our business prospects.

Our raw industrial hemp oil will be transported from overseas into the United States and any number of problems may arise during the transport.

Due to the fact that hemp is not allowed federally to be grown on American soil except in certain limited situations, it must be transported from overseas, through the use of cargo ships and aircraft. This includes any number of inherent risks involved in travel. These are unlikely scenarios but the transport vessel may lose its cargo overboard, may be lost, or other factors may cause loss of or damage to the products. If our competitors are able to deliver products when we cannot, our reputation may be damaged and we may lose customers to our competitors.

Loss of key contracts with our suppliers, renegotiation of such agreements on less favorable terms or other actions these third parties may take could harm our business.

Most of our agreements with suppliers of our industrial hemp, including our key supplier contract, are short term. The loss of these agreements, or the renegotiation of these agreements on less favorable economic or other terms, could limit our ability to procure raw material to manufacture our products. This could negatively affect our ability to meet consumer demand for our products. Upon expiration or termination of these agreements, our competitors may be able to secure industrial hemp from our existing suppliers which will put the company at a competitive disadvantage in the market.

Risk of limited supply sources; dependence on foreign suppliers.

The Company believes that its continued success will depend upon the availability of raw materials that permit the Company to meet its labeling claims and quality control standards. The supply of our industrial hemp is subject to the same risks normally associated with agricultural production, such as climactic conditions, insect infestations and availability of manual labor or equipment for harvesting. Any significant delay in or disruption of the supply of raw materials could substantially increase the cost of such materials, could require product reformulations, the qualification of new suppliers and repackaging and could result in a substantial reduction or termination by the Company of its sales of certain products, any of which could have a material adverse effect upon the Company. Accordingly, there can be no assurance that the disruption of the Company's supply sources will not have a material adverse effect on the Company.

Pursuant to applicable law, 100% of our raw product originates outside of the United States. The Company's business is therefore subject to the risks generally associated with doing business outside the United States, such as delays in shipments, embargoes, changes in economic and political conditions, tariffs, foreign exchange rates and trade disputes. The Company's business is also subject to the risks associated with the enactment of United States and foreign legislation and regulations relating to imports and exports, including quotas, duties, taxes or other charges or restrictions that could be imposed upon the importation of products into the United States. Such risks are further enhanced by the nature and regulation of industrial hemp, which contains trace amounts of THC, which is a Schedule I controlled substance under federal law.

11

We operate in a highly competitive environment, and if we are unable to compete with our competitors, our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected.

We operate in a highly competitive environment. Our competition includes all other companies that are in the business of distributing or reselling hemp-based products for personal use or consumption. A highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

We expect our quarterly financial results to fluctuate.

We expect our net sales and operating results to vary significantly from quarter to quarter due to a number of factors, including changes in:

•	Demand for our products;
•	Our ability to obtain and retain existing customers or encourage repeat purchases;
•	Our ability to manage our product inventory;
•	General economic conditions, both domestically and in foreign markets;
•	Advertising and other marketing costs; and
•	Costs of creating and expanding product lines.

As a result of the variability of these and other factors, our operating results in future quarters may be below the expectations of our stockholders.

We currently are involved in litigation, and our Chief Executive Officer is involved in litigation.

On March 8, 2008, Far West Industries (“Far West”) sued Michael J. Mona, Jr., President and Chief Executive Officer of the Company and others for damages resulting from fraud arising out of a land transaction in California (the “California Action”). On February 23, 2012, a judgment was entered in the California Action in favor of Far West against Mr. Mona and others in the amount of $17,777,562. On October 18, 2012, the judgment in the California Action was domesticated in Nevada and enforcement proceedings commenced including, but not limited to an examination of Mr. Mona as a judgment debtor, and garnishments of various accounts belonging to Mr. Mona. During the period, Mr. Mona loaned $3,000,000 to Roen Ventures, LLC, a Nevada limited liability company (“Roen Ventures”), which was subsequently loaned to the Company. The suit alleges that the loan transactions were intended to prejudice creditors like Far West by concealing and wasting assets that would otherwise be available to satisfy the judgment that Far West has against Mr. Mona. Pursuant to a Second Amendment Complaint filed by Far West Industries on February 20, 2014, the Company was added as a defendant to the suit. On March 17, 2014, the Company was served with a complaint from Far West Industries. In summary, Far West alleged that the Company is in possession of funds as a result of an allegedly fraudulent transfer between Mr. Mona, Roen Ventures, and the Company. On May 13, 2014, a motion to dismiss filed by the Company was granted and thus, the Company is no longer be a defendant in the lawsuit. Although Far West’s counsel thereafter filed a Third Amended Complaint which improperly sought to re-name the Company as a defendant, on October 16, 2014, Far West filed a dismissal of the Company after the Company threatened to bring a motion for sanctions for violating the Court order of May 13, 2014. Accordingly, the Company has been formally dismissed from the action. Mr. Mona remains a defendant in the proceeding.

On April 23, 2014, Tanya Sallustro filed a purported class action complaint (the “Complaint”) in the Southern District of New York (the “Court”) alleging securities fraud and related claims against the Company and certain of its officers and directors and seeking compensatory damages including litigation costs. Ms. Sallustro alleges that between March 18-31, 2014, she purchased 325 shares of the Company’s common stock for a total investment of $15,791. The Complaint refers to Current Reports on Form 8-K and Current Reports on Form 8-K/A filings made by the Company on April 3, 2014 and April 14, 2014, in which the Company amended previously disclosed sales (sales originally stated at $1,275,000 were restated to $1,082,375 - reduction of $192,625) and restated goodwill as $1,855,512 (previously reported at net zero). Additionally, the Complaint states after the filing of the Company’s Current Report on Form 8-K on April 3, 2014 and the following press release, the Company’s stock price “fell $7.30 per share, or more than 20%, to close at $25.30 per share.” Subsequent to the filing of the Complaint, six different individuals filed a motion asking to be designated the lead plaintiff in the litigation. The Court scheduled a hearing on August 14, 2014 to consider the motions for designation as lead plaintiff. The other individuals seeking lead plaintiff designation were: Wayne Chesner; Anamaria Schelling; Mark Williams; Otilda LaMont; Jane Ish and Steve Schuck. After a hearing held on August 14, 2014, the Court took the matter under submission. On March 19, 2015, the Court issued a ruling appointing Steve Schuck as lead plaintiff and setting an initial pre-trial conference for June 25, 2015. The Court later removed this pre-trial conference from the calendar because counsel for the lead plaintiff elected to file an amended consolidated complaint. The Court set a deadline of August 24, 2015, for the filing of the amended consolidated complaint. As such, the Company has not yet answered the Complaint but management intends to vigorously defend the allegations.

On March 17, 2015, stockholder Michael Ruth filed a shareholder derivative suit in Nevada District Court alleging two causes of action: 1) Breach of Fiduciary Duty, and 2) “Gross Mismanagement.” The claims are premised on the same event as the already-pending securities class action case in New York discussed above– it is alleged that the Form 8-K filings misstated goodwill and sales of the Company, which when corrected, lead to a significant drop in stock price. The Company filed a motion to dismiss the suit on June 29, 2015.  Instead of opposing the Company’s motion, Mr. Ruth filed an amended complaint on July 20, 2015.  The Company intends to vigorously defend the allegations.

12

Conflicts of Interest.

One of our board members, Bart Mackay, individually and by and through wholly-owned entities owns 8,505,890 shares, representing 24.20% of our issued and outstanding shares.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protection against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, requires the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

Because the majority of our directors are not independent directors, we do not currently have independent audit or compensation committees. As a result, the directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

We do not have committees of the board of directors other than a Compensation Committee, and do not have a financial expert on the board of directors.

We do not presently have a separately constituted audit committee, nominating committee, executive committee or any other committees of our Board of Directors other than a Compensation Committee. Nor do we have an audit committee or financial expert. Management has determined not to establish an audit committee at present because our limited resources and limited operating activities do not warrant the formation of an audit committee or the expense of doing so. As such, our entire Board of Directors acts as our audit committee. We do not have a financial expert serving on the Board of Directors based on management’s belief that the cost of obtaining the services of a person who meets the criteria for a financial expert under Section 407 of the Sarbanes-Oxley Act of 2002 and Item 407(d) of Regulation S-K is beyond our limited financial resources and the financial skills of such an expert are simply not required or necessary for us to maintain effective internal controls and procedures for financial reporting in light of the limited scope and simplicity of accounting issues raised in our financial statements at this stage of our development.

We are the subject of an informal request for documents and information from the SEC.

On or about November 24, 2014, the Company received a subpoena from the SEC requesting certain documents and information and we are fully cooperating with these requests. There has been no allegation of wrongdoing nor has there been any indication that any formal legal action will be pursued against the Company. We are confident that the SEC will be satisfied with the documents and information provided and that no formal legal action will be initiated. However, there can be no assurances that our expectations will be met.

We are subject to the reporting requirements of U.S. federal securities laws, which can be expensive.

We are subject to the information and reporting requirements of the Exchange Act and other federal securities laws, including compliance with the Sarbanes-Oxley Act. The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited financial statements to stockholders will cause our expenses to be higher than they would be if we had remained privately-held. In addition, it may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal controls and other finance personnel in order to develop and implement appropriate internal controls and reporting procedures.

13

Our ability to use our net operating loss carryforwards and certain other tax attributes may be limited.

At December 31, 2014, we had federal net operating loss carryforwards of approximately $2,753,000 and tax credit carryforwards of approximately $27,000. At December 31, 2014, we had state net operating loss carryforwards of approximately $2,522,000 and tax credit carryforwards of approximately of $11,000. Under Section 382/383 of the Internal Revenue Code of 1986, as amended, or the Code, if a corporation undergoes an “ownership change,” the corporation’s ability to use its pre-change net operating loss carryforwards and other pre-change tax attributes, such as research tax credits, to offset its post-change income may be limited. In general, an “ownership change” will occur if there is a cumulative change in our ownership by “5-percent shareholders” that exceeds 50 percentage points over a rolling three-year period. Similar rules may apply under state tax laws. As a result of prior equity issuances and other transactions in our stock, we have previously experienced “ownership changes” under section 382 of the Code and comparable state tax laws. We may also experience ownership changes in the future as a result of this issuance or future transactions in our stock. As a result, if we earn net taxable income, our ability to use our pre-change net operating loss carryforwards or other pre-change tax attributes to offset United States federal and state taxable income is subject to limitations.

Breaches of our cybersecurity systems could degrade our ability to conduct our business operations and deliver products and services to our customers, delay our ability to recognize revenue, compromise the integrity of our software products, result in significant data losses and the theft of our intellectual property, damage our reputation, expose us to liability to third parties and require us to incur significant additional costs to maintain the security of our networks and data.

We increasingly depend upon our IT systems to conduct virtually all of our business operations, ranging from our internal operations and product development activities to our marketing and sales efforts and communications with our customers and business partners. Computer programmers may attempt to penetrate our network security, or that of our website, and misappropriate our proprietary information or cause interruptions of our service. Because the techniques used by such computer programmers to access or sabotage networks change frequently and may not be recognized until launched against a target, we may be unable to anticipate these techniques. In addition, sophisticated hardware and operating system software and applications that we produce or procure from third parties may contain defects in design or manufacture, including “bugs” and other problems that could unexpectedly interfere with the operation of the system. We have also outsourced a number of our business functions to third-party contractors, including our manufacturers and logistics providers, and our business operations also depend, in part, on the success of our contractors’ own cybersecurity measures. Similarly, we rely upon distributors, resellers and system integrators to sell our products and our sales operations depend, in part, on the reliability of their cybersecurity measures. Additionally, we depend upon our employees to appropriately handle confidential data and deploy our IT resources in safe and secure fashion that does not expose our network systems to security breaches and the loss of data. Accordingly, if our cybersecurity systems and those of our contractors fail to protect against unauthorized access, sophisticated cyberattacks and the mishandling of data by our employees and contractors, our ability to conduct our business effectively could be damaged in a number of ways, including:

We may incur significant costs and require significant management resources to evaluate our internal control over financial reporting as required under Section 404 of the Sarbanes-Oxley Act, and any failure to comply or any adverse result from such evaluation may have an adverse effect on our stock price.

As a smaller reporting company, as defined in Rule 12b-2 under the Exchange Act, we are required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”). Section 404 requires us to include an internal control report with the Annual Report on Form 10-K. This report must include management’s assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year. This report must also include disclosure of any material weaknesses in internal control over financial reporting that we have identified. Failure to comply, or any adverse results from such evaluation could result in a loss of investor confidence in our financial reports and have an adverse effect on the trading price of our equity securities. Management believes that its internal controls and procedures are currently not effective to detect the inappropriate application of U.S. GAAP rules. Management realizes there are deficiencies in the design or operation of our internal control that adversely affect our internal controls which management considers to be material weaknesses including those described below:

i) We have insufficient quantity of dedicated resources and experienced personnel involved in reviewing and designing internal controls. As a result, a material misstatement of the interim and annual financial statements could occur and not be prevented or detected on a timely basis.

ii) We do not have an audit committee or an independent audit committee financial expert. While not being legally obligated to have an audit committee or independent audit committee financial expert, it is the management’s view that to have an audit committee, comprised of independent board members, and an independent audit committee financial expert is an important entity-level control over our financial statements.

iii) We did not perform an entity level risk assessment to evaluate the implication of relevant risks on financial reporting, including the impact of potential fraud related risks and the risks related to non-routine transactions, if any, on our internal control over financial reporting. Lack of an entity-level risk assessment constituted an internal control design deficiency which resulted in more than a remote likelihood that a material error would not have been prevented or detected, and constituted a material weakness.

iv) We have not yet adopted the 2013 version of the Committee of Sponsoring Organizations of the Treadway Commission (COSO) Internal Control-Integrated Framework (the “2013 COSO Framework”).

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For the material weakness identified in (i), we plan to remediate this material weakness in the next twelve (12) months by considering the hiring one or two additional accounting personnel with the knowledge to design, implement and review internal controls. For the material weakness identified in (ii), we are in the process of identifying additional independent directors to serve on our board and an Audit Committee with an objective to have this process completed before the end of our fiscal year ending December 31, 2015. We will need to analyze the costs of such additional independent directors in accordance with current market and industry practices. For the material weakness identified in (iii), we plan to remediate this material weakness by working with our legal counsel over the next 18 months to develop and perform periodic entity level risk assessments. For the material weakness identified in (iv), the Company is in the process of integrating the 2013 COSO Framework in order to remediate this material weakness. Achieving continued compliance with Section 404 may require us to incur significant costs and expend significant time and management resources. We cannot assure you that we will be able to fully comply with Section 404 or that we would be able to conclude that our internal control over financial reporting is effective at fiscal year end. As a result, investors could lose confidence in our reported financial information, which could have an adverse effect on the trading price of our securities, as well as subject us to civil or criminal investigations and penalties.

Risks Related to the Financing and our Common Stock

We are registering an aggregate of 29,738,562 shares of common stock pursuant to the Financing. The sale of such shares could depress the market price of our common stock.

As of the date of this prospectus, Redwood and the other Selling Stockholders have funded a total of $1,500,000 in the Financing. If Redwood funds each of the tranche investments in the Financing totaling $6,500,000 and holds the Notes until maturity, after taking into consideration interest accruing on the Notes and the Original Issue Discount, the total amount repaid through cash or stock could exceed $7,280,000 (assuming no events of default occur). If this entire balance is paid by the Company in stock to satisfy its amortization payment obligations, based on the Amortization Conversion Price calculated as of the Closing we would have to issue to Redwood and the other Selling Stockholders 11,895,425 shares in satisfaction of our obligations under the Financing; provided, however, that if the daily dollar volume of our common stock for the 20-day period prior to conversion is less than $50,000, the conversion price shall be 60% of the lowest traded price in the 30 days prior to conversion. As of July 30, 2015, there were 35,141,666 shares of our common stock issued and outstanding. The sale of these shares into the public market by Redwood and the other Selling Stockholders could depress the market price of our common stock.

The number of shares issuable by the Company on conversion of the Notes or upon payment of amortization obligations in stock is dependent on the conversion price applicable at the time of issuance. If the price of our stock declines in value, we will be obligated to issue more shares to Redwood and the other Selling Stockholders, which would have a further dilutive effect on our stock which could depress the market price of our common stock. As such, we are registering an aggregate of 29,738,562 shares of our common stock, or two and a half times the number of shares that would be issuable if the entire $7,280,000 is paid by the Company in stock to satisfy its amortization payment obligations based upon the Amortization Conversion Price calculated based on $1.01 per share, which is the closing price of our stock on July 17, 2015. Although we will be obligated to issue more shares if our stock price decreases, we do not anticipate we will be required to issue all of the shares registered pursuant to the Financing. However, this cannot be assured.

Redwood and the other Selling Stockholders will pay less than the then-prevailing market price for our common stock.

The common stock to be issued to Redwood and the other Selling Stockholders upon conversion of the Notes will be priced, in the best case scenario to the Company, at a price equal to the lowest daily VWAP in the fifteen (15) trading days prior to the Closing Date ($1.46 per share). If the Company makes its amortization payment obligations in stock, the shares issued by the Company will be priced at a 30% discount to the lowest VWAP for the fifteen (15) trading days prior to payment. If an Event of Default has occurred or if the average daily dollar volume of the Company’s common stock for the twenty (20) trading days prior to payment is less than $50,000, the shares issued by the Company will be priced at a 40% discount to the lowest traded price in the thirty (30) days prior to payment.

Redwood and the other Selling Stockholders have a financial incentive to sell our common stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If Redwood and the other Selling Stockholders sell the shares, the price of our common stock could decrease. If our stock price decreases, Redwood and the other Selling Stockholders may have a further incentive to sell the shares of our common stock that they hold. These sales may put further downward pressure on our stock price.

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The market for small-cap stocks has experienced numerous frauds and abuses, which could adversely affect investors in our stock.

We believe that the market for small-cap stocks has suffered from patterns of fraud and abuse. Such patterns include:

•	control of the market for the security by one or a few broker-dealers;
•	manipulation of prices through prearranged matching of purchases and sales and false and misleading statements made by parties unrelated to the issuer;
•	“boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;
•	excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and
•	wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

We believe that many of these abuses have occurred with respect to the promotion of low price stock companies that lacked experienced management, adequate financial resources, an adequate business plan and/or marketable and successful business or product.

Our controlling stockholders may take actions that conflict with your interests.

Certain of our officers and directors beneficially own 30.45% of our outstanding common stock as of the date hereof. Our officers and directors will be able to exercise control over all matters requiring stockholder approval, including the election of directors, amendment of our certificate of incorporation and approval of significant corporate transactions, and they will have significant control over our management and policies. The directors elected by these stockholders will be able to influence decisions affecting our capital structure significantly. As reported in the Company’s Current Report on Form 8-K filed with the SEC on July 20, 2015, and as further described below in the subsection “Description of Business – Standstill Agreement”, the Company and certain individuals and entities entered into a Standstill Agreement, pursuant to which these parties agreed to vote an aggregate of 7,575,836 shares in favor of certain actions and proposals submitted by the Company’s Board of Directors. This control may have the effect of delaying or preventing changes in control or changes in management, or limiting the ability of our other stockholders to approve transactions that they may deem to be in their best interest. For example, our controlling stockholders will be able to control the sale or other disposition of our operating businesses and subsidiaries to another entity.

The market price for our common stock is particularly volatile given our status as a company that is in the business of sourcing, supplying and selling cannabidiol and cannabidiol products, which could lead to wide fluctuations in our share price. The price at which you purchase our common stock may not be indicative of the price that will prevail in the trading market.

The market for our common stock is characterized by significant price volatility when compared to other issuers, and we expect that our share price will continue to be more volatile than other issuers for the indefinite future. In fact, during the period from July 15, 2014 until July 15, 2015, the high and low sale prices of a share of our common stock were $7.55 and $1.01, respectively. The volatility in our share price is attributable to a number of factors. First, as noted above, stocks of companies in the cannabis/hemp industry are more volatile than other companies. As a consequence of this and the trading of relatively small quantities of shares by our stockholders, trading of a small amount of shares may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of shares of our common stock are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price.

Secondly, we are a speculative or “risky” investment due to our industry, limited operating history and lack of meaningful revenues and profits to date, and uncertainty of future market acceptance for our products and services. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer.

You may be unable to sell your common stock at or above your purchase price, which may result in substantial losses to you.

The following factors may add to the volatility in the price of our common stock: uncertainty regarding the amount and price of sales of our common stock to Redwood and the other Selling Stockholders under the Financing; actual or anticipated variations in our quarterly or annual operating results; government regulations; and our capital commitments. Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time, including as to whether our common stock will sustain its current market price, or as to what effect that the sale of shares or the availability of common stock for sale at any time will have on the prevailing market price.

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FINRA sales practice requirements may also limit a shareholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Shares eligible for future sale by our current stockholders may adversely affect our stock price.

To date, we have had a limited trading volume in our common stock. As long as this condition continues, the sale of a significant number of shares of common stock at any particular time could be difficult to achieve at the market prices prevailing immediately before such shares are offered. In addition, sales of substantial amounts of common stock, including shares issued upon the exercise of outstanding options and shares that are currently restricted, under Rule 144 or otherwise, could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital at that time through the sale of our securities.

We entered into the Financing on May 19, 2015 with Redwood. The perceived risk of dilution from issuance of our common stock to Redwood and the other Selling Stockholders in connection with the Financing may cause holders of our common stock to sell their shares, or it may encourage short selling by market participants, which could contribute to a decline in our stock price. The Registration Rights Agreement entered into in connection with the Financing requires that we use commercially reasonable efforts to ensure that the Registration Statement in connection with the Financing remains effective for the term of such agreement. Our ability to draw down $4,500,000 of the total $6,500,000 in funds requires the effectiveness of and the ability to use the Registration Statement that we filed registering the resale of any shares issuable to Redwood and the other Selling Stockholders under the Financing.

The issuance of additional stock in connection with financings, acquisitions, investments, our stock incentive plans or otherwise will dilute all other stockholders.

Our certificate of incorporation authorizes us to issue up to 190,000,000 shares of common stock and up to 10,000,000 shares of preferred stock with such rights and preferences as may be determined by our board of directors. Subject to compliance with applicable rules and regulations, we may issue our shares of common stock or securities convertible into our common stock from time to time in connection with a financing, acquisition, investment, or otherwise. We may from time to time issue additional shares of common stock at a discount from the then market price of our common stock. Any issuance of stock could result in substantial dilution to our existing stockholders and cause the market price of our common stock to decline.

The Amended and Restated 2013 CannaVest Equity Incentive Plan (the “Plan”), approved by the stockholders on July 23, 2014, provides for the granting of stock options, restricted stock awards, restricted stock units, stock bonus awards and performance-based awards. Under the Plan, the Company may grant up to 10,000,000 new shares. As of July 20, 2015, the Company had 3,460,000 of authorized unissued shares reserved and available. In order to attract and retain the talent necessary for the Company’s success, the Compensation Committee of the Board of Directors intends to issue additional stock options and other stock awards, and the Company will need to increase the number of shares authorized under the Plan. Issuance of stock awards under the Plan, and the exercise of stock options and other derivative securities under the Plan will result in dilution to our existing stockholders and cause the market price of our common stock to decline.

Our directors have the right to authorize the issuance of shares of our preferred stock and additional shares of our common stock.

Our directors, within the limitations and restrictions contained in our certificate of incorporation and without further action by our stockholders, have the authority to issue shares of preferred stock from time to time in one or more series and to fix the number of shares and the relative rights, conversion rights, voting rights, and terms of redemption, liquidation preferences and any other preferences, special rights and qualifications of any such series. While we have no intention of issuing shares of preferred stock at the present time, we continue to seek to raise capital through the sale of our securities and may issue shares of preferred stock in connection with a particular investment. Any issuance of shares of preferred stock could adversely affect the rights of holders of our common stock. Should we issue additional shares of our common stock at a later time, each investor’s ownership interest in our stock would be proportionally reduced.

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Our stock is thinly traded, so you may be unable to sell at or near ask prices or at all.

The shares of our common stock are traded on the Over the Counter Bulletin Board. Shares of our common stock are thinly-traded, meaning that the number of persons interested in purchasing our common shares at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including:

•	we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume; and

•	stock analysts, stock brokers and institutional investors may be risk-averse and be reluctant to follow an unproven, early stage company such as ours or purchase or recommend the purchase of our shares until such time as we become more seasoned and viable.

As a consequence, our stock price may not reflect an actual or perceived value. Also, there may be periods of several days or more when trading activity in our shares is minimal, as compared to a seasoned issuer that has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. A broader or more active public trading market for our common shares may not develop or if developed, may not be sustained. Due to these conditions, you may not be able to sell your shares at or near ask prices or at all if you need money or otherwise desire to liquidate your shares.

We do not intend to pay dividends and there will thus be fewer ways in which you can make a gain on your investment.

We have never paid any cash or stock dividends and we do not intend to pay any dividends for the foreseeable future. To the extent that we may require additional funding currently not provided for in our financing plan, our funding sources may prohibit the declaration of dividends. Because we do not intend to pay dividends, any gain on your investment will need to result from an appreciation in the price of our common stock. There will therefore be fewer ways in which you can make a gain on your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements. All statements, other than statements of historical fact, contained in this prospectus constitute forward-looking statements.  In some cases, you can identify forward-looking statements by terms such as “may,” “intend,” “might,” “will,” “should,” “could,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “project,” “potential,” or the negative of these terms and similar expressions intended to identify forward-looking statements.

Forward-looking statements are based on assumptions and estimates and are subject to risks and uncertainties. We have identified in this prospectus some of the factors that may cause actual results to differ materially from those expressed or assumed in any of our forward-looking statements. There may be other factors not so identified. You should not place undue reliance on our forward-looking statements. As you read this prospectus, you should understand that these statements are not guarantees of performance or results. Further, any forward-looking statement speaks only as of the date on which it is made and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated events or circumstances. New factors emerge from time to time that may cause our business not to develop as we expect and it is not possible for us to predict all of them. Factors that may cause actual results to differ materially from those expressed or implied by our forward-looking statements include, but are not limited to, those described under the heading “Risk Factors” beginning on page 9.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock offered by Redwood and the other Selling Stockholders pursuant to this prospectus. However, we will receive proceeds from the issuance of Notes to Redwood and the other Selling Stockholders pursuant to the Financing. The proceeds from our issuance of Notes will be used for working capital that will include inventory purchases and accounts receivable financing; and also for general corporate expenses that will include increased investment in employee headcount, increased marketing expense related to national product rollout and investment in technology systems.

We propose to expend these proceeds as follows:

	Proceeds if $1.5 million is received in the Financing	Proceeds if $6.5 million is received in the Financing

Gross proceeds	$1,500,000	$6,500,000
Offering expenses:
Broker-Dealer commissions	75,000	325,000
Legal fees	100,000	100,000
Accounting and auditing fees	15,000	15,000
Miscellaneous fees (1)	5,000	5,000
Total offering expenses	195,000	445,000
Net proceeds	$1,305,000	$6,055,000
		–
Use of proceeds:
Inventory purchases	$1,000,000	$5,000,000
General working capital needs (2)	200,00	750,000
Operating reserve	105,000	305,000
Total use of proceeds	$1,305,000	$6,055,000

____________

(1)	Miscellaneous fees include securities fees, transfer agent fees and other miscellaneous expense.
(2)	General working capital needs consists primarily of accounts receivable financing and infrastructure investment.

We expect to use the net proceeds received from Redwood and the other Selling Stockholders under the Financing for working capital and general corporate needs as detailed above.

SELLING SECURITY HOLDERS

The following table details the name of the Selling Stockholders, the number of shares owned by such Selling Stockholder and the number of shares that may be offered by such Selling Stockholder for resale under this prospectus. Redwood and the other Selling Stockholders may sell any number of shares of our common stock which are issuable upon conversion of amounts due under the Notes. Because Redwood and the other Selling Stockholders may offer all, some or none of the shares they hold, and because, based upon information provided to us, there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, no definitive estimate as to the number of shares that will be held by Redwood and the other Selling Stockholders after the offering can be provided. The following table has been prepared on the assumption that the entire 29,738,562 shares are issued to Redwood and the other Selling Stockholders and that all shares offered under this prospectus will be sold to parties unaffiliated with Redwood and the other Selling Stockholders. The following table is based on 35,141,666 shares outstanding as of July 30, 2015.

Name of selling security holders	Number of shares owned before this offering	Number of shares to be offered for sale	Number of shares to be owned after the offering is complete(1)	Percentage owned after the offering is complete
Redwood Management, LLC	0	Up to 27,171,895	27,171,895	41.88%
BOU Trust	0	Up to 233,333	233,333	0.36%
Old Main Capital, LLC	0	Up to 2,099,999(2)	2,099,999(2)	3.24%
Blue Marina Investments	0	Up to 233,333	233,333	0.36%

____________

(1)	We have assumed that all shares registered for sale under this prospectus will be sold, but there is no obligation on the part of the selling stockholders to sell all of our shares offered by this prospectus and we do not anticipate that we will in fact issue all such shares as detailed below in the section entitled “Plan of Distribution”.
(2)	Redwood has informed the Company that it previously entered into an additional Assignment Agreement with Old Main Capital, LLC pursuant to which Redwood assignment $255,000 of the outstanding amount under the Notes previously issued by the Company to Redwood to Old Main Capital, LLC.

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PLAN OF DISTRIBUTION

This prospectus includes up to 29,738,562 shares of our common stock offered by the selling stockholders. As discussed above in the subsection entitled “Risk Factors - Risks Related to the Financing and our Common Stock”, we are registering two and a half times the number of shares that would be issuable if the entire $7,280,000 balance (which is calculated assuming Redwood funds each of the tranche investments in the Financing totaling $6,500,000 and holds each of the applicable Notes until maturity, after taking into consideration interest accruing on the Notes and the Original Issue Discount) is paid by the Company in stock to satisfy its amortization payment obligations based upon the Amortization Conversion Price calculated as of the Closing, to ensure that an adequate number of shares are registered given that the Amortization Conversion Price is variable, however, we do not expect to need to issue this quantity of shares.

The selling stockholders and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the OTC Bulletin Board or any other stock exchange, market or trading facility on which our shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders or its pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that the selling stockholders will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, such selling stockholders. Redwood and the other Selling Stockholders are, and any brokers, dealers or agents, upon affecting the sale of any of the shares offered in this prospectus, may be deemed to be, “underwriters” as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations under such acts.  Any commissions received by underwriters and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are paying all fees and expenses incident to the registration of the shares, but excluding brokerage commissions or underwriter discounts. The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. The selling stockholders have not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholders may pledge their respective shares to their respective brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such persons. In the event that a selling stockholder is deemed affiliated with purchasers or distribution participants within the meaning of Regulation M, then the selling stockholder will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sales, Redwood and the other Selling Stockholders may engage in the purchase or sale, long and/or short, of our securities or engage in trading of “derivative” securities based on securities issued by the Company.

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We have agreed to indemnify Redwood, or its transferees or assignees (including the other Selling Stockholders), against certain liabilities, including liabilities under the Securities Act, or to contribute to payments Redwood or its pledgees, donees, transferees or other successors in interest (including the other Selling Stockholders), may be required to make in respect of such liabilities.

We agreed to use our commercially reasonable efforts to keep this prospectus effective until the earlier of the date on which (i) Redwood (and the other Selling Stockholders) have sold all of the shares of our common stock issued or issuable pursuant to the SPA and/or the conversion of the Notes; or (ii) Redwood (and the other Selling Stockholders) have no right to acquire any additional shares of our common stock pursuant to the SPA and/or the conversion of the Notes.

DESCRIPTION OF SECURITIES TO BE REGISTERED

We are authorized to issue 190,000,000 shares of common stock, $0.0001 par value per share, and 10,000,000 shares of undesignated preferred stock, $0.0001 par value per share. As of July 30, 2015, there were 35,141,666 shares of common stock issued and outstanding and no shares of preferred stock issued or outstanding.

Common Stock

Holders of our common stock are entitled to receive dividends out of legally available assets at such times and in such amounts as our Board of Directors may from time to time determine. Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. Our common stock does not currently have cumulative voting rights, and, as such, cumulative voting for the election of directors is not currently authorized. Our Board of Directors is not currently classified.

Our common stock is not subject to conversion or redemption or any sinking fund provisions and holders of common stock are not entitled to preemptive rights. Upon the liquidation, dissolution or winding up of our company, the remaining assets legally available for distribution to stockholders, after payment of claims or creditors and payment of liquidation preferences, if any, on outstanding shares or any class of securities having preference over the common stock, are distributable ratably among the holders of common stock and any participating class of securities having preference over the common stock at that time. Each outstanding share of common stock is fully paid and non-assessable.

Preferred Stock

Our Board of Directors is authorized, subject to limitations imposed by Delaware law, to issue up to a total of 10,000,000 shares of preferred stock in one or more series, without stockholder approval. Our Board of Directors is authorized to establish from time to time the number of shares to be included in each series of preferred stock, and to fix the rights, preferences and privileges of the shares of each series of preferred stock and any of its qualifications, limitations or restrictions. Our Board of Directors can also increase or decrease the number of shares of any series of preferred Stock, but not below the number of shares of that series of preferred stock then outstanding, without any further vote or action by the stockholders.

Anti-Takeover Effects or Provisions of Our Certificate of Incorporation, our Bylaws and Delaware Law

Some provisions of Delaware law and our certificate of incorporation and our bylaws contain provisions that could make the following transactions more difficult: acquisition of us by means of a tender offer or acquisition of us by means of a proxy contest or otherwise. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits persons deemed “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, such as discouraging takeover attempts that might result in a premium over the market price of our common stock.

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Undesignated Preferred Stock

The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our Company.

The provisions of the Delaware General Corporation Law, our certificate of incorporation and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

DESCRIPTION OF BUSINESS

Overview

We are in the business of developing, producing, marketing and selling end consumer products to the nutraceutical industry containing the hemp plant extract CBD, and reselling to third parties raw product acquired by us pursuant to our supply relationships in Europe. We seek to take advantage of an emerging worldwide trend to re-energize the production of industrial hemp and to foster its many uses for consumers. CBD is derived from hemp stalk and seed.

Our operations initially consisted of supplying our raw product to third parties. However in the third quarter of 2013, we launched our first consumer products, which included tinctures and capsules under our Cibdex™ brand, and beauty products under our Cibaderm™ brand. During 2014, we launched PlusCBD™, our new brand that includes: oil, capsules, drops, CBD powder, water soluble CBD, various dietary supplements and beauty products. We expect to continue to add new products to our PlusCBD™ portfolio to enhance our line of CBD and hemp-related consumer products.

We expect to realize revenue to fund our working capital needs through the sale of raw and finished products to third parties. However, we cannot be assured that our working capital needs to develop, launch, market and sell our products will be met through the sale of raw and finished products to third parties. If not, we may not be able to maintain profitable operations. If we are unable to maintain profitable operations sufficient to fund our business, we would need to raise additional capital through either the issuance of equity, acquisition of debt or sale of a segment of our operations in the future. In the event we are unable to maintain profitable operations or raise sufficient additional capital, our ability to continue as a going concern would be in jeopardy and investors could lose all of their investment in the Company.

History

We were incorporated under the name Foreclosure Solutions, Inc. in the State of Texas on December 9, 2010. We were incorporated with the intention to commence operations in the business of selling realtor services to prospective homebuyers interested in foreclosed residential properties. We were not able to secure financing for this business plan and have consequently experienced a change of control and a change of business focus. On November 16, 2012, Mai Dun Limited, LLC, Mercia Holdings, LLC, General Hemp, LLC and Bamburgh Holdings, LLC (the “Buyers”), acquired a total of 6,979,900 shares of our common stock in a series of private transactions. Upon consummation of the transactions, the Buyers collectively acquired 99.7% of our total issued and outstanding shares of common stock. On January 29, 2013, concurrent with the closing of the purchase of assets from PhytoSPHERE Systems, LLC, a Delaware limited liability company (“PhytoSPHERE), as further described below, the Company changed its name to CannaVEST Corp. and began operating under its current business model.

On July 25, 2013, the Company’s predecessor, CannaVEST Corp., a Texas corporation (“CannaVEST Texas”), merged with the Company, a wholly-owned Delaware subsidiary of CannaVEST Texas, to effectuate a change in the Company’s state of incorporation from Texas to Delaware.

Current Operations

We currently manufacture, market, and sell products containing hemp-derived CBD. Hemp-derived CBD is one of at least 80 cannabinoids found in hemp, and is non-psychoactive. It has been shown, in clinical settings, to not only promote overall wellness, but also to potentially treat a wide array of conditions. Dr. Sanjay Gupta’s CNN documentary, WEED, was just the latest in an explosion of mainstream media attention to the therapeutic potential of CBD. We are already capitalizing on this exposure by offering safe, legal CBD from industrial hemp oil in a variety of consumer products.

Our current product portfolio includes:

1.	PlusCBD™ – CannaVest branded CBD-rich industrial hemp oil packaged with the highest concentrations available, designed for health and wellness.
2.	Cibdex™ – Both 25 mg CBD capsules and flavored tinctures packaged in bottles with concentrations of 100mg or 500 mg of CBD.
3.	Cibaderm™ – Beauty products containing CBD-rich hemp oil including lotion, body wash, salve, shampoo, conditioner and hand cream.

Numerous other products are currently in development and we will continue to scale up our processing capability to accommodate new products in our pipeline.

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Description of our Subsidiaries

The Company owns 100% of the issued and outstanding membership interests of three subsidiaries: US Hemp Oil, LLC (“US Hemp Oil”), CannaVest Laboratories, LLC (formerly, PhytoSPHERE Systems, LLC) (“CannaVest Laboratories”) and Plus CBD, LLC (formerly, Global Hemp Source, LLC) (“Plus CBD”).

US Hemp Oil provides farming, procurement, processing, marketing and distribution services of bulk wholesale hemp seed. In addition, US Hemp Oil is involved with industry advocacy, creating greater public awareness and media exposure for the nutritional profile of hemp seeds and the environmental benefits of growing industrial hemp. CannaVest Laboratories provides processing technology and product development of hemp-based nutraceutical products. Plus CBD is the operating entity for Company sales and expense of CBD oil and end consumer products.

Hemp – an Overview

Hemp is an industrial plant related to marijuana. Fiber from the plant has long been used to make paper, clothing, rope and other products. Hemp oil is found in body-care products such as lotion, soap and cosmetics and in a host of foods, including energy bars, waffles, milk-free cheese, veggie burgers and bread.

Numerous uses exist, including hemp plant extracts that are used as a medicine, nutritional supplements and food sources. Beyond this, applications into textiles, building materials, bio-fuels, paper, bio-plastics, livestock feed/bedding as well as personal care products are readily available.

Hemp is a cousin to marijuana as both are classified under the same biological category of Cannabis L Sativa. The basic difference between the two is that marijuana has significant amounts of tetrahydrocannabinol (THC) (5–20%), a psychoactive ingredient; whereas hemp has virtually no THC (less than 0.3%). This 0.3% THC in hemp is not high enough to provide the colloquial “high” to support recreational usage. Typical marijuana ranges from 5–20% THC for psychoactive usage. Canada, China and the United Kingdom are examples of major industrialized countries that have grown hemp responsibly and thrived from their endeavors.

We have commitments from suppliers overseas for a significant amount of future inventory. Based on expected increasing demand, we have invested significant capital to develop and maintain relationships with growers on a global scale to ensure access to a significant percentage of the worldwide hemp crop. We source our raw materials from well-established and well-recognized hemp growers in Europe. We have contracts with these growers in place to ensure adequate supplies going forward. We have arrangements with some of these growers to have exclusive rights to their supply. Despite this already large footprint, we continue to explore and develop other relationships to ensure that we can meet the expected demand for bulk hemp products well into the future.

Subject to applicable law, the Company plans to initiate growing operations in the U.S., initially on a pilot scale with the goal of becoming a national grower of product.

Government Regulation

Hemp

For the first time since 1937, industrial hemp has been decriminalized at the federal level and can be grown legally in the United States, but only on a limited basis. A landmark provision in the 2014 U.S. Farm Bill recognizes hemp as distinct from its genetic cousin, marijuana. Federal law now exempts industrial hemp from U.S. drug laws in order to allow for crop research by universities, colleges and state agriculture departments. The federal law allows for agricultural pilot programs for industrial hemp in states that permit the growth or cultivation of hemp.

Nutraceuticals

Nutraceutical, a word that combines the words “nutrition” and “pharmaceutical” are foods or food products that provide health and medical benefits, including the prevention and treatment of disease. Such products range from isolated nutrients, dietary supplements and specific diets to genetically engineered foods, herbal products and processed foods. Nutraceutical foods are not subject to the same testing and regulation as pharmaceutical drugs. The use of nutraceutical as an attempt to accomplish desirable therapeutic outcomes with reduced side effects when compared with other therapeutic agents has met with significant public acceptance and monetary success.

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The FDA is the regulatory authority charged with overseeing the products marketed by the Company. The Federal Trade Commission regulates the advertising of the products marketed by us and the products found on our website. In a question and answer page on the FDA’s website relating to marijuana products posted in mid-May 2015, the FDA indicated that products containing CBD cannot be sold as dietary supplements, although the FDA did indicate that it would consider contrary evidence and no final rule has yet been implemented by the FDA.

It is the Company’s opinion that CBD meets the definition of a “dietary supplement” under the applicable provisions of the FD&C Act because it is an extract of a botanical. However, as discussed above in the subsection of this prospectus entitled “Risk Factors - The U.S. Food and Drug Administration has recently called into question the legality of products containing CBD sold as dietary supplements”, a product may be excluded from the definition of a dietary supplement under the FD&C Act if an article authorized for investigation as a new drug, antibiotic or biological by the FDA for which substantial clinical investigations have been instituted and made public was not marketed as a dietary supplement or food prior to such investigations being made public. However, as discussed above, the Company does not think that CBD is precluded from the definition of a “dietary ingredient” under the applicable provisions of the FD&C Act because, while CBD was previously authorized for investigation as a new drug by the FDA, the clinical investigations that were instituted and made public prior to the marketing of CBD in a dietary supplement or food, are not considered “substantial” as there was a limited number of such investigations and the investigations that were conducted appear to be preliminary in nature.

While it is the Company’s opinion that the products containing CBD sold as dietary supplements are legal, there is no certainty that the FDA will accept this opinion or any other as sufficient to change the FDA’s position that products containing CBD cannot be sold as dietary supplements. If the FDA’s position remains unchanged, this could have a material adverse effect on our business and prospects as we may be unable to market our products as dietary supplements.

Development Programs

In 2014, we entered an agreement with Kentucky’s Murray State University to assist in providing seeds, and also to provide agronomy, processing and quality testing consulting for the University’s hemp research pilot program under the Agricultural Act of 2014. We are working closely with Murray State to optimize hemp cultivars, yields and planting schematics. Additionally, we are pursuing opportunities within Kentucky to evaluate investment in processing equipment and mills.

Industrial hemp material generally contains less than 0.3% of tetrahydrocannabinol, or THC, while cannabis grown for marijuana use sometimes contains upwards of 20%. Ingestion or use of industrial hemp based products does not have psychoactive effects due to the very low quantity of THC, if there is any at all. This makes it legal for sale within the United States so long as it follows certain regulations and laws.

Product Quality

Our laboratory and production facility is uniquely equipped with qualified industry leaders and state of the art equipment for testing constituents in hemp and extracting CBD from the plant base material. We have developed vigorous Quality Assurance/Quality Control processes and procedures to ensure safety and quality. Each product is tested multiple times for cannabinoid content, pesticide residues, aromatic terpene compounds, heavy metals and biological pathogens that could be harmful to the consumer. These protocols ensure that our products are safe, consistent and the highest quality on the market. In December 2014, we collaborated with Project CBD, which is a non-profit educational service dedicated to promoting and publicizing research into the medical utility of CBD. Project CBD’s mission is, in part, to support the efforts of physicians and other researchers to collect and publish data from patients to determine the patterns of CBD efficacy.

In our collaboration, we, together with Project CBD, had samples of our hemp oil tested by an independent analytical lab to determine the safety of our products. Specifically, the independent lab tested for the absence or presence of heavy metals and industrial solvent residues in our products. The testing showed no detectable levels of solvents and only trace elements of heavy metals well below acceptable levels established by the U.S. Pharmacopeia Convention.

Acquisition of PhytoSPHERE Systems, LLC

On December 15, 2012, we entered into an Agreement for Purchase and Sale of Assets (the “Purchase Agreement”) with PhytoSPHERE, whereby on January 29, 2013, we acquired certain assets of PhytoSPHERE. Pursuant to the Purchase Agreement, we acquired from PhytoSPHERE tangible equipment, inventory including 460 kg of raw hemp oil, all URLs and domain names of PhytoSPHERE, all landline telephone numbers and postal addresses affiliated with PhytoSPHERE, an exclusive license to use the names “PhytoSPHERE” and “PhytoSPHERE Systems” in the development and commercialization of hemp-based products including CBD, existing bank accounts with a total balance of $50,775, vendor lists, permits, licenses and other approvals, and all rights and obligations under existing and pending supply contracts.

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Under current Federal regulations, hemp may be grown in the United States only under certain conditions. However, it may legally be imported pursuant to Federal and State regulation. Our acquisition of PhytoSPHERE’s supply chain contracts allowed us to secure raw hemp product from our European suppliers self-contained hemp cultivation and hemp oil processing facilities. Pursuant to the Purchase Agreement, we acquired from PhytoSPHERE all of its rights, and assumed all of its liabilities, under contracts to secure raw hemp products from production and processing facilities in Europe, which allows us to secure raw product for the development and production of our products. We also secured the exclusive license to the name “PhytoSPHERE” and “PhytoSPHERE Systems” for use in the development and commercialization of hemp-based products.

Purchase of the PhytoSPHERE assets has allowed us to develop broadly applicable raw ingredients, incorporate these raw ingredients in our own product lines and sell raw ingredients to third parties. Through our supply relationships, we are expanding our efforts to cultivate thousands of acres of industrial hemp in special microclimates located abroad. As demand for specialty hemp oil products continues to grow, we will develop a broader supply chain beyond those acquired from PhytoSPHERE, and are currently working to establish production in the United States in accordance with federal and state law. With our suppliers, we will manage the entire growth and manufacturing operation starting from the initial planting of specialty cultivars through the monitoring of the growth cycle to harvesting the crops and producing the end products.

In payment under the Purchase Agreement, we issued 5,825,000 shares of our common stock to PhytoSPHERE and paid $950,000 in cash.

Disposition of investment in KannaLife Sciences, Inc.

On June 2, 2014, the Company sold its 24.97% equity investment in KannaLife Sciences, Inc. (“KannaLife”) to PhytoSPHERE in exchange for 500,000 shares of Company common stock held by PhytoSPHERE, an affiliate of KannaLife. Accordingly, the Company recognized a gain on sale of equity investment of $7,899,306 based on the number of shares of Company common stock received at the closing trading price of Company common stock on June 2, 2014 of $16.60 per share.

Market, Customers and Distribution Methods

The market, customers and distribution methods for hemp-based products are large and diverse. These markets range from hemp-based bio plastics to textiles. This is an ever-evolving distribution system that today includes early adopter retailers and ecommerce entities, and product development companies that use our PlusCBD oil to develop consumer products for distribution. There are only a few outlets in mainstream commercial and retail stores that currently stock and sell our products. However, we believe that as awareness grows for the “green,” environmentally-friendly products derived from hemp\cannabis, the industry will adapt its current product lines to integrate them with hemp-based additives or replace harmful components in their existing products with the components of hemp\cannabis.

To understand the market and consumers as well as distribution methods, we have studied all the uses of hemp\cannabis and its legal structure in the U.S. and abroad, including in the European Union, Africa and Latin America. There are more than 50,000 known uses for hemp\cannabis based products, most of which were used in the past and were replaced by cotton, petroleum\oil, concrete, corn and soybeans. We believe the market potentially represents billions of dollars in worldwide product sales. The Company will focus on products that we believe will have the greatest positive environmental impact, profitability and ease to market. These tend to be new, innovative products as well as the replacement of raw base materials for products that exist today, such as foods and nutritional supplements.

Our target customers are first and foremost end consumers via internet sales, direct-to-consumer health and wellness stores, collectives, cooperatives, affiliate sales and master distributors. Secondarily, we are targeting manufactures of products that can readily replace their raw base materials for our base materials, making the products more environmentally friendly and sustainable. Next, we will target national and regional broker networks and major distribution companies who have preexisting relationships with major retail chain stores. In addition, we are directly pursuing distribution opportunities with national retailers. As we continue to develop our business, these markets may change, be re-prioritized or eliminated as management responds to consumer and regulatory developments.

HempMeds Agreement

On August 11, 2014, we terminated the HempMeds Agreement. On or about August 13, 2014, HempMeds demanded arbitration against us and recommended that the parties engage Private Trials in Las Vegas, Nevada to conduct the arbitration, denying that HempMeds was in breach of the HempMeds Agreement. On August 22, 2014, HempMeds filed a complaint in the Eighth Judicial District, Clark County, Nevada (the “Nevada Complaint”) against us for breach of the HempMeds Agreement, unjust enrichment, and interference with prospective business advantage, claiming that it had satisfied all of its obligations under the HempMeds Agreement and that we breached that agreement by terminating it without just cause. Concurrently, HempMeds filed a Motion for Preliminary Injunction, asking the Court to reinstate the HempMeds Agreement, namely the provision that identified HempMeds as the exclusive on-line seller of certain products of the Company. The court denied HempMeds’ motion on October 3, 2014. All disputes with HempMeds were settled pursuant to the Settlement Agreement as further described below.

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Settlement Agreement

As reported in the Current Report on Form 8-K filed by the Company with the SEC on July 20, 2015, and as further discussed below in the section of this prospectus titled “Legal Proceedings”, on July 14, 2015, and upon approval of the Board of Directors of the Company, the Company entered into a Settlement Agreement with Medical Marijuana, Inc., HempMeds, Kannaway, LLC, General Hemp, LLC, HDDC Holdings, LLC, Rabbit Hole Technologies, LLC, Hemp Deposit and Distribution Corporation and MJNA Holdings, LLC (collectively, the “MJNA Parties”), pursuant to which the Company settled all outstanding litigation between the Company and the MJNA Parties. Pursuant to the terms of the Settlement Agreement, the MJNA Parties have agreed, jointly and severally, to pay to the Company the sum of $750,000, payable by delivery of $150,000 in cash within five (5) business days after the escrow agent confirms receipt of all closing deliverables under the Settlement Agreement, which was paid on July 20, 2015, and $600,000 by delivery of a Secured Promissory Note, bearing interest at 6% per annum, payable in six (6) equal monthly installments of $101,757.27 commencing on August 15, 2015. The Secured Promissory Note is secured by the pledge of shares of the Company’s stock held by PhytoSPHERE, as a third party beneficiary of the Settlement Agreement. Such pledge is evidenced by that certain First Amendment to the Amended and Restated Stock Pledge Agreement attached to the Settlement Agreement and incorporated therein by reference as Exhibit E.

Pursuant to the terms of the Settlement Agreement, Hemp Deposit and Distribution Corporation (“HDDC”) and the Company entered into an Assignment of Domain Name Rights whereby HDDC transferred and assigned certain domain names associated with the Company’s business to the Company. Also, the Company and Medical Marijuana, Inc. (“MJNA”) entered into a Trademark Assignment, whereby the Company transferred and assigned to MJNA all of its right, title and interest in and to the trademarks Real Scientific, Real Scientific Hemp Oil Nutritional Supplement & Design, RSHO, Cannabis Beauty, Cannabis Beauty Defined and Cannabis Beauty Defined & Design, including all goodwill associated therewith.

The foregoing summary of the Settlement Agreement is qualified in its entirety by reference to the complete text of the Settlement Agreement and Exhibits thereto, which is filed as Exhibit 10.9 to the Registration Statement on Form S-1 of which this prospectus is a part.

Standstill Agreement

As reported in the Current Report on Form 8-K filed by the Company with the SEC on July 20, 2015, on July 16, 2015, the Company entered into a Standstill Agreement with Medical Marijuana, Inc., Hemp Deposit and Distribution Corporation, HDDC Holdings, LLC, Michael Llamas, James J. Mahoney (“Mahoney”), Stuart Titus and Cross & Company (“Cross & Company”) (collectively, the “Standstill Parties”), pursuant to which, among other things, the Standstill Parties agreed to certain standstill, voting and other obligations and commitments with respect to their ownership of an aggregate of 7,575,836 shares of the Company’s common stock (the “Stock”). The Standstill Agreement arises out of the assignment and transfer by Roen Ventures of the Stock to Mahoney and Cross & Company on July 15, 2015 in satisfaction of certain defaulted debt obligations of Roen Ventures. Roen Ventures is owned by Mercia Holdings, LLC and Mai Dun Limited, LLC, entities that are wholly-owned and controlled by Bart P. Mackay, one of the Company’s directors.

Under the terms of the Standstill Agreement, the Standstill Parties agreed that, until the earlier of (i) six (6) years and one (1) day after the Company’s 2014 Annual Meeting of Stockholders, or (ii) the time the ownership of the Standstill Parties on an aggregate basis decreases below 5.00% of the outstanding shares of the Company (the “Term”), none of the Standstill Parties nor any of its affiliates and associates (as defined under Rule 12b-2 of the Exchange Act) will, among other things and subject to certain exceptions: (a) participate in any solicitation of proxies with respect to the voting of the Company’s securities; (b) form or join a voting “group” within the meaning of Section 13(d)(3) of the Exchange Act; (c) seek the removal of any member of the Board of Directors of the Company; and/or (d) propose a director or slate of directors in opposition to a nominee or slate of nominees proposed by management or the Board of Directors of the Company. In addition, during the Term, each of the Standstill Parties agreed to vote all shares of the Stock owned by them (i) in favor of the nominees for election or reelection as a director of the Company selected by the Board of Directors and otherwise support such director candidates, and (ii) in accordance with the recommendation of the Company’s Board of Directors with respect to any other proposal submitted by any stockholder of the Company. Notwithstanding the foregoing, the Standstill Parties reserve the right to vote the Stock either for or against any recommendation of the Board of Directors relating to (A) the sale or other conveyance of all or substantially all of the Company’s assets, (B) the acquisition of the Company, (C) any “go-private” transaction or similar arrangement that would cause the de-listing of the Company’s stock, and (D) matters relating to the bankruptcy or insolvency of the Company.

The foregoing summary of the Standstill Agreement is qualified in its entirety by reference to the complete text of the Standstill Agreement, which is filed as Exhibit 10.10 to the Registration Statement on Form S-1 of which this prospectus is a part.

Competition

There are many developers of hemp-based consumer products, many of which are under-capitalized which we consider to be viable acquisition targets. We routinely evaluate opportunities to purchase existing product lines, sources of CBD and other assets from certain competing companies. There are also large, well-funded companies that currently do not offer hemp-based products but may do so in the future.

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Intellectual Property

We have filed trademark applications on our brands, logos and marks including, but not limited to CannaVest, Cibaderm™, Cibdex™, Plus CBD™ and CBD Simple™. We review our intellectual property portfolio on a periodic basis and we will continue to broaden our portfolio in a fiscally prudent manner. We intend to file for patent protection on certain products and methods important to our business, as those processes are developed and patentable. In connection with our purchase of assets from PhytoSPHERE, we acquired all URLs and domain names of PhytoSPHERE and an exclusive license to use the names “PhytoSPHERE” and “PhytoSPHERE Systems” in the development and commercialization of hemp-based products, including CBD.

Research and Development

We opened a laboratory facility in San Diego, California in September 2013. Our lab specializes in process development and product testing. We incurred research and development expenses of $323,145 for the three months ended March 31, 2015 and $999,280 and $524,476, respectively, for the years ended December 31, 2014 and 2013.

Source and Availability of Raw Materials

The Company is a party to a contract for the growth and processing of 2,600 kilograms of product currently being delivered and scheduled to be delivered through August 31, 2015. The total amount left to be paid under this contract is approximately $1.7 million through December 2015. The Company is party to a second purchasing contract to provide up to 1 million kilograms of raw product to the Company. There is approximately $1.5 million remaining to be paid under this second contract through December 31, 2015. We have contractual rights for the growth and processing of hemp oil for delivery through October 2018 under both of these contracts. We anticipate the cost under both contracts will remain consistent with current year prices. Our principal supplier of bulk hemp oil is HempConsult, located in Dusseldorf, Germany, whose senior executive is Daniel Kruse.

Employees

As of July 20, 2015, we had 36 full-time employees and 3 part-time employees. We are currently in discussions with qualified individuals to engage them for positions in sales and marketing, research and development, and operations. Management believes the Company has good relationships with its employees.

DESCRIPTION OF PROPERTY

The Company leases certain office space in Las Vegas, Nevada pursuant to a month-to-month lease agreement dated April 1, 2013, which provides for a monthly rent of $1,500. The landlord is a limited liability company of which a former director of the Company is the sole member.

On March 27, 2014, the Company entered into a lease for 5,325 square feet of office space in San Diego, California for a term of 39 months. The monthly base rent under the lease is approximately $12,250, subject to an increase of 3% annually. The lease allows for rent abatement allowing one month free rent following each 12 month period of paid rent during the term of the lease. The lease commenced on May 7, 2014, the date the Company took possession of the new space. On December 24, 2014, the Company entered into a new lease for a 4,966 square foot expansion of its San Diego office facilities. The term of the office expansion lease extends to August 2017 and includes monthly base rent of $12,247.

On August 13, 2013, the Company entered into a lease for approximately 2,400 square feet of laboratory space in San Diego, California. The monthly base rent was approximately $4,200 per month for a term of 12 months. On April 1, 2014, the Company entered into an amendment to increase the amount of laboratory space under the lease and extended the term of the lease for one additional year through August 2015. This amendment increased the amount of lab space under lease to 3,276 and added storage space for an additional 887 square feet. The monthly base rent under the lease was increased to approximately $6,320 per month. On February 23, 2015, the Company entered into another amendment to again increase the amount of laboratory space under the lease and extended the term of the lease through December 31, 2016. This amendment increased the amount of lab space under lease to 4,345 square feet, and increased the monthly base rent under the lease to $7,798.

On May 13, 2014, the Company entered into a lease for approximately 5,000 square feet of warehouse space in San Diego, California for a term of 3 years. The base rent under this lease is $5,000 per month.

The Company’s leased properties are currently sufficient for the Company’s operations and future planned operations based on sales projections for the next several years.

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LEGAL PROCEEDINGS

From time to time, we may be subject to various claims and legal actions in the ordinary course of our business; however, we are not currently involved in any legal proceeding the ultimate outcome of which, in our judgment based on information currently available, would have a material adverse impact on our business, financial condition or results of operations, except as follows:

On April 23, 2014, Tanya Sallustro filed a purported class action complaint (the “Complaint”) in the Southern District of New York (the “Court”) alleging securities fraud and related claims against the Company and certain of its officers and directors and seeking compensatory damages including litigation costs. Ms. Sallustro alleges that between March 18-31, 2014, she purchased 325 shares of the Company’s common stock for a total investment of $15,791. The Complaint refers to Current Reports on Form 8-K and Current Reports on Form 8-K/A filings made by the Company on April 3, 2014 and April 14, 2014, in which the Company amended previously disclosed sales (sales originally stated at $1,275,000 were restated to $1,082,375 - reduction of $192,625) and restated goodwill as $1,855,512 (previously reported at net zero). Additionally, the Complaint states after the filing of the Company’s Current Report on Form 8-K on April 3, 2014 and the following press release, the Company’s stock price “fell $7.30 per share, or more than 20%, to close at $25.30 per share.” Subsequent to the filing of the Complaint, six different individuals filed a motion asking to be designated the lead plaintiff in the litigation. The Court scheduled a hearing on August 14, 2014 to consider the motions for designation as lead plaintiff. The other individuals seeking lead plaintiff designation were: Wayne Chesner; Anamaria Schelling; Mark Williams; Otilda LaMont; Jane Ish and Steve Schuck. After a hearing held on August 14, 2014, the Court took the matter under submission. On March 19, 2015, the Court issued a ruling appointing Steve Schuck as lead plaintiff and setting an initial pre-trial conference for June 25, 2015. The Court later removed this pre-trial conference from the calendar because counsel for the lead plaintiff elected to file an amended consolidated complaint. The Court set a deadline of August 24, 2015, for the filing of the amended consolidated complaint. As such, the Company has not yet answered the Complaint but management intends to vigorously defend the allegations.

On March 17, 2015, stockholder Michael Ruth filed a shareholder derivative suit in Nevada District Court alleging two causes of action: 1) Breach of Fiduciary Duty, and 2) “Gross Mismanagement.” The claims are premised on the same event as the already-pending securities class action case in New York discussed above– it is alleged that the Form 8-K filings misstated goodwill and sales of the Company, which when corrected, lead to a significant drop in stock price. The Company filed a motion to dismiss the suit on June 29, 2015. Instead of opposing the Company’s motion, Mr. Ruth filed an amended complaint on July 20, 2015.  The Company intends to vigorously defend the allegations.

On or about November 24, 2014, the Company received a subpoena from the SEC requesting certain documents and information. We fully cooperated with these requests. There has been no allegation of wrongdoing, and there has not been any indication that formal legal action will be pursued against the Company or its officers or directors. We are optimistic that no formal legal action will be initiated. However, there can be no assurances that our expectations will be met.

As reported in the Company’s Current Report on Form 8-K filed with the SEC on July 20, 2015, on July 14, 2015, the Company entered into a Settlement Agreement with Medical Marijuana, Inc., HempMeds, Kannaway, LLC, General Hemp, LLC, HDDC Holdings, LLC, Rabbit Hole Technologies, Inc., Hemp Deposit and Distribution Corporation and MJNA Holdings, LLC (collectively, the “MJNA Parties”) to settle multiple litigation matters between the Company and certain of the MJNA Parties. In particular, the Settlement Agreement provides for the dismissal with prejudice of all claims and counterclaims alleged in litigation previously reported in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2015, which includes the matter pending in the Eighth Judicial Court, Clark County, Nevada (Case No. A-1706024-B), and related arbitration proceedings, the matter pending in the United States District Court, Southern District of California related to certain trademark and intellectual property claims (Case No. 14-CV-2160-CAB-BLM), and another matter pending in the United States District Court, Southern District of California related to intellectual property claims (Case No. 15-CV-1179-JAH-JLB).

Pursuant to the Settlement Agreement, the MJNA Parties paid the Company the sum of $150,000 and delivered a promissory note in the principal amount of $600,000, bearing interest at the rate of 6% per annum, payable in six equal monthly installments of $101,757.27 commencing August 15, 2015. The promissory note is secured by shares of the Company’s common stock held by the MJNA Parties. Also pursuant to the Settlement Agreement, the MJNA Parties assigned and transferred to the Company certain domain names previously owned by the MJNA Parties related to the Company’s products, and the Company assigned and transferred to Medical Marijuana, Inc. all of the Company’s right, title and interest in and to certain trademarks bearing the name Real Scientific Hemp Oil™, RSHO™, Cannabis Beauty™ and Cannabis Beauty Defined™.

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MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations for the years ended December 31, 2014 and December 31, 2013 and for the interim period ended March 31, 2015, should be read in conjunction with the financial statements and the notes to those statements that are included elsewhere in the Registration Statement on Form S-1 of which this prospectus is a part. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors appearing earlier in this prospectus. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

OVERVIEW

We are in the business of developing, producing, marketing and selling raw materials and end consumer products containing the hemp plant extract, CBD. We sell to numerous consumer markets including the nutraceutical, beauty care, pet care and functional food sectors. We seek to take advantage of an emerging worldwide trend to re-energize the production of industrial hemp and to foster its many uses for consumers. CBD is derived from hemp stalk and seed. The development of products in this highly regulated industry carries significant risks and uncertainties that are beyond our control. As a result, we cannot assure that we will successfully market and sell our planned products or, if we are able to do so, that we can achieve sales volume levels that will allow us to cover our fixed costs.

We expect to raise approximately $10 million in the next 12 months to fund our business and have begun raising funds under a private placement. Given the small size of our company and the early stage of our operations, we may find it difficult to raise sufficient capital to meet our needs. We do not have firm commitments for all of our capital needs, and there are no assurances they will be available to us. If we are unable to access capital as necessary, our ability to generate revenues and to continue as a going concern will be in jeopardy.

Non-GAAP Financial Measures

We currently focus on Adjusted EBITDA to evaluate our business relationships and our resulting operating performance and financial position. Adjusted EBITDA is defined as EBITDA (net income plus interest expense, income tax expense, depreciation and amortization), further adjusted to exclude certain non-cash expenses and other adjustments as set forth below. We present Adjusted EBITDA because we consider it an important measure of our performance and it is a meaningful financial metric in assessing our operating performance from period to period by excluding certain items that we believe are not representative of our core business, such as certain non-cash items and other adjustments.

We believe that Adjusted EBITDA, viewed in addition to, and not in lieu of, our reported results in accordance with accounting principles generally accepted in the United States (“GAAP”), provides useful information to investors regarding our performance for the following reasons:

•	because non-cash equity grants made to employees and non-employees at a certain price and point in time do not necessarily reflect how our business is performing at any particular time, stock-based compensation expense is not a key measure of our operating performance; and
•	revenues and expenses associated with acquisitions, dispositions, equity issuance and related offering costs can vary from period to period and transaction to transaction and are not considered a key measure of our operating performance.

We used Adjusted EBITDA:

•	as a measure of operating performance;
•	to evaluate the effectiveness of our business strategies; and
•	in communication with our board of directors concerning our financial performance.

Adjusted EBITDA is a non-GAAP measure and does not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. The term Adjusted EBITDA is not defined under GAAP, and Adjusted EBITDA is not a measure of net income (loss), operating income or any other performance measure derived in accordance with GAAP.

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Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect all cash expenditures, future requirements for capital expenditures or contractual requirements;
•	Adjusted EBITDA does not reflect changes in, or cash requirements for, working capital needs; and
•	Adjusted EBITDA can differ significantly from company to company depending on strategic decisions regarding capital structure, the tax jurisdictions in which companies operate, the level of capital investment, thus, limiting is usefulness as a comparative measure.

Adjusted EBITDA should not be considered as a measure of discretionary cash available to us for investment in our business. We compensate for these limitations by relying primarily on GAAP results and using Adjusted EBITDA as supplemental information.

A reconciliation from our net loss to Adjusted EBITDA, a non-GAAP measure, for the three months ended March 31, 2015 and 2014 and is detailed below:

	For the three months ended March 31,
	2015	2014

Net loss	$(2,648,809)	$(118,416)
Interest income	(37,041)	–
Interest expense	–	615,344
Amortization of purchased intangible assets	205,500	205,500
Depreciation of property & equipment	44,225	11,806
EBITDA	(2,436,125)	714,234

EBITDA Adjustments:
Stock-based compensation expense (1)	1,755,994	–
Allocated loss on KannaLife Sciences equity investment (2)	–	38,552
Total EBITDA Adjustments	1,755,994	38,552

Adjusted EBITDA	$(680,131)	$752,786

____________

(1)	Represents stock-based compensation expense related to stock options awarded to employees, consultants and non-executive directors based on the grant date fair value under the Black-Scholes valuation model.
(2)	Represents allocated losses related to KannaLife Sciences investment

A reconciliation from our net loss to Adjusted EBITDA, a non-GAAP measure, for the years ended December 31, 2014 and 2013 is detailed below:

	For the Years Ended December 31,
	2014	2013

Net loss	$(1,311,951)	$(2,300,196)
Interest income	(30,703)	–
Interest expense	615,344	372,109
Income tax expense	–	–
Amortization of purchased intangible assets	821,500	753,500
Depreciation of property & equipment	112,100	13,754
EBITDA	206,290	(1,160,833)

EBITDA Adjustments:
Stock-based compensation expense (1)	7,957,988	–
KannaLife Sciences disposition related revenues (2)	(7,899,306)	–
Allocated loss on KannaLife Sciences equity investment (3)	38,552	310,754
Other	34,816	–
Total EBITDA Adjustments	132,050	310,754

Adjusted EBITDA	$338,340	$(850,079)

____________

(1)	Represents stock-based compensation expense related to stock options awarded to employees, consultants and non-executive directors based on the grant date fair value under the Black-Scholes valuation model.
(2)	Represents non-cash revenues related to sale of KannaLife Sciences equity investment.
(3)	Represents allocated losses related to KannaLife Sciences investment.

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Critical Accounting Policies

The preparation of our financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the dates of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. On an ongoing basis management evaluates its critical accounting policies and estimates.

A “critical accounting policy” is one which is both important to the understanding of the financial condition and results of operations of the Company and requires management’s most difficult, subjective, or complex judgments, and often requires management to make estimates about the effect of matters that are inherently uncertain. Management believes the following accounting policies fit this definition:

Acquisition of PhytoSPHERE Assets - We have accounted for the acquisition of the assets of PhytoSPHERE in accordance with the Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC Topic 805”). ASC Topic 805 establishes principles and requirements for recognizing and measuring the total consideration transferred to and the assets acquired, liabilities assumed and any non-controlling interests in the acquired target in an asset purchase. ASC Topic 805 also provides guidance for recognizing and measuring goodwill acquired and other tangible and intangible assets.

Accounts receivable - Accounts receivable consists of trade accounts arising in the normal course of business. No interest is charged on past due accounts. Accounts for which no payments have been received after 30 days are considered delinquent and customary collection efforts are initiated. Accounts receivable are carried at original invoice amount less a reserve made for doubtful receivables based on a review of all outstanding amounts on a quarterly basis.

Management has determined the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition and credit history, and current economic conditions. As of March 31, 2015 and December 31, 2014 and 2013, we recorded an allowance for doubtful accounts related to our accounts receivable in the amount of $100,000, $100,000 and $400,000, respectively.

Inventory - Inventory is stated at lower of cost or market, with cost being determined on average cost basis. There was no reserve for obsolete inventory as of March 31, 2015 or as of December 31, 2014 and 2013. Amounts paid to suppliers for inventory not received is classified as prepaid inventory. Once received, the cost of inventory received is reclassified to inventory.

Revenue Recognition - Our revenue recognition policy is consistent with the criteria set forth in Staff Accounting Bulletin 104—Revenue Recognition (“SAB 104”) for determining when revenue is realized or realizable and earned. We recognize revenue in accordance with the requirements of SAB 104 that:

•	persuasive evidence of an arrangement exists including a signed purchase order;
•	delivery has occurred;
•	the seller’s price to the buyer is fixed or determinable; and
•	collectability is reasonably assured.

The Company recognizes revenue in accordance with the ASC Topic 605, Revenue Recognition (“ASC Topic 605”) which requires persuasive evidence of an arrangement, delivery of a product or service, a fixed or determinable price and assurance of collection within a reasonable period of time. The Company records revenue when goods are delivered to customers and the rights of ownership have transferred from the Company to the customer.

Long-Lived Assets - In accordance with ASC Topic 360, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Company reviews property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of property and equipment is measured by comparing its carrying value to the undiscounted projected future cash flows that the asset(s) are expected to generate. If the carrying amount of an asset is not recoverable, we recognize an impairment loss based on the excess of the carrying amount of the long-lived asset over its respective fair value, which is generally determined as the present value of estimated future cash flows or at the appraised value. The impairment analysis is based on significant assumptions of future results made by management, including revenue and cash flow projections. Circumstances that may lead to impairment of property and equipment include a significant decrease in the market price of a long-lived asset, a significant adverse change in the extent or manner in which a long-lived asset is being used or in its physical condition and a significant adverse change in legal factors or in the business climate that could affect the value of a long-lived asset including an adverse action or assessment by a regulator.

Goodwill and Intangible Assets - The Company evaluates the carrying value of goodwill during the fourth quarter of each year and between annual evaluations if events occur or circumstances change that would more likely than not reduce the fair value of the reporting unit below its carrying amount. Such circumstances could include, but are not limited to (1) a significant adverse change in legal factors or in business climate, (2) unanticipated competition, or (3) an adverse action or assessment by a regulator. When evaluating whether goodwill is impaired, the Company compares the fair value of the reporting unit to which the goodwill is assigned to the reporting unit’s carrying amount, including goodwill. The fair value of the reporting unit is estimated using a combination of the income, or discounted cash flows, approach and the market approach, which utilizes comparable companies’ data. If the carrying amount of a reporting unit exceeds its fair value, then the amount of the impairment loss must be measured. The impairment loss would be calculated by comparing the implied fair value of reporting unit goodwill to its carrying amount. In calculating the implied fair value of reporting unit goodwill, the fair value of the reporting unit is allocated to all of the other assets and liabilities of that unit based on their fair values. The excess of the fair value of a reporting unit over the amount assigned to its other assets and liabilities is the implied fair value of goodwill.

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We make critical assumptions and estimates in completing impairment assessments of goodwill and other intangible assets. Our cash flow projections look several years into the future and include assumptions on variables such as future sales and operating margin growth rates, economic conditions, market competition, inflation and discount rates.

We amortize the cost of other intangible assets over their estimated useful lives, which range up to five years, unless such lives are deemed indefinite. Intangible assets with indefinite lives are tested in the fourth quarter of each fiscal year for impairment, or more often if indicators warrant.

Stock-Based Compensation - Certain employees, officers, directors and consultants of the Company participate in various long-term incentive plans that provide for granting stock options and restricted stock awards. Stock options generally vest in equal increments over a two- to four-year period and expire on the tenth anniversary following the date of grant. Restricted stock awards generally vest 100% at the grant date.

The Company recognizes stock-based compensation for equity awards granted to employees, officers, and directors as compensation and benefits expense on the consolidated statements of operations. The fair value of stock options is estimated using a Black-Scholes valuation model on the date of grant. The fair value of restricted stock awards is equal to the closing price of the Company’s stock on the date of grant. Stock-based compensation is recognized over the requisite service period of the individual awards, which generally equals the vesting period.

The Company recognizes stock-based compensation for equity awards granted to consultants as selling, general and administrative expense on the consolidated statements of operations. The fair value of stock options is estimated using a Black-Scholes valuation model on the date of grant and unvested shares are revalued at each reporting period. The fair value of restricted stock awards is equal to the closing price of the Company’s stock on the date of grant multiplied by the number of shares awarded. Stock-based compensation is recognized over the requisite service period of the individual awards, which generally equals the vesting period.

Recent Accounting Pronouncements

Refer to Note 2 of our consolidated financial statements for a discussion of recent accounting standards and pronouncements.

Results of Operations

Three months ended March 31, 2015 and 2014

Revenues and gross profit - We had sales of $2,714,051 and gross profit of $1,630,970, representing a gross profit percentage of 60.1% for the three months ended March 31, 2015 versus sales of $2,631,869 and gross profit of $1,610,866 representing a gross profit percentage of 61.2% for the three months ended March 31, 2014. The sales increase for the three months ended March 31, 2015 is the result of the Company’s expansion of its existing customer markets.

Selling, general and administrative expenses - For the three months ended March 31, 2015, the Company incurred selling, general and administrative (the “SG&A”) expenses in the amount of $3,993,675 compared with $924,365 for the three months ended March 31, 2014. This increase is primarily driven by the continued growth of Company operations, increase in our headcount, marketing and legal expense, and stock-based compensation. The SG&A expenses for the three months ended March 31, 2015 includes $1,743,327 of stock-based compensation, a non-cash expense. Our legal expenses have increased due to various matters that we are vigorously defending. The SG&A expenses include $205,500 and $205,500 of amortization expense of intangible assets acquired through the Purchase Agreement entered into by the Company with PhytoSPHERE for the three months ended March 31, 2015 and 2014, respectively.

Research and development expenses - For the three months ended March 31, 2015 and 2014, the Company incurred research and development expenses of $323,145 and $151,021, respectively. These expenses are related to the cost of process development, rental of our laboratory facility, payroll expenses, laboratory supplies, product development and testing, and outsourced research personnel for the period. The increase for the three months ended March 31, 2015 over 2014 relates primarily to expansion of our laboratory facility, increase in headcount and related expenses. Research and development expense during the three months ended March 31, 2015 includes $12,667 of stock-based compensation, a non-cash expense.

Interest income/expense – Interest income was $37,041 and $0, respectively, for the three months ended March 31, 2015 and 2014. Interest expense was $0 for the three months ended March 31, 2015 and $615,344 for the three months ended March 31, 2014. Interest for the three months ended March 31, 2014 includes interest accrued under that certain Promissory Note (the “Roen Ventures Note”) issued by the Company to Roen Ventures in the amount of $25,870 and $589,474 representing the amortization of the remaining debt discount at the date of conversion. The Roen Ventures Note is further discussed below in the Section titled “Certain Relationships and Related Party Transactions, and Corporate Governance.”

Gain/Loss on equity investment - For the three months ended March 31, 2015 and 2014, the Company recognized losses of $0 and $38,552, respectively, representing its pro rata share (24.97%) of the loss of KannaLife. On June 2, 2014, the Company sold its 24.97% equity investment in KannaLife to PhytoSPHERE in exchange for 500,000 shares of Company common stock held by PhytoSPHERE, an affiliate of KannaLife.

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Results of Operations

Year ended December 31, 2014 and December 31, 2013

Revenues and gross profit - We had sales of $10,190,667 and gross profit of $5,803,665, representing a gross profit percentage of 56.9% for the year ended December 31, 2014 versus sales of $2,154,063 and gross profit of $1,273,593, representing a gross profit percentage of 59.1% for the year ended December 31, 2013. The sales increase in 2014 over 2013 is the result of the Company’s expansion of its existing customer markets.

Selling, general and administrative expenses - For the year ended December 31, 2014, the Company incurred selling, general and administrative (the “SG&A”) expenses in the amount of $13,357,633 compared with $2,366,450 for the year ended December 31, 2013. This increase is primarily driven by the continued growth of Company operations, increase in our headcount, marketing and legal expense, and stock based compensation. The SG&A expenses during 2014 includes $7,851,685 of stock-based compensation, a non-cash expense. Our legal expenses have increased due to various matters that we are vigorously defending. The SG&A expenses include $821,500 and $753,500 of amortization expense of intangible assets acquired through the Purchase Agreement entered into by the Company with PhytoSPHERE for the years ended December 31, 2014 and 2013, respectively.

Research and development expenses - For the years ended December 31, 2014 and 2013, the Company incurred research and development expenses of $999,280 and $524,476, respectively. These expenses are related to the cost of process development, rental of our laboratory facility, payroll expenses, laboratory supplies, product development and testing, and outsourced research personnel for the period. The increase in 2014 over 2013 relates primarily to expansion of our laboratory facility and related expenses. Research and development expense during 2014 includes $64,148 of stock-based compensation, a non-cash expense.

Interest income/expense – Interest income was $30,703 and $0, respectively, for the years ended December 31, 2014 and 2013. Interest expense was $615,344 for the year ended December 31, 2014 versus interest expense of $372,109 for the year ended December 31, 2013. Interest for 2014 includes interest accrued under the Roen Ventures Note in the amount of $25,870 and $589,474 representing the amortization of the remaining debt discount at the date of conversion. Interest for 2013 includes $161,583 of interest accrued on the Roen Ventures Note plus $210,526 as amortization of the discount calculated on the Roen Ventures Note related to a beneficial conversion feature.

Gain/Loss on equity investment - For the years ended December 31, 2014 and 2013, the Company recognized losses of $38,552 and $310,754, respectively, representing its pro rata share (24.97%) of the loss of KannaLife. On June 2, 2014, the Company sold its 24.97% equity investment in KannaLife to PhytoSPHERE in exchange for 500,000 shares of Company common stock held by PhytoSPHERE, an affiliate of KannaLife. Accordingly, the Company recognized a gain on sale of equity investment of $7,899,306 based on the number of shares of Company common stock received at the closing trading price of Company common stock on June 2, 2014 of $16.60 per share.

Liquidity and Capital Resources

A summary of our changes in cash flows for the three months ended March 31, 2015 and 2014 is provided below:

	For the three months ended March 31,
	2015	2014
Net cash flows provided by (used in):
Operating activities	$(2,582,851)	$(892,125)
Investing activities	419	38,005
Financing activities	2,520,000	6,982,631
Net (decrease) increase in cash	(62,432)	6,128,511
Cash, beginning of period	2,302,418	2,243,670
Cash, end of period	$2,239,986	$8,372,181

A summary of our changes in cash flows for the years ended December 31, 2014 and 2013 is provided below:

	For the years ended December 31,
	2014	2013
Net cash flows provided by (used in):
Operating activities	$(6,711,999)	$(4,879,234)
Investing activities	(1,384,384)	(1,875,819)
Financing activities	8,155,131	8,998,292
Net increase in cash	58,748	2,243,239
Cash, beginning of year	2,243,670	431
Cash, end of year	$2,302,418	$2,243,670

Cash requirements and liquidity needs are primarily funded through our cash flow from operations and our ability to obtain proceeds from selling Company stock.

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Operating activities

Net cash provided by or used in operating activities includes net loss adjusted for non-cash expenses such as depreciation and amortization, loss on equity investment, gain on sale of equity investment, bad debt expense and stock-based compensation. Operating assets and liabilities primarily include balances related to funding of inventory purchases and customer accounts receivable. Operating assets and liabilities that arise from the funding of inventory purchases and customer accounts receivable can fluctuate significantly from day to day and period to period depending on the timing of inventory purchases and customer behavior.

Net cash used in operating activities for the three months ended March 31, 2015 and 2014 totaled $2,582,851 and $892,125, respectively. Cash used for prepayments of inventory and inventory purchases was approximately $923,583 for the three months ended March 31, 2015 compared to $704,782 for the three months ended March 31, 2014. Cash used to fund accounts receivable was $934,150 for the three months ended March 31, 2015 compared to $825,227 for the three months ended March 31, 2014. Cash used by accounts payable and accrued expenses was $13,569 for the three months ended March 31, 2015. Cash provided by accounts payable and accrued expenses was $22,658 for the three months ended March 31, 2014. Amortization of the debt discount totaled $0 for the three months ended March 31, 2015 compared to $589,474 for the three months ended March 31, 2014. Stock-based compensation totaled $1,755,994 for the three months ended March 31, 2015 while there was no stock-based compensation expense for the three months ended March 31, 2014. Depreciation and amortization totaled $249,725 for the three months ended March 31, 2015 compared to $217,306 for the three months ended March 31, 2014.

Net cash used in operating activities for the years ended December 31, 2014 and 2013 totaled $6,711,999 and $4,879,234, respectively. Cash used for prepayments of inventory and inventory purchases was approximately $7,977,718 for the year ended December 31, 2014 compared to $2,602,166 for the year ended December 31, 2013. Cash provided by accounts receivable collection was $1,205,952 for the year ended December 31, 2014 compared to $1,744,064 used to fund accounts receivable for the year ended December 31, 2013. During the year ended December 31, 2014, collection of accounts receivable was greater than anticipated resulting in a $300,000 reduction of our allowance for doubtful accounts with a corresponding adjustment (credit) to bad debt expense of $300,000. Cash provided by accounts payable and accrued expenses was $369,411 for the year ended December 31, 2014 and $247,325 for the year ended December 31, 2013. Amortization of the debt discount totaled $589,474 for the year ended December 31, 2014 compared to $210,526 for the year ended December 31, 2013. Additionally, in June 2014, the Company sold its 24.97% equity investment in KannaLife to PhytoSPHERE in exchange for 500,000 shares of Company common stock held by PhytoSPHERE, an affiliate of KannaLife. Accordingly, the Company recognized a gain on sale of equity investment of $7,899,306 based on the number of shares of Company common stock received at the closing trading price of Company common stock on June 2, 2014 of $16.60 per share. This was a non-cash transaction and accordingly is an adjustment to cash used in operating activities for the year ended December 31, 2014. Stock-based compensation totaled $7,915,833 for the year ended December 31, 2014 while there was no expense in 2013. Depreciation and amortization totaled $933,600 for the year ended December 31, 2014 compared to $767,254 for the year ended December 31, 2013.

Investing activities

Net cash provided by investing activities totaled $419 and $38,005 for the three months ended March 31, 2015 and 2014, respectively. The net cash used in investing activities for the three months ended March 31, 2015 consisted of $74,698 of property and equipment purchases and $75,117 of principal repayments on note receivable. The net cash provided by investing activities for the three months ended March 31, 2014 consisted of $9,295 of property and equipment purchases and $47,300 of principal repayments on note receivable.

Net cash used in investing activities for the year ended December 31, 2014 and 2013 totaled $1,384,384 and $1,875,819, respectively. The net cash used in investing activities for the year ended December 31, 2014 consisted of $449,211 of property and equipment purchases, $264,827 of principal repayments on note receivable and issuance of a $1,200,000 note receivable in connection with sale of inventory to a customer. The net cash used in investing activities for the year ended December 31, 2013 consisted primarily of cash paid for the Purchase Agreement entered into with PhytoSPHERE totaling $950,000 and the investment in KannaLife totaling $750,000.

Financing activities

Net cash provided by financing activities for the three months ended March 31, 2015 and 2014 totaled $2,520,000 and $6,982,631, respectively. Cash flows provided by financing activities for the three months ended March 31, 2015 consisted of $2,520,000 in proceeds from the sale of common stock. Cash flows provided by financing activities for the three months ended March 31, 2014 primarily includes proceeds of $7,075,000 from the sale of common stock and proceeds of $92,069 from the Roen Ventures loan.

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Net cash provided by financing activities for the year ended December 31, 2014 and 2013 totaled $8,155,131 and $8,998,292, respectively. Cash flows provided by financing activities in 2014 primarily include $8,247,500 in proceeds from the sale of common stock. Cash flows provided by financing activities in 2013 primarily include proceeds of $6,192,069 from the Roen Ventures loan and $2,731,423 in proceeds from the sale of common stock.

We expect to realize revenue to fund our working capital needs through the sale of raw and finished products to third parties. However, we cannot be assured that our working capital needs to develop, launch, market and sell our products will be met through the sale of raw and finished products to third parties. If not, we may not be able to maintain profitable operations. If we are unable to maintain profitable operations sufficient to fund our business, we would need to raise additional capital through either the issuance of equity, acquisition of debt or sale of a segment of our operations in the future. In the event we are unable to maintain profitable operations or raise sufficient additional capital, our ability to continue as a going concern would be in jeopardy and investors could lose all of their investment in the Company.

Numerous other products are currently in development and we will continue to scale up our processing capability to accommodate new products in our pipeline.

The Company has yet to attain a level of operations which allows it to meet operating and working capital cash flow needs. In January 2015, the Company commenced an offering to raise an amount up to $24 million through a private placement. We expect to be dependent upon obtaining additional financing in order to adequately fund working capital, infrastructure and expenses in order to execute plans for future operations so that we can achieve a level of revenue adequate to support our cost structure, none of which can be assured.

Off-Balance Sheet Arrangements

The Company has two supply agreements in place with European farmers to supply raw material in future years. These arrangements are critical to Company operations since the worldwide supply of raw hemp is currently limited.

The first contract is for the growth and processing of 2,600 kilograms of product currently being delivered and scheduled to be delivered through August 31, 2015. The total amount left to be paid under this contract is approximately $1.7 million through December 2015. The second contract provides up to 1 million kilograms of raw product to the Company. There is approximately $1.5 million remaining to be paid under this second contract through December 31, 2015. We have contractual rights for the growth and processing of hemp oil for delivery through October 2018 under both of these contracts. We anticipate the cost under both contracts will remain consistent with current year prices.

We have no other significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

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MARKET PRICE OF AND DIVIDENDS ON THE
REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is traded on the OTC Bulletin Board under the symbol “CANV”. Trading of securities on the OTC Bulletin Board is often sporadic and investors may have difficulty buying and selling or obtaining market quotations.

As of July 29, 2015, the reported high and low closing bid prices for our common stock as reported on the OTC Bulletin Board was $1.45 and $1.18, respectively. The following table sets forth the reported high and low closing bid prices for our common stock as reported on the OTC Bulletin Board for the following periods. These prices do not include retail mark-ups, markdowns or commissions, and may not necessarily represent actual transactions.

Fiscal Year Ended December 31, 2015
	High	Low
First quarter	$4.47	$2.30
Second quarter	$2.77	$1.05

Fiscal Year Ended December 31, 2014
	High	Low
First quarter	$201.00	$26.24
Second quarter	$38.60	$12.70
Third quarter	$14.00	$1.94
Fourth quarter	$3.84	$2.25

Fiscal Year Ended December 31, 2013
	High	Low
First quarter	$18.95	$4.50
Second quarter	$20.00	$10.01
Third quarter	$39.00	$12.00
Fourth quarter	$45.00	$14.90

No cash dividends have been paid on our common stock for the 2014 and 2013 fiscal years or the interim period ending March 31, 2015, and no change of this policy is under consideration by our Board.

The payment of cash dividends in the future will be determined by our Board of Directors in light of conditions then existing, including our earnings, financial requirements, and opportunities for reinvesting earnings, business conditions, and other factors. There are otherwise no restrictions on the payment of dividends. There were more than 8,000 stockholders of record of our common stock on July 17, 2015.

The issuance of our shares of common stock under the Financing will have no effect on the rights or privileges of existing holders of common stock except that the economic and voting interests of each stockholder will be diluted as a result of the issuance of our shares. Although the number of shares of common stock that stockholders presently own will not decrease as a result of the Financing, these shares will represent a smaller percentage of our total shares that will be outstanding after any issuances of shares of common stock to Redwood and the other Selling Stockholders. The effect of the Financing on the percentage of present holdings of the Company’s common equity owned beneficially by (i) each person known to beneficially own more than five percent of our outstanding common stock or preferred stock, (ii) each of our directors, and executive officers named in our summary compensation table, and (iii) all of our executive officers and directors as a group is reflected in the table included in the section of this prospectus titled “Security Ownership of Certain Beneficial Owners and Management.”

See the section of this prospectus titled “Equity Compensation Plan Information”.

CHANGES IN AND DISAGREEMENTS WITH
ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

36

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers, key employees and directors are listed in the below table. There are no arrangements, agreements or understandings between non-management security holders and management under which non-management security holders may directly or indirectly participate in or influence the management of our affairs. There are no arrangements or understandings between any director and any other person pursuant to which any director or executive officer was or is to be selected as a director or executive officer, as applicable. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions discussed below in “Part II – Information Not Required in a Prospectus - Indemnification of Directors and Officers”, or otherwise, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Name	Age	Position	Director since the below date (1)

Michael Mona, Jr. (1,2)	60	Director, President and Chief Executive Officer	January 28, 2013 (2)
Joseph Dowling (4)	58	Chief Financial Officer, Secretary
Michael Mona, III (3)	29	Vice President, Operations
Bart P. Mackay (1)	58	Director	March 14, 2013
Larry Raskin (1)	58	Director	May 7, 2014

____________

(1)	Each director serves until the next annual meeting of stockholders.
(2)	Elected as President and Chief Executive Officer on November 16, 2012
(3)	Appointed as Vice President, Operations on July 25, 2013
(4)	Appointed as Secretary on August 25, 2014

Michael Mona, Jr. Mr. Mona possesses over 25 years of experience in the field of construction, investments and project development, holding various senior positions in these fields since 1987. Since 1994, Mr. Mona has served as the President of M&M Development, Inc. and in such role has overseen the construction and operation of various apartment projects, hotels and recreational vehicle parks throughout Las Vegas, Nevada. As our President, Mr. Mona is specially qualified to serve on the Board because of his detailed knowledge of our operations and market.

Joseph Dowling. Mr. Dowling was appointed as Chief Financial Officer of the Company on June 16, 2014, and was appointed Secretary on August 25, 2014. Prior to his appointment as CFO, Mr. Dowling held the position of Senior Consultant with RGP, a global consulting firm, providing finance, internal and external regulatory reporting expertise to a range of clients. Mr. Dowling has held numerous senior positions including President and Chief Financial Officer of MediVas, LLC, a life science company, from 2005 to 2012, and from 1998 to 2005 served as a Managing Director at Citigroup, a global financial services firm. Earlier in his career, Mr. Dowling served in various finance and accounting roles in both public accounting and in the banking industry. Mr. Dowling graduated from University of California, Los Angeles in Economics and is a certified public accountant.

Michael Mona, III. Mr. Mona graduated from the University of San Diego in 2009, with a Bachelor of Arts in Business Administration. Since 2009 Mr. Mona has been a managing member of Mona Co. Development, and prior to joining the Company in 2013 was the President and Managing Member of Caps of SD LLC. Prior to joining the Company, Mr. Mona was Vice President, Product Development for Medical Marijuana, Inc., a stockholder of the Company, and was responsible for the development and testing of hemp-based products.

Bart P. Mackay. Mr. Mackay is an attorney licensed since 1984 with emphasis in corporate finance, technology and entrepreneurial legal matters. Mr. Mackay has been a principal of Mackay Ventures, Inc. since 2001. Mr. Mackay has extensive experience in establishing and developing new enterprises both from management and operational aspects, including the formation and growth of several of his own ventures. Mr. Mackay’s extensive business background makes him a valuable addition to the Board.

Larry Raskin. Mr. Raskin was initially appointed as a director of the Company on May 7, 2014. Mr. Raskin has been the Global Vice President of Leadership Development of ACN Inc., a telecommunications company, since 2012. Mr. Raskin joined ACN Inc. in 1994 and has held various positions in the company, including Vice President of Sales North America from 2001 to 2006 and Senior Vice President in 2012 prior to stepping into his current position. Prior to joining ACN Inc., Mr. Raskin was National Marketing Director at National Sagety Associates of Memphis, Tennessee from 1988 to 1994. Mr. Raskin’s extensive business background makes him a valuable addition to the Board.

37

EXECUTIVE COMPENSATION

The following table summarizes all compensation recorded by us in each of the last two completed fiscal years for our Chief Executive Officer and the two next most highly compensated officers. The value attributable to any option awards is computed in accordance with FASB ASC 718 Share-Based-Payment (“ASC 718”).

Name and Principal		Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation	All Other Compensation	Total Earnings
Position	Year	($)	($)	($)(1)	($)(2)	($)	($)	($)	($)

Michael Mona, Jr.	2014	$209,521	$10,000	$–	$8,323,224	$–	$–	$–	$8,542,745
Chairman, CEO	2013	45,923	10,000	–	–	–	–	7,500	63,423

Michael Mona, III	2014	$137,808	$10,000	$705,000	$1,149,819	$–	$–	$–	$2,002,627
VP, Operations	2013	44,769	10,000	–	–	–	–	–	54,769

Joseph Dowling	2014	$100,000	$10,000	$–	$1,506,949	$–	$–	$–	$1,616,949
Chief Financial Officer and Secretary	2013	–	–	–	–	–	–	–	–

________________

(1)	These amounts reflect the grant date fair value of stock awards as determined by the market price of the Company’s common stock on the date of grant.
(2)	These amounts reflect the grant date fair value of stock options as determined under FASB ASC Topic 718 and using the Black-Scholes model. The underlying valuation assumptions for stock option awards made are further disclosed in Note 11 to our consolidated financial statements filed with our Annual Reports on Form 10-K for the year ended December 31, 2014 and included with the Registration Statement of which this prospectus is a part.

Compensation Arrangements

The Board of Directors approved a salary of $300,000 for our President and Chief Executive Officer on August 25, 2014. During fiscal year 2014, Mr. Mona was compensated an aggregate sum of $5,939,950. This amount represents Mr. Mona’s salary and cash bonus payments totaling $219,521 plus $5,720,429 of stock-based compensation related to the stock options vested during 2014. In 2014, the Compensation Committee approved the grant of 4,000,000 stock options to Mr. Mona. The stock option is durational-based, with 67% vested as of the date of grant and the remainder vesting in twelve (12) equal monthly installments measured from January 31, 2015, and was granted with an exercise price equal to the fair market value of the Company’s common stock at the time of the grant.

The Board of Directors approved a salary of $180,000 for our Vice President, Operations on August 25, 2014. During fiscal year 2014, Mr. Mona III was compensated an aggregate sum of $1,428,782. This amount represents Mr. Mona III’s salary and cash bonus payments totaling $147,808, plus stock-based compensation related to a stock award issuance of 250,000 shares of common stock valued on the award date at $2.82 per share, totaling $705,000, plus $575,974 of additional stock-based compensation related to stock options vested during 2014. On October 6, 2014, the Compensation Committee approved the grant of 500,000 stock options to Mr. Mona and a stock award under the Company’s Form S-8 Registration Statement filed with the SEC on October 6, 2014 of an aggregate of 500,000 shares of common stock. The stock award provided for the issuance of 250,000 shares of common stock on October 6, 2014 and 250,000 shares of common stock on January 1, 2015. The stock option has a term of ten (10) years, is durational-based, with 25% (or 125,000 option shares) vested on January 1, 2015, and the remaining option shares vesting in thirty-six (36) equal monthly increments. As of June 30, 2015, 312,470 option shares have vested, and Mr. Mona III has not exercised any stock options.

Joseph Dowling was appointed as the Company’s Chief Financial Officer on June 16, 2014 with an annual salary of $200,000 and during fiscal year 2014 was compensated an aggregate sum of $244,340. This amount represents Mr. Dowling’s salary and cash bonus totaling $110,000, plus $134,340 of stock-based compensation related to stock options vested during 2014. On October 6, 2014, the Compensation Committee approved the grant of 600,000 stock options to Mr. Dowling. The stock option is durational-based, with 25% vested on the one year anniversary of Mr. Dowling’s service to the Company, and the remaining options vesting in 36 equal monthly installments. On May 21, 2015, the Compensation Committee approved the grant of 100,000 stock options to Mr. Dowling. The stock option is durational-based, with 25% vested on the one year anniversary of the grant, and the remaining options vesting in 36 equal monthly installments. As of June 30, 2015, 150,000 option shares have vested, and Mr. Dowling has not exercised any stock options.

Option Grants

On July 23, 2014, Company stockholders approved the Plan, which provides for the granting of stock options, restricted stock awards, restricted stock units, stock bonus awards and performance-based awards. This Plan serves as the successor to the 2013 Equity Incentive Plan. There were no option awards under the 2013 Equity Incentive Plan. Under the Plan, the Company may grant up to 10,000,000 new shares. As of March 31, 2015, the Company had 3,610,000 of authorized unissued shares reserved and available.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits to our directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the Board or a committee thereof.

38

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership of Directors, Officers and 5% Stockholders

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options and warrants held by that person that are currently exercisable or become exercisable within 60 days are deemed outstanding even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The following table sets forth, as of July 20, 2015, certain information as to shares of our common stock owned by (i) each person known to beneficially own more than five percent of our outstanding common stock or preferred stock, (ii) each of our directors, and executive officers named in our summary compensation table, and (iii) all of our executive officers and directors as a group. Unless otherwise indicated, the address of each named beneficial owner is the same as that of our principal executive offices located at 2688 South Rainbow Boulevard, Suite B, Las Vegas, NV 89146.

Name and Address of Beneficial Owner (1)	Number of Shares of Common Stock Beneficially Owned (2)	Percent of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned Following Financing**
Roen Ventures, LLC (3)	2,424,164	6.90%	5.15%
Mai Dun Limited (4)	6,675,244	19.00%	14.19%
Mercia Holdings, LLC (5)	1,212,082	3.45%	2.58%
Mackay Ventures, Inc. (6)	3,018,486	8.59%	6.42%
MJNA Investment Holdings, LLC (7)	4,925,000	14.01%	10.47%
Medical Marijuana, Inc. (8)	3,930,252	11.18%	8.36%
Cross & Company (9)	3,073,671	8.75%	6.53%
James J. Mahoney (10)	4,502,165	12.81%	9.57%
Michael Mona III (11)	1,938,333	5.52%	4.12%
Joseph Dowling (12)	187,500	0.53%	0.40%
Michael Mona, Jr. (13)	3,560,000	10.13%	7.57%
Bart Mackay (3)	8,505,890	24.20%	18.08%
Larry Raskin (14)	465,000	1.32%	0.99%
All executive officers and directors as a group (five persons)	12,411,756	35.32%	26.39%

 ________________

*Less than 1%

**Assumes 11,895,425 shares are the maximum amount of shares issued in the Financing. As discussed above in the subsection titled “Risk Factors - Risks Related to the Financing and our Common Stock”, although we are registering 29,738,562 shares, 11,895,425 is the total number of shares that would be issuable if the entire $7,280,000 balance is paid by the Company in stock to satisfy its amortization payment obligations based upon the Amortization Conversion Price calculated based upon $1.01 per share, which is the closing price of our stock on July 16, 2015.

(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Pursuant to the rules of the SEC, shares of our common stock that each named person and group has the right to acquire within 60 days pursuant to options, warrants, or other rights, are deemed outstanding for purposes of computing shares beneficially owned by the percentage ownership of each such person and group. Applicable percentages are based on 35,141,666 shares of our common stock outstanding on July 20, 2015, and are calculated as required by rules promulgated by the SEC.
(2)	Unless otherwise noted, all shares listed are owned of record and the record owner has sole voting and investment power, subject to community property laws where applicable.
(3)	Represents shares directly owned by Roen Ventures, LLC. Mai Dun Limited, LLC and Mercia Holdings, LLC each own a 50% interest in Roen Ventures, LLC. Mackay Ventures, Inc., which is solely owned by Bart Mackay, owns a 99% interest in each of Mai Dun Limited, LLC and Mercia Holdings, LLC, and Bart Mackay owns the remaining 1% in each of Mai Dun Limited, LLC and Mercia Holdings, LLC. The address of each of Roen Ventures, LLC, Mai Dun Limited, LLC, Mercia Holdings, LLC and Mackay Ventures, Inc. is 6325 S. Jones Blvd., Suite 500, Las Vegas, Nevada 89118. Bart Mackay is deemed to have shared voting and investment power over the shares of our common stock owned by each of Roen Ventures, LLC, Mai Dun Limited, LLC and Mackay Ventures, Inc.
(4)	Representing Mai Dun Limited, LLC’s direct ownership of 5,463,162 shares and its 50% interest in the shares held by Roen Ventures, LLC.
(5)	Representing Mercia Holdings, LLC’s 50% interest in the shares held by Roen Ventures, LLC.
(6)	Beneficial ownership of Mackay Ventures, Inc. is reported based upon its direct ownership of 618,564 shares and its 99% ownership in Mai Dun Limited, LLC and Mercia Holdings, LLC.
(7)	The address of MJNA Investment Holdings, LLC, a subsidiary of Medical Marijuana, Inc., is 550 West C Street, Suite 2040, San Diego, CA 92101.
(8)	Medical Marijuana, Inc. has beneficial ownership of 80% of shares owned by MJNA Holdings, LLC, through its 80% ownership interests of MJNA Investment Holdings, LLC. The address for Medical Marijuana, Inc. is 12975 Brook Printer Place, Suite 160, Poway, CA 92064.
(9)	Cross & Company acquired its shares from Roen Ventures, LLC in satisfaction of certain debt owing by Roen Ventures, LLC to Cross & Company.
(10)	James J. Mahoney acquired his shares from Roen Ventures, LLC in satisfaction of certain debt owing by Roen Ventures, LLC to Mr. Mahoney.
(11)	Michael Mona III owns 980,000 shares of record, is a beneficial owner and beneficiary of Mik Nik Trust, which owns 750,000 shares, and on October 6, 2014 was granted a stock option to purchase 500,000 shares of common stock. The stock option is durational-based, with 25% (or 125,000 option shares) vested as of January 1, 2015, and the remaining option shares vesting in thirty-six (36) equal monthly increments. As of July 20, 2015, 187,500 option shares have vested and another 20,833 will vest within 60 days.
(12)	On October 6, 2014, the Compensation Committee approved the grant of 600,000 stock options to Mr. Dowling. The stock option is durational-based, with 25% vested on June 16, 2015, and the remaining options vesting in 36 equal monthly installments. As of July 20, 2015, 162,500 option shares have vested and another 25,000 shares will vest within 60 days. On May 21, 2015, the Compensation Committee approved a grant of 100,000 stock options to Mr. Dowling. The stock option is durational-based, with 25% vested on May 21, 2016, and the remaining options vesting in 36 equal monthly installments. As of July 20, 2015, no option shares have vested and no option shares will vest within 60 days.
(13)	On December 8, 2014, the Compensation Committee approved the grant of 4,000,000 stock options to Michael Mona, Jr., the Company’s President and Chief Executive Officer. The stock option is durational-based, with 67% vested as of the date of grant and the remainder vesting in twelve (12) equal monthly installments measured from January 31, 2015. As of July 20, 2015, 3,333,333 option shares have vested and another 222,222 shares will vest within 60 days.
(14)

Mr. Raskin purchased 400,000 shares of common stock in the Company’s previous private placement, as disclosed in Mr. Raskin’s Form 4 filed with the SEC on May 7, 2014. On May 5, 2015, the Compensation Committee approved the grant of 40,000 stock options to Mr. Raskin. The stock option is fully-vested on the date of grant, and as of July 20, 2015, 40,000 of the option shares have vested. On May 5, 2015, the Compensation Committee approved the issuance of a stock award in the amount of 25,000 shares of the Company’s common stock to Mr. Raskin, however, the shares have not been formally issued as of the date hereof.  However, pursuant to Rule 13d-3(d)(1)(i) under the Exchange Act, Mr. Raskin is deemed the beneficial owner of such shares as he has the right to acquire beneficial ownership of such shares as of the date hereof.

*	Less than 1%.

39

EQUITY COMPENSATION PLAN INFORMATION

On July 23, 2014, Company stockholders approved the Plan, which provides for the granting of stock options, restricted stock awards, restricted stock units, stock bonus awards and performance-based awards. The Plan serves as the successor to the 2013 Equity Incentive Plan. The following table presents certain information regarding our equity compensation plans as of December 31, 2014.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	6,470,000	$2.70	3,530,000
Equity compensation plans not approved by security holders	–	–	–
Total	6,470,000	$2.70	3,530,000

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS,
AND CORPORATE GOVERNANCE

Except for the transactions described below, none of our directors, officers or principal shareholders, nor any associate or affiliate of the foregoing, have any interest, direct or indirect, in any transaction or in any proposed transaction since January 1, 2012 which materially affects the Company or has affected the Company.

On November 16, 2012, the Buyers acquired a total of 5,000,000 shares of common stock of the Company (formerly known as Foreclosure Solutions, Inc.) from H.J. Cole, the Company’s former sole director and former sole officer (“Cole”), pursuant to the Stock Purchase Agreement by and among the Buyers, Cole and the Company (the “Cole Purchase Transaction”). Concurrently with the Cole Purchase Transaction, the Buyers acquired a total of 1,979,900 shares of common stock of the Company from other shareholders of the Company in a series of private transactions (the “Non-Affiliate Purchase Transactions”). The Buyers purchased all of the 6,979,900 shares in the Cole Purchase Transaction and the Non-Affiliate Purchase Transactions for an aggregate purchase price of $375,000. Upon consummation of the transactions described above, the Buyers collectively acquired 99.7% of the total issued and outstanding shares of common stock of the Company. The funds used for these share purchases were cash loaned to each of the Buyers from Stuart Titus pursuant to the terms of individual promissory notes entered into by Mr. Titus and the sole member of each of the Buyers.

Bart Mackay, a member of the Board, both individually and through Mackay Ventures, Inc., is the sole member of each of Mai Dun Limited, LLC and Mercia Holdings, LLC, which each own a 50% interest in Roen Ventures. As previously disclosed in that certain Current Report on Form 8-K filed by the Company with the SEC on March 8, 2013, on March 1, 2013, the Company issued a Promissory Note to Roen Ventures in exchange for loans provided and to be provided in the future in an amount of up to $2,000,000. As previously disclosed in that certain Current Report on Form 8-K filed by the Company with the SEC on July 31, 2013, on July 25, 2013, the disinterested members of our Board approved an amendment to the Note, to provide for an increase in the amount of loans to be provided in the future in an amount of up to $6,000,000 and the ability of Roen Ventures to convert, in its sole discretion, the outstanding balance under the Note into shares of the common stock of the Company at a conversion price to be determined following the conclusion of a valuation of the common stock of the Company determined pursuant to ASC 718 Stock Compensation. As previously disclosed in that certain Current Report on Form 8-K filed by the Company with the SEC on November 13, 2013, a Board valuation was prepared pursuant to Internal Revenue Code Section 409A and Financial Accounting Standards Board Accounting Standards Codification 718 Stock Compensation (the “Valuation”). The Valuation determined that the fair market value of the Company’s restricted, non-marketable common stock was $0.68 per share. On November 7, 2013, the disinterested members of our Board of Directors approved a second amendment to the Note to provide for a conversion price of $0.60 per share, which represents an approximate 12% discount to the fair market value of the Company’s restricted, non-marketable common stock pursuant to the Valuation. As previously disclosed in that certain Current Report on Form 8-K filed by the Company with the SEC on January 28, 2014, on January 22, 2014, Roen Ventures delivered a Notice of Election to Convert to Common Shares (the “Conversion Notice”) pursuant to which Roen Ventures exercised its right under the Note to convert all amounts owing under the Note into shares of common stock of the Company at the set conversion price of $0.60 per share. As of the date of the Conversion Notice, the balance of the loans evidenced by the Note was $6,000,000, including all principal and interest owing thereunder. Therefore, pursuant to the Conversion Notice, on January 22, 2014, the Company issued Roen Ventures 10,000,000 shares of its common stock. As of the date of this prospectus, Bart Mackay, a member of the Board, through two wholly-owned limited liability companies, Mercia Holdings, LLC and Mai Dun Limited, LLC, beneficially owns 100% of the interests in Roen Ventures. Mr. Mackay owns 1% of each of Mai Dun Limited, LLC and Mercia Holdings, LLC individually, and 99% of each entity through Mackay Ventures, Inc., of which he is the sole stockholder. On July 20, 2015, Roen Ventures satisfied and repaid defaulted loan obligations to certain creditors of Roen Ventures in the aggregate amount of $4,962,000 by the transfer and assignment of 7,575,836 shares of the Company’s common stock owned by Roen Ventures. As of July 20, 2015, Roen Ventures owns 6.90% of our issued and outstanding capital stock.

40

As of July 20, 2015, Mai Dun Limited, LLC directly owns 15.55% of our issued and outstanding capital stock and Mackay Ventures, Inc. directly owns 1.76% of our issued and outstanding capital stock. On December 2, 2013, Mai Dun Limited, LLC, purchased a total of 1,000,000 shares of the common stock of the Company in a private placement at an aggregate purchase price of $1,000,000.

On December 3, 2013, Mr. Michael Mona, III, the Vice President of Operations of the Company, purchased a total of 500,000 shares of the common stock of the Company in a private placement at an aggregate purchase price of $500,000. On December 3, 2013, the Mik-Nik Trust, of which Mr. Mona, III is a beneficiary and co-trustee, purchased a total of 750,000 shares of the common stock of the Company in a private placement at an aggregate purchase price of $750,000. On March 6, 2014, the Roshe-Dennis Trust, of which Mr. Mona, III was at such time a beneficiary and trustee purchased a total of 1,000,000 shares of the common stock of the Company in a private placement at an aggregate purchase price of $1,000,000.

The Company paid a total of $30,000 to Mr. Stuart Titus, a stockholder of the Company, for consulting services provided. As of December 31, 2013, Mr. Titus is no longer providing services to the Company.

On December 8, 2014, and as set forth in the Current Report on Form 8-K filed with the SEC on December 18, 2014, the Compensation Committee of our Board of Directors approved the grant of 4,000,000 stock options to Michael Mona, Jr., the Company’s President and Chief Executive Officer. The stock option has a term of ten (10) years, was granted with an exercise price equal to the fair market value of the Company’s common stock at the time of grant, and is durational-based, with 67% vested as of the date of grant and the remainder vesting in twelve (12) equal monthly installments measured from January 31, 2015. As of July 20, 2015, 3,333,333 option shares have vested, and Mr. Mona has not exercised any stock options.

On October 6, 2014, the Compensation Committee approved the grant of 500,000 stock options to Michael Mona, III, the Company’s Chief Operating Officer, and a stock award under the Company’s Form S-8 Registration Statement filed with the SEC on October 6, 2014 of an aggregate of 500,000 shares of common stock. The stock award provided for the issuance of 250,000 shares of common stock on October 6, 2014 and 250,000 shares of common stock on January 1, 2015. The stock option has a term of ten (10) years, is durational-based, with 25% (or 125,000 option shares) vested as of January 1, 2015, and the remaining option shares vesting in thirty-six (36) equal monthly increments. As of July 20, 2015, 187,500 option shares have vested and Mr. Mona III has not exercised any stock options.

On October 6, 2014, the Compensation Committee approved the grant of 600,000 stock options to Joseph Dowling, the Company’s Chief Financial Officer. The stock option has a term of ten (10) years, is durational-based, with 25% of the option shares vesting on June 16, 2015, and the remaining option shares vesting in thirty-six (36) equal monthly installments. On May 21, 2015, the Compensation Committee approved the grant of 100,000 stock options to Mr. Dowling. The stock option has a term of ten (10) years, is durational-based, with 25% of the option shares vesting on May 21, 2016, and the remaining option shares vesting in thirty-six (36) equal monthly installments.

On May 5, 2015, the disinterested members of the Board of Directors approved the grant of 40,000 stock options to Larry Raskin, a member of the Company’s Board of Directors. The stock option has a term of ten (10) years, and is fully-vested as of the date of grant. The option was granted at the fair market value of the Company’s common stock on the date of grant.

The Company recognized sales to the following related parties for the periods indicated below:

		For the three months ended March 31,		For the years ended December 31,
Party	Relationship	2015	2014	2014	2013

Medical Marijuana, Inc. (“MJNA”)	Stockholder	$–	$–	$–	$92,690
HempMeds PX	80% owned by MJNA	–	2,510,066	5,443,978	871,315
Dixie/Red Dice Holdings	60% owned by MJNA	–	–	–	365,058
Canchew Biotechnologies	40% owned by MJNA	–	–	–	825,000
		$–	$2,510,066	$5,443,978	$2,154,063

Total percent of sales		0.00%	95.4%	53.4%	100.0%

41

During 2014, the Company discontinued sales to HempMeds. See the subsection of this prospectus entitled “Description of Business – HempMeds Agreements”.

At December 31, 2013, 100% of the Company’s accounts receivable balance totaling $1,740,502 was from these parties. At December 31, 2014, the Company had a note receivable from Dixie Botanicals of $335,173.

During the three months ended March 31, 2015 and 2014, the Company paid $1,542,413 and $1,074,906, respectively, to a stockholder of the Company who is a supplier of hemp oil and hemp to the Company. During the year ended December 31, 2014 and 2013, the Company paid $9,072,025 and $1,953,690, respectively, to a stockholder of the Company who is a supplier of hemp oil and hemp to the Company.

There have been no other transactions since January 1, 2012 or any currently proposed transactions in which we are, or plan to be, a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

Promoters

Since our inception on December 9, 2010, we have had no other promoters other than Mr. Cole and the Company’s placement agent for the Financing, Chardan. Mr. Cole did not receive anything of value from the Company for his services as a promoter. Chardan will receive a commission equal to five percent (5%) of the aggregate proceeds received by the Company from Redwood and the other Selling Stockholders. In addition, at the time we engaged Chardan we issued Chardan 30,000 shares of our restricted common stock, and upon receipt from Redwood and the other Selling Stockholders of aggregate proceeds equal to at least $5 million, we will issue another 30,000 shares of restricted common stock to Chardan.

Director Independence

Our securities are quoted on the OTC Bulletin Board, which does not have any director independence requirements. However, the Board of Directors has determined that one member of our Board, Mr. Raskin, is independent under the New York Stock Exchange Listing Manual. Prior to their respective resignations on October 31, 2013 and May 7, 2014, the Board had determined that each of Mr. Edward Wilson and Mr. Theodore Sobieski were independent under the New York Stock Exchange Listing Manual. We are actively seeking, and intend to appoint, a second independent director as soon as we find a qualified candidate.

Other Directorships

Other than as disclosed above, during the last 5 years, none of our directors held any other directorships in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Family Relationships

Our Vice President of Operations, Michael Mona, III, is the son of our President, Chief Executive Officer and Director, Michael Mona, Jr.

Compensation of Directors

Our directors, other than Mr. Mona, have each received compensation for their service as directors in the amount of $500, from inception to the date of this prospectus. We have a formal plan for compensating our directors for their services, whereby each director, other than our Chairman, receives $500 per meeting of the Board of Directors attended. Each of our directors also receives stock grants of 25,000 shares of common stock registered under the Company’s Form S-8 for each full calendar year of service on the Board of Directors.

On October 1, 2014, two non-employee Company directors were each granted 25,000 shares of common stock with a value equal to the fair market value of the Company’s common stock at the time of the grant. On March 16, 2015, Bart Mackay was awarded 25,000 shares of common stock with a value equal to the fair market value of the Company’s common stock at the time of the grant. On May 7, 2015, Larry Raskin, a member of the Company’s Board of Directors, was awarded 25,000 shares of common stock with a value equal to the fair market value of the Company’s common stock at the time of the grant.

42

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of CannaVest Corp. filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the SEC.

In addition we are required to file annual, quarterly, and current reports, or other information with the SEC as provided by the Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 on official business days during the hours of 10 a.m. to 3 p.m. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings, including reports, proxy and information statements, are also available to the public through the SEC’s Internet website at http://www.sec.gov.

LEGAL MATTERS

Procopio, Cory, Hargreaves & Savitch LLP will pass upon the validity of the issuance of the shares of common stock offered by this prospectus.

EXPERTS

The financial statements as of December 31, 2014 and 2013 and for the years then ended, appearing in this prospectus and Amendment No. 1 to the registration statement on Form S-1 have been audited by PKF Certified Public Accountants, a Professional Corporation, independent public accountants, as set forth in their report thereon appearing elsewhere in this prospectus and in Amendment No. 1 to the registration statement on Form S-1, and such report is included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

TRANSFER AGENT

Our transfer agent is Securities Transfer Corp., Frisco, Texas 75034.

43

CANNAVEST CORP. AND SUBSIDIARIES

Index to Financial Statements

Unaudited Condensed Consolidated Financial Statements

Audited Consolidated Financial Statements

F-1

CANNAVEST CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2015	December 31, 2014
Assets	(Unaudited)	(Audited)
Current assets
Cash (Note 2)	$2,239,986	$2,302,418
Accounts receivable, net (Note 2)	1,216,557	282,407
Notes receivable - current portion (Note 3)	1,491,618	1,508,468
Prepaid inventory	2,328,999	519,620
Inventory (Note 4)	10,780,455	11,666,251
Prepaid expenses and other current assets	651,601	527,104
Total current assets	18,709,216	16,806,268

Property & equipment, net (Note 2)	546,896	516,423
Intangibles, net (Note 6)	2,329,500	2,535,000
Goodwill	1,855,512	1,855,512
Note receivable - long term portion (Note 3)	–	26,705
Total other assets	4,731,908	4,933,640

Total assets	$23,441,124	$21,739,908

Liabilities and stockholders' equity
Current liabilities
Accounts payable	$475,066	$546,387
Accrued expenses (Note 5)	175,958	118,206
Total current liabilities	651,024	664,593

Commitments and contingencies (Note 10)

Stockholders' equity (Note 8)
Preferred stock, par value $0.0001; 10,000,000 shares authorized; no shares issued and outstanding	–	–
Common stock, par value $0.0001; 190,000,000 shares authorized; 34,959,166 and 33,419,166 shares issued and outstanding as of March 31, 2015 and December 31, 2014, respectively	3,495	3,341
Additional paid-in capital	29,191,777	24,828,337
Accumulated deficit	(6,405,172)	(3,756,363)
Total stockholders' equity	22,790,100	21,075,315

Total liabilities and stockholders' equity	$23,441,124	$21,739,908

See accompanying notes to the condensed consolidated financial statements.

F-2

CANNAVEST CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

UNAUDITED

	For the three months ended March 31,
	2015	2014

Product sales, net	$2,714,051	$2,631,869
Cost of goods sold	1,083,081	1,021,003
Gross Profit	1,630,970	1,610,866

Operating Expenses:
Selling, general and administrative	3,993,675	924,365
Research and development	323,145	151,021
Total Operating Expenses	4,316,820	1,075,386

Operating (Loss) Income	(2,685,850)	535,480

Other income (expense):
Interest income	37,041	–
Interest expense	–	(615,344)
Allocated losses on KannaLife Sciences investment	–	(38,552)
Total Other Income (Expense)	37,041	(653,896)

Loss before taxes	(2,648,809)	(118,416)
Provision for income taxes	–	–
Net Loss	$(2,648,809)	$(118,416)

Loss per share	$(0.08)	$(0.00)
Weighted average number of shares - basic & diluted	34,174,805	26,343,641

See accompanying notes to the condensed consolidated financial statements.

F-3

CANNAVEST CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

For the three months ended March 31, 2015

UNAUDITED

			Additional
	Common Stock		Paid-In	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance - December 31, 2014	33,419,166	$3,341	$24,828,337	$(3,756,363)	$21,075,315
Shares issued for cash (net of expenses) (Note 8)	1,260,000	126	2,519,874	–	2,520,000
Shares issued pursuant to underwriting services (Note 8)	30,000	3	87,597	–	87,600
Stock-based compensation	250,000	25	1,755,969	–	1,755,994
Net loss	–	–	–	(2,648,809)	(2,648,809)
Balance - March 31, 2015	34,959,166	$3,495	$29,191,777	$(6,405,172)	$22,790,100

See accompanying notes to the condensed consolidated financial statements.

F-4

CANNAVEST CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

UNAUDITED

	For the three months ended March 31,
	2015	2014
OPERATING ACTIVITIES
Net loss	$(2,648,809)	$(118,416)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	249,725	217,306
Amortization of debt discount	–	589,474
Stock issued pursuant to employment agreement	–	2,825
Stock-based compensation	1,755,994	–
Loss on equity investment	–	38,552
Interest on notes receivable	(31,562)	–
Change in operating assets and liabilities:
Prepaid expenses and other current assets	(36,897)	(114,513)
Prepaid inventory	(1,809,379)	(786,116)
Inventory	885,796	81,332
Accounts receivable	(934,150)	(825,227)
Accounts payable and accrued expenses	(13,569)	22,658
Net cash used in operating activities	(2,582,851)	(892,125)

INVESTING ACTIVITIES
Purchase of equipment	(74,698)	(9,295)
Repayment of principal on notes receivable	75,117	47,300
Net cash provided by investing activities	419	38,005

FINANCING ACTIVITIES
Common stock issued for cash	2,520,000	7,075,000
Payments on Roen Ventures loan	–	(92,069)
Repayment of related party loan	–	(300)

Net cash provided by financing activities	2,520,000	6,982,631
Net (decrease) increase in cash	(62,432)	6,128,511
Cash, beginning of period	2,302,418	2,243,670
Cash, end of period	$2,239,986	$8,372,181

Supplemental disclosure of non-cash transactions:
Common stock issued for future underwriting services	$(87,600)	$–
Conversion of accounts receivable to notes receivable	–	6,000,000
Conversion of line of credit to common stock	–	(600,000)
Common stock to be issued	–	(175,000)

Supplemental cash flow disclosures:
Interest paid	$–	$187,453
Taxes paid	16,091	–

See accompanying notes to the condensed consolidated financial statements.

F-5

CANNAVEST CORP. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED

1.	ORGANIZATION AND BUSINESS

CannaVest Corp. (formerly Foreclosure Solutions, Inc.) (the “Company,” “we,” “our” or “us”) develops, produces, markets and sells raw materials and end consumer products containing the hemp plant extract, Cannabidiol (“CBD”), to the nutraceutical, beauty care, pet care and functional food sectors. The Company is currently establishing pilot hemp growing operations in the United States with the goal of establishing industrial hemp operations nationally in the near future.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation - The accompanying condensed consolidated financial statements include the accounts of CannaVest Corp. and its wholly-owned subsidiaries US Hemp Oil, LLC, CannaVest Laboratories, LLC and Plus CBD, LLC (collectively, the “Company”). All intercompany accounts and transactions have been eliminated in consolidation. The Company commenced commercial operations on January 29, 2013.

The statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). All references to GAAP are in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) and the Hierarchy of Generally Accepted Accounting Principles.

The unaudited condensed consolidated interim financial statements have been prepared by the Company pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”). The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments) which are, in the opinion of management, necessary to fairly present the operating results for the respective periods. Certain information and footnote disclosures normally present in annual financial statements prepared in accordance with GAAP have been omitted pursuant to such rules and regulations. These unaudited condensed consolidated financial statements should be read in conjunction with the audited financial statements and notes for the year ended December 31, 2014, filed with the SEC on the Company’s Annual Report on Form 10-K filed on March 31, 2015. The results for the three months ended March 31, 2015, are not necessarily indicative of the results to be expected for the full year ending December 31, 2015.

Use of Estimates - The Company’s consolidated financial statements have been prepared in accordance with GAAP. The preparation of these consolidated financial statements requires us to make significant estimates and judgments that affect the reported amounts of assets, liabilities, revenues, expenses and related disclosures of contingent assets and liabilities. We evaluate our estimates, including those related to contingencies, on an ongoing basis. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. Significant estimates include the amortization lives of intangible assets, inputs used for valuing stock-based compensation and the allowance for doubtful accounts. It is at least reasonably possible that a change in the estimates will occur in the near term.

Reportable Segment - The Company’s internal reporting is organized into three channels: CBD products, laboratory services and hemp farming activities. These channels qualify as individual operating segments and are aggregated and viewed as one reportable segment due to their similar economic characteristics, products, production, distribution processes and regulatory environment.

Cash and Cash Equivalents - For purposes of the consolidated statements of cash flows, the Company considers amounts held by financial institutions and short-term investments with an original maturity of three months or less when purchased to be cash and cash equivalents. As of March 31, 2015 and December 31, 2014, the Company had no cash equivalents.

Concentrations of Credit Risk - As of March 31, 2015, the Federal Deposit Insurance Corporation (“FDIC”) provided insurance coverage of up to $250,000 per depositor per bank. The Company has not experienced any losses in such accounts and does not believe that the Company is exposed to significant risks from excess deposits. The Company’s cash balance in excess of FDIC limits totaled $1,972,976 at March 31, 2015.

F-6

At March 31, 2015 the Company had a $1,200,000 note receivable related to a single customer, MediJane Holdings, Inc. In addition, two customers represented 93.0% of our accounts receivable balance at March 31, 2015. Sales from one customer accounted for 37.9% of total sales for the three months ended March 31, 2015 (Note 3).

Accounts Receivable – Generally, the Company requires payment prior to shipment. However, in certain circumstances, the Company grants credit to companies located throughout the U.S. Accounts receivable consists of trade accounts arising in the normal course of business. Accounts receivable are unsecured and no interest is charged on past due accounts. Accounts for which no payments have been received after 30 days are considered delinquent and customary collection efforts are initiated. Accounts receivable are carried at original invoice amount less a reserve made for doubtful receivables based on a review of all outstanding amounts on a quarterly basis.

Management has determined the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition and credit history, and current economic conditions. As of March 31, 2015 and December 31, 2014, the Company has recorded an allowance for doubtful accounts related to accounts receivable in the amount of $100,000.

Revenue Recognition - The Company recognizes revenue in accordance with the ASC Topic 605, Revenue Recognition which requires persuasive evidence of an arrangement, delivery of a product or service, a fixed or determinable price and assurance of collection within a reasonable period of time. The Company records revenue when goods are delivered to customers and the rights of ownership have transferred from the Company to the customer.

Shipping and Handling – Shipping and handling costs totaled $53,024 for the three months ended March 31, 2015 and are recorded in selling, general and administrative expense. There were no shipping and handling expenses incurred for the three months ended March 31, 2014.

Returns - Finished Products - Within ten days of a customer’s receipt of Company’s finished products, the customer may return (i) finished products that do not conform to Company’s product specifications or (ii), finished products which are defective, provided that notice of condition is given within five days of receiving the finished products. The failure to comply with the foregoing time requirements shall be deemed a waiver of the customer’s claim for incorrect or defective shipments. In the event of the existence of one or more material defects in any finished product upon delivery to the customer, the Company shall, at its sole option and cost, either (a) take such measures as are required to cure the defect(s) designated in the notice, or (b) replace such defective finished product(s). The Company may, at its sole option, require the return or destruction of the defective finished products. The customer shall afford the Company the opportunity to verify that such defects existed prior to shipment and were not, for purposes of example and not limitation, the result of improper transport, handling, storage, product rotation or misuse by the customer.

Bulk Oil Products - All sales of bulk oil products are final, and the Company does not accept returns under any circumstances.

There is no allowance for customer returns at March 31, 2015 or December 31, 2014 due to insignificant return amounts experienced during the fiscal quarter ended March 31, 2015 and the year ended December 31, 2014.

Compensation and Benefits - The Company records compensation and benefits expense for all cash and deferred compensation, benefits, and related taxes as earned by its employees. Compensation and benefits expense also includes compensation earned by temporary employees and contractors who perform similar services to those performed by the Company’s employees, primarily information technology and project management activities.

Stock-Based Compensation - Certain employees, officers, directors and consultants of the Company participate in various long-term incentive plans that provide for granting stock options and restricted stock awards. Stock options generally vest in equal increments over a two- to four-year period and expire on the tenth anniversary following the date of grant. Restricted stock awards generally vest 100% at the grant date.

The Company recognizes stock-based compensation for equity awards granted to employees, officers, and directors as compensation and benefits expense in the condensed consolidated statements of operations. The fair value of stock options is estimated using a Black-Scholes valuation model on the date of grant. The fair value of restricted stock awards is equal to the closing price of the Company’s stock on the date of grant. Stock-based compensation is recognized over the requisite service period of the individual awards, which generally equals the vesting period.

F-7

The Company recognizes stock-based compensation for equity awards granted to consultants as selling, general and administrative expense in the condensed consolidated statements of operations. The fair value of stock options is estimated using a Black-Scholes valuation model on the date of grant and unvested awards are revalued at each reporting period. The fair value of restricted stock awards is equal to the closing price of the Company’s stock on the date of grant multiplied by the number of shares awarded. Stock-based compensation is recognized over the requisite service period of the individual awards, which generally equals the vesting period.

Inventory - Inventory is stated at lower of cost or market, with cost being determined on average cost basis. There was no reserve for obsolete inventory as of March 31, 2015 or December 31, 2014. Amounts paid to suppliers in advance for inventory is classified as prepaid inventory. Once the Company has assumed ownership, the cost of prepaid inventory is reclassified to inventory. As of March 31, 2015, the Company had $2,662,057 of inventory in Dusseldorf, Germany.

Property & Equipment - Equipment is stated at cost less accumulated depreciation. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use. Depreciation is provided on a straight-line basis over the assets’ estimated useful lives. Tenant improvements are amortized on a straight-line basis over the remaining life of the related lease. Maintenance or repairs are charged to expense as incurred. Upon sale or disposition, the historically-recorded asset cost and accumulated depreciation are removed from the accounts and the net amount less proceeds from disposal is charged or credited to other income (expense).

Fair Value of Financial Instruments - In accordance with ASC Topic 825, Financial Instruments, the Company calculates the fair value of its assets and liabilities which qualify as financial instruments and includes this additional information in the notes to its financial statements when the fair value is different than the carrying value of those financial instruments. The estimated fair value of the Company’s current assets and current liabilities approximates their carrying amount due to their readily available nature and short maturity.

Goodwill and Intangible Assets - The Company evaluates the carrying value of goodwill during the fourth quarter of each year and between annual evaluations if events occur or circumstances change that would more likely than not reduce the fair value of the reporting unit below its carrying amount. Such circumstances could include, but are not limited to (1) a significant adverse change in legal factors or in business climate, (2) unanticipated competition, or (3) an adverse action or assessment by a regulator. When evaluating whether goodwill is impaired, the Company compares the fair value of the reporting unit to which the goodwill is assigned to the reporting unit’s carrying amount, including goodwill. The fair value of the reporting unit is estimated using a combination of the income, or discounted cash flows, approach and the market approach, which utilizes comparable companies’ data. If the carrying amount of a reporting unit exceeds its fair value, then the amount of the impairment loss must be measured. The impairment loss would be calculated by comparing the implied fair value of reporting unit goodwill to its carrying amount. In calculating the implied fair value of reporting unit goodwill, the fair value of the reporting unit is allocated to all of the other assets and liabilities of that unit based on their fair values. The excess of the fair value of a reporting unit over the amount assigned to its other assets and liabilities is the implied fair value of goodwill.

We make critical assumptions and estimates in completing impairment assessments of goodwill and other intangible assets. Our cash flow projections look several years into the future and include assumptions on variables such as future sales and operating margin growth rates, economic conditions, market competition, inflation and discount rates.

We amortize the cost of other intangible assets over their estimated useful lives, which range up to five years, unless such lives are deemed indefinite. Intangible assets with indefinite lives are tested in the fourth quarter of each fiscal year for impairment, or more often if indicators warrant. During the three months ended March 31, 2015 and 2014 there were no impairments.

Long-Lived Assets - In accordance with ASC Topic 360, Accounting for the Impairment or Disposal of Long-Lived Assets, the Company reviews property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of property and equipment is measured by comparing its carrying value to the undiscounted projected future cash flows that the asset(s) are expected to generate. If the carrying amount of an asset is not recoverable, we recognize an impairment loss based on the excess of the carrying amount of the long-lived asset over its respective fair value, which is generally determined as the present value of estimated future cash flows or at the appraised value. The impairment analysis is based on significant assumptions of future results made by management, including revenue and cash flow projections. Circumstances that may lead to impairment of property and equipment include a significant decrease in the market price of a long-lived asset, a significant adverse change in the extent or manner in which a long-lived asset is being used or in its physical condition and a significant adverse change in legal factors or in the business climate that could affect the value of a long-lived asset including an adverse action or assessment by a regulator.

F-8

Loss per Share - The Company calculates earning or loss per share (“EPS”) in accordance with ASC Topic 260, Earnings per Share, which requires the computation and disclosure of two EPS amounts, basic and diluted. Basic EPS is computed based on the weighted average number of shares of common stock outstanding during the period. Diluted EPS is computed based on the weighted average number of shares of common stock outstanding plus all potentially dilutive shares of common stock outstanding during the period. The Company had 6,390,000 of stock options outstanding that are anti-dilutive at March 31, 2015. The Company had no outstanding stock options at March 31, 2014.

Research and Development Expense - Research and development costs are charged to expense as incurred and include, but are not limited to, employee salaries and benefits, cost of inventory used in product development, consulting service fees, the cost of renting and maintaining our laboratory facility and depreciation of laboratory equipment.

Income Taxes - Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the related temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized when the rate change is enacted. Valuation allowances are recorded to reduce deferred tax assets to the amount that will more likely than not be realized. In accordance with ASC Topic 740, Income Taxes, the Company recognizes the effect of uncertain income tax positions only if the positions are more likely than not of being sustained in an audit, based on the technical merits of the position. Recognized uncertain income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which those changes in judgment occur. The Company recognizes both interest and penalties related to uncertain tax positions as part of the income tax provision. As of March 15, 2015 and December 31, 2014 the Company did not have a liability for unrecognized tax uncertainties. The Company is subject to routine audits by taxing jurisdictions. Management believes the Company is no longer subject to tax examinations for the years prior to 2010.

Recent Issued and Newly Adopted Accounting Pronouncements

In May 2014, the FASB issued Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”), which completes the joint effort by the FASB and the International Accounting Standards Board to improve financial reporting by creating common revenue recognition guidance for GAAP and the International Financial Reporting Standards. ASU 2014-09 will become effective for the Company beginning January 1, 2017 and early adoption is not permitted. The Company is currently evaluating the potential impact of ASU 2014-09 on the Company’s consolidated financial statements.

In August 2014, the FASB issued guidance requiring management to evaluate on a regular basis whether any conditions or events have arisen that could raise substantial doubt about the entity’s ability to continue as a going concern. The guidance (1) provides a definition for the term “substantial doubt,” (2) requires an evaluation every reporting period, interim periods included, (3) provides principles for considering the mitigating effect of management’s plans to alleviate the substantial doubt, (4) requires certain disclosures if the substantial doubt is alleviated as a result of management’s plans, (5) requires an express statement, as well as other disclosures, if the substantial doubt is not alleviated, and (6) requires an assessment period of one year from the date the financial statements are issued. The standard is effective for the Company’s reporting year beginning January 1, 2017 and early adoption is permitted. The Company is evaluating the potential impact of this guidance on the Company’s consolidated financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the SEC did not, or are not believed by management to have a material impact on the Company’s present or future financial statements.

3.	NOTES RECEIVABLE

Notes receivable at March 31, 2015 and December 31, 2014 are comprised of the following:

	March 31, 2015	December 31, 2014

Dixie Botanicals note and accrued interest	$260,056	$335,173
MediJane Holdings note and accrued interest	1,231,562	1,200,000
	1,491,618	1,535,173

Less current portion	1,491,618	1,508,468
Long-term portion	$–	$26,705

F-9

The Dixie Botanicals note relates to an accounts receivable balance that was due on December 31, 2013. On January 10, 2014, Medical Marijuana, Inc. (“MJNA”) agreed to assume $725,000 of the accounts receivable and wrote-off $11,496. MJNA paid the Company $125,000 on January 17, 2014 towards this balance. The remaining $600,000 is subject to a promissory note between the parties, whereby MJNA will make monthly payments including interest at 7% per annum over a two year period. The note is secured by MJNA’s ownership share of the Company, owned indirectly by MJNA through MJNA’s subsidiary, PhytoSPHERE Systems, LLC, valued at two times the principal amount of the note as collateral.

The MediJane Holdings (“MJMD”) note relates to the sale of Company products in exchange for a convertible promissory note in the amount of $1,200,000. The full amount of $1,200,000 is due on June 23, 2015 along with accrued interest at 10%. The Company has the option to convert the full amount of the note, along with accrued interest into shares of common stock of MJMD.

4.	INVENTORY

Inventory at March 31, 2015 and December 31, 2014 is comprised of the following:

	March 31, 2015	December 31, 2014

Raw materials	$10,524,822	$11,209,119
Finished goods	255,633	457,132
	$10,780,455	$11,666,251

5.	ACCRUED EXPENSES

Accrued expenses at March 31, 2015 and December 31, 2014 were as follows:

	March 31, 2015	December 31, 2014

Accrued payroll expenses	$63,812	$68,920
Other accrued liabilities	112,146	49,286
	$175,958	$118,206

6.	INTANGIBLE ASSETS, NET

We amortize the identifiable intangible assets using the straight-line method over a useful life of five years. We determined that the useful life of those assets are based on the term of the applicable noncompete agreement and estimated lives of relationships acquired.

Amortization of intangible assets is expected to be approximately $822,000 for the years ending December 31, 2015, 2016 and 2017 and $68,500 for the year ending December 31, 2018.

Intangible assets consisted of the following at March 31, 2015 and December 31, 2014:

	Original Fair Market Value	Accumulated Amortization	Net

Balance - March 31, 2015:
Vendor relationships	$1,170,000	$507,000	$663,000
Trade name	230,000	99,667	130,333
Noncompete agreement	2,710,000	1,173,833	1,536,167
	$4,110,000	$1,780,500	$2,329,500

Balance - December 31, 2014:
Vendor relationships	$1,170,000	$448,000	$722,000
Trade name	230,000	88,167	141,833
Noncompete agreement	2,710,000	1,038,833	1,671,167
	$4,110,000	$1,575,000	$2,535,000

Amortization expense for the three months ended March 31, 2015 and 2014 totaled $205,500 and $205,500, respectively.

F-10

7.	RELATED PARTIES

For the three months ended March 31, 2015 and 2014, the Company recognized sales to the following related parties:

		For the three months ended March 31,
Party	Relationship	2015	2014

HempMeds PX	80% owned by MJNA	$–	$2,510,066
		$–	$2,510,066

		0.0%	95.4%

During 2014, the Company discontinued sales to HempMeds PX (Note 10).

During the three months ended March 31, 2015 and 2014, the Company paid $1,542,413 and $1,074,906, respectively, to a stockholder of the Company who is a supplier of hemp oil and hemp to the Company.

8.	STOCKHOLDERS’ EQUITY

Common Stock

The Company is authorized to issue up to 190,000,000 shares of common stock (par value $0.0001). As of March 31, 2015 and December 31, 2014, the Company had 34,929,166 and 33,419,166 shares of common stock issued and outstanding, respectively.

On January 28, 2015, we commenced an offering whereby the Company intends to sell up to 12 million shares of its restricted common stock in a private placement to accredited investors at a price per share of $2.00 (the “Offering”). The issuance of the shares in connection with the Offering was exempt from registration under the Securities Act of 1933, as amended (the “Act”), in reliance on exemptions from the registration requirement of the Act in transaction not involve in a public offering pursuant to Rule 506(b) of Regulation D, as promulgated by the SEC under the Act. As of March 31, 2015, the Company sold an aggregate of 1,260,000 shares of its restricted common stock pursuant to the Offering to 27 investors for an aggregate purchase price of $2,520,000. On January 2, 2015, 250,000 shares of the Company’s common stock were issued at a price of $2.36 per share, the Company’s closing price for common stock on the previous trading day, for compensation to an officer of the Company. In addition, on March 10, 2015, the Company issued 30,000 shares of common stock at a price of $2.92 per share, the Company’s closing price for common stock on such date, in connection with retaining an investment bank to assist in capital raising efforts.

Preferred Stock

The Company is authorized to issue up to 10,000,000 shares of $.0001 par value preferred stock with designations, rights and preferences to be determined from time to time by the Board of Directors of the Company. Each such series or class shall have voting powers, if any, and such preferences and/or other special rights, with such qualifications, limitations or restrictions of such preferences and/or rights as shall be stated in the resolution or resolutions providing for the issuance of such series or class of shares of preferred stock. As of March 31, 2015 and December 31, 2014 there was no preferred stock issued and outstanding.

Options/Warrants

On July 23, 2014, Company stockholders approved the Amended and Restated Equity Incentive Plan, which provides for the granting of stock options, restricted stock awards, restricted stock units, stock bonus awards and performance-based awards. This plan serves as the successor to the 2013 Equity Incentive Plan (Note 9).

F-11

9.	STOCK-BASED COMPENSATION

On July 23, 2014, Company stockholders approved the Amended and Restated Equity Incentive Plan (the “Amended 2013 Plan”), which provides for the granting of stock options, restricted stock awards, restricted stock units, stock bonus awards and performance-based awards. The Amended 2013 Plan serves as the successor to the 2013 Equity Incentive Plan. There were no option awards under the 2013 Equity Incentive Plan. Under the Amended 2013 Plan, the Company may grant up to 10,000,000 shares of new stock. As of March 31, 2015, the Company had approximately 3,610,000 of authorized unissued shares reserved and available for issuance under the Amended 2013 Plan.

The stock options are exercisable at no less than the fair market value of the underlying shares on the date of grant, and restricted stock and restricted stock units are issued at a value not less than the fair market value of the common stock on the date of the grant. Generally, stock options awarded are vested in equal increments ranging from two to four years on the annual anniversary date on which such equity grants were awarded. The stock options generally have a maximum term of 10 years. The following table summarizes stock option activity for the Amended 2013 Plan during the three months ended March 31, 2015:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contract Term (Years)	Aggregate Intrinsic Value
Outstanding - December 31, 2014	6,470,000	$2.70
Granted	–	–
Exercised	–	–
Forfeited	(80,000)	$2.82
Expired	–	–
Outstanding - March 31, 2015	6,390,000	$2.70	9.64	$–
Total exercisable - March 31, 2015	3,530,250	$2.66	9.68	$–
Total unvested - March 31, 2015	2,859,750	$2.74	9.59	$–
Total vested or expected to vest - March 31, 2015	6,390,000	$2.70	9.64	$–

The following table summarizes unvested stock options as of March 31, 2015:

	Number of Shares	Weighted Average Fair Value Per Share on Grant Date
Unvested stock options - December 31, 2014	3,421,131	$2.31
Granted	–	–
Vested	(481,381)	2.19
Forfeited	(80,000)	2.50
Unvested stock options - March 31, 2015	2,859,750	$2.33

The Company recognized expenses of $1,165,994 relating to stock options and $590,000 relating to common stock issued to employees, non-employees, officers, and directors during the three months ended March 31, 2015. For the three months ended March 31, 2015, stock-based compensation of $1,743,327 and $12,667, was expensed to Selling, General and Administration and Research and Development, respectively. As of March 31, 2015, total unrecognized compensation cost related to non-vested stock-based compensation arrangements granted to employees, officers, and directors was $5,886,474, which is expected to be recognized over a weighted-average period of 2.11 years. There was no stock-based compensation expense for the three months ended March 31, 2014.

F-12

10.	COMMITMENTS AND CONTINGENCIES

Commitments

The Company has non-cancelable operating leases, which expire through 2017. The leases generally contain renewal options ranging from 1 to 3 years and require the Company to pay costs such as real estate taxes and common area maintenance.

On February 23, 2015, we signed an amended lease for our laboratory facility in San Diego, California. Pursuant to the term of the lease, we will lease an additional 704 square feet of laboratory space for an additional $1,478 per month. The term of the lease commenced on March 1, 2015 with a term of 22 months through December 31, 2016.

The Company incurred rent expense of $74,492 and $40,394 for the three months ended March 31, 2015 and 2014, respectively.

The Company is a party to a contract for the growth and processing of 2,600 kilograms of product currently being delivered and scheduled to be delivered through August 31, 2015. The total amount left to be paid under this contract is approximately $6.2 million through October 2015. The Company is party to a second purchasing contract to provide up to 1 million kilograms of raw product to the Company. There is approximately $1.6 million remaining to be paid under this second contract through December 31, 2015. We have contractual rights for the growth and processing of hemp oil for delivery through October 2018 under both of these contracts. We anticipate the cost under both contracts will remain consistent with current year prices.

Contingencies

On April 23, 2014, Tanya Sallustro filed a purported class action complaint (the “Complaint”) in the Southern District of New York (the “Court”) alleging securities fraud and related claims against the Company and certain of its officers and directors and seeking compensatory damages including litigation costs. Ms. Sallustro alleges that between March 18-31, 2014, she purchased 325 shares of the Company’s common stock for a total investment of $15,791. The Complaint refers to Current Reports on Form 8-K and Current Reports on Form 8-K/A filings made by the Company on April 3, 2014 and April 14, 2014, in which the Company amended previously disclosed sales (sales originally stated at $1,275,000 were restated to $1,082,375 - reduction of $192,625) and restated goodwill as $1,855,512 (previously reported at net zero).  Additionally, the Complaint states after the filing of the Company’s Current Report on Form 8-K on April 3, 2014 and the following press release, the Company’s stock price “fell $7.30 per share, or more than 20%, to close at $25.30 per share.”  Subsequent to the filing of the Complaint, six different individuals have filed a motion asking to be designated the lead plaintiff in the litigation.  The Court scheduled a hearing on August 14, 2014 to consider the motions for designation as lead plaintiff.  The other individuals seeking lead plaintiff designation are: Wayne Chesner; Anamaria Schelling; Mark Williams; Otilda LaMont; Jane Ish and Steve Schuck.  After a hearing held on August 14, 2014, the Court took the matter under submission. On March 19, 2015, the Court issued a ruling appointing Steve Schuck as lead plaintiff and setting an initial pre-trial conference for June 25, 2015. The Company has not yet answered the Complaint but management intends to vigorously defend the allegations and an estimate of the possible loss cannot be made at this time.

On March 17, 2015, Company stockholder Michael Ruth filed a shareholder derivative suit in Nevada District Court alleging two causes of action: 1) Breach of Fiduciary Duty, and 2) “Gross Mismanagement.” The claims are premised on the same event as the already-pending securities class action case in New York – it is alleged that the Form 8-K filings misstated goodwill and sales of the Company, which when corrected, lead to a significant drop in stock price. The Company has not been served with a complaint but intends to vigorously defend the case after service is made.

On August 11, 2014, we terminated the Non-Exclusive License and Distribution Agreement with HempMeds PX, LLC (the “HempMeds Agreement”).  On or about August 13, 2014, HempMeds PX, LLC (“HempMeds”) demanded arbitration against us and recommended that the parties engage Private Trials in Las Vegas, Nevada to conduct the arbitration, denying that HempMeds was in breach of the HempMeds Agreement.  On August 22, 2014, HempMeds filed a complaint in the Eighth Judicial District, Clark County, Nevada (the “Nevada Complaint”) against us for breach of the HempMeds Agreement, unjust enrichment, and interference with prospective business advantage, claiming that it had satisfied all of its obligations under the HempMeds Agreement and that we breached that agreement by terminating it without just cause. Concurrently, HempMeds filed a Motion for Preliminary Injunction, asking the Court to reinstate the HempMeds Agreement, namely the provision that identified HempMeds as the exclusive on-line seller of certain products of the Company. The court denied HempMeds’ motion on October 3, 2014.  On April 27, 2015, the parties’ lawyers submitted a stipulation to the court, advising the court that the parties will go to arbitration and asking the court to dismiss the case without prejudice.  The court is expected to dismiss the case shortly.  We deny HempMeds’ claims and intend to vigorously defend the allegations and file appropriate counter-claims in arbitration.  Since no discovery has been conducted, an estimate of the possible loss or recovery cannot be made at this time.

F-13

On September 11, 2014, we filed a complaint for trademark infringement against Kannaway, LLC, General Hemp, LLC and HDDC Holdings, LLC (collectively, “Defendants”) in the United States District Court, Southern District of California, Case No. 14-cv-2160-CAB-BLM, asserting that Defendants have infringed on the Company’s Cannabis Beauty® and Cannabis Beauty Defined trademarks.  The Company alleges, among other things, that defendant HDDC Holdings, LLC (“HDDC”) assigned its rights in the CANNABIS BEAUTY DEFINED® mark to Company (the “HDDC Assignment”) which was promptly filed with the U.S. Patent and Trademark Office but, despite the foregoing, HDDC’s sister company, defendant Kannaway, LLC (“Kannaway”), is improperly using the trademark on personal care products in competition with the Company. On February 20, 2015, Defendants filed a counterclaim against the Company, asserting that the HDDC Assignment was signed under “duress” and that HDDC licensed the mark to the other defendants for 50 years before it assigned the mark to the Company. Lastly, counterclaimants assert claims for unfair competition against the Company, although they do not identify the commercial activity giving rise to the claim. We filed a Motion to Dismiss the counterclaim which the court has taken under submission.  On February 12, 2015, the Court granted our motion for preliminary injunction, enjoining defendants from using the Cannabis Beauty Defined trademark or any confusingly similar mark. The Company has posted an undertaking for $1.2M to secure the preliminary injunction under Federal Rule of Civil Procedure 65(c). Management intends to vigorously prosecute this complaint and defend the counterclaims. Since no discovery has been conducted, an estimate of the possible recovery or loss cannot be made at this time.

F-14

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of CannaVest Corp. and Subsidiaries

We have audited the accompanying consolidated balance sheets of CannaVest Corp. and subsidiaries (the “Company”) as of December 31, 2014 and 2013, and the related consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2014. CannaVest Corp.’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CannaVEST Corp. and subsidiaries as of December 31, 2014 and 2013, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

/s/ PKF
San Diego, California	PKF
March 31, 2015	Certified Public Accountants
A Professional Corporation

F-15

CANNAVEST CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31, 2014	December 31, 2013
Assets
Current assets
Cash (Note 2)	$2,302,418	$2,243,670
Accounts receivable, net (Note 2)	282,407	1,430,202
Notes receivable - current portion (Note 3)	1,508,468	–
Prepaid inventory	519,620	1,734,831
Inventory (Note 4)	11,666,251	2,473,322
Prepaid expenses and other current assets	527,104	174,317
Total current assets	16,806,268	8,056,342

Property & equipment, net (Note 2)	516,423	214,128
Intangibles, net (Note 6)	2,535,000	3,356,500
Goodwill (Note 6)	1,855,512	1,855,512
Accounts receivable, net of current portion	–	310,300
Note receivable - long term portion (Note 3)	26,705	–
Investment in KannaLife Sciences (Note 7)	–	439,246
Total other assets	4,933,640	6,175,686

Total assets	$21,739,908	$14,232,028

Liabilities and stockholders' equity
Current liabilities
Accounts payable	$546,387	$24,622
Accrued expenses (Note 5)	118,206	222,703
Common stock to be issued (Note 10)	–	175,000
Amount due to related party	–	300
Total current liabilities	664,593	422,625

Non-current liabilities
Line of credit - Roen Ventures, LLC, net of debt discount (Note 9)	–	5,502,595
Total liabilities	664,593	5,925,220

Commitments and contingencies (Note 12)

Stockholders' equity (Note 10)
Preferred stock, par value $0.0001; 10,000,000 shares authorized; no shares issued and outstanding	–	–
Common stock, par value $0.0001; 190,000,000 shares authorized; 33,419,166 and 15,580,000 shares issued and outstanding as of December 31, 2014 and 2013, respectively	3,341	1,558
Additional paid-in capital	24,828,337	10,749,662
Accumulated deficit	(3,756,363)	(2,444,412)
Total stockholders' equity	21,075,315	8,306,808
Total liabilities and stockholders' equity	$21,739,908	$14,232,028

See accompanying notes to consolidated financial statements.

F-16

CANNAVEST CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the years ended December 31,
	2014	2013

Product sales, net	$10,190,667	$2,154,063
Cost of goods sold	4,387,002	880,470
Gross Profit	5,803,665	1,273,593

Operating Expenses:
Selling, general and administrative	13,357,633	2,366,450
Research and development	999,280	524,476
Total Operating Expenses	14,356,913	2,890,926

Operating Loss	(8,553,248)	(1,617,333)

Other income (expense):
Interest income	30,703	–
Interest expense	(615,344)	(372,109)
Allocated losses on KannaLife Sciences investment	(38,552)	(310,754)
Gain on sale of KannaLife Sciences investment (Note 7)	7,899,306	–
Other	(34,816)	–
Total Other Income (Expense)	7,241,297	(682,863)

Loss before taxes	(1,311,951)	(2,300,196)
Provision for income taxes	–	–
Net Loss	$(1,311,951)	$(2,300,196)

Weighted average common shares outstanding
Basic	31,581,101	9,879,098
Net income per common share
Basic	$(0.04)	$(0.23)

See accompanying notes to consolidated financial statements.

F-17

CANNAVEST CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

	Common Stock		Additional Paid-In	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance - December 31, 2012	7,000,000	$700	$143,447	$(144,216)	$(69)

Shares issued pursuant to PhytoSPHERE acquisition (Note 6)	5,825,000	582	7,069,418	–	7,070,000
Shares issued for cash (net of expenses) (Note 10)	2,750,000	275	2,731,148	–	2,731,423
Restricted shares issued under employment agreement (Note 10)	5,000	1	5,649	–	5,650
To record beneficial conversion feature of debt (Note 9)	–	–	800,000	–	800,000
Net loss	–	–	–	(2,300,196)	(2,300,196)
Balance - December 31, 2013	15,580,000	1,558	10,749,662	(2,444,412)	8,306,808

Shares issued for cash (net of expenses) (Note 10)	8,031,666	803	8,421,697	–	8,422,500
Shares issued for conversion of note from Roen Ventures, LLC (Note 9)	10,000,000	1,000	5,999,000	–	6,000,000
Shares issued pursuant to employment agreement (Note 10)	7,500	–	42,125	–	42,125
Shares received in exchange for sale of equity investment (Note 7)	(500,000)	(50)	(8,299,950)	–	(8,300,000)
Stock-based compensation (Note 11)	300,000	30	7,915,803	–	7,915,833
Net loss	–	–	–	(1,311,951)	(1,311,951)
Balance - December 31, 2014	33,419,166	$3,341	$24,828,337	$(3,756,363)	$21,075,315

See accompanying notes to consolidated financial statements.

F-18

CANNAVEST CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the years ended December 31,
	2014	2013
OPERATING ACTIVITIES
Net loss	$(1,311,951)	$(2,300,196)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Depreciation and amortization	933,600	767,254
Amortization of debt discount	589,474	210,526
Stock issued pursuant to employment agreement	42,125	5,650
Stock-based compensation	7,915,833	–
Loss on equity investment	38,552	310,754
Gain on sale of equity investment	(7,899,306)	–
Bad debt expense	(300,000)	400,000
Other	34,816	–
Change in operating assets and liabilities:
Accounts receivable	1,205,952	(1,744,064)
Prepaid inventory	1,215,211	(474,321)
Inventory	(9,192,929)	(2,127,845)
Prepaid expenses and other current assets	(352,787)	(174,317)
Accounts payable	190,859	24,622
Accrued expenses	178,552	222,703
Net cash used in operating activities	(6,711,999)	(4,879,234)

INVESTING ACTIVITIES
Cash received on acquisition	–	50,775
Purchase of equipment	(449,211)	(226,594)
Cash paid on PhytoSPHERE Agreement	–	(950,000)
Investment in KannaLife Sciences	–	(750,000)
Issuance of note receivable	(1,200,000)	–
Repayment of principal on Dixie note receivable	264,827	–
Net cash flows used in investing activities	(1,384,384)	(1,875,819)

FINANCING ACTIVITIES
Common stock issued for cash	8,247,500	2,731,423
Proceeds of loan from Roen Ventures	–	6,192,069
Repayment of loan to Roen Ventures	(92,069)	(100,000)
Common stock to be issued	–	175,000
Repayment of loan from related party	(300)	(200)
Net cash flows from financing activities	8,155,131	8,998,292

F-19

CANNAVEST CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS – Continued

	For the years ended December 31,
	2014	2013

Net increase in cash	58,748	2,243,239
Cash, beginning of year	2,243,670	431
Cash, end of year	$2,302,418	$2,243,670

Supplemental disclosures of non-cash transactions:
Value of debt discount	$–	$800,000
Accounts receivable assumed from acquisition	–	396,438
Inventory assumed from acquisition	–	345,477
Prepaid inventory assumed from acquisition	–	1,260,510
Property and equipment assumed from acquisition	–	1,288
Goodwill	–	1,855,512
Intangible assets acquired from acquisition	–	4,110,000
Amount due to PhytoSPHERE Agreement	–	(1,314,878)
Common Shares issued for acquisition	–	7,070,000
Conversion of Line of credit – Roen Ventures, LLC to common stock	6,000,000	–
Conversion of accounts receivable to note receivable	(600,000)	–
Common stock to be issued	(175,000)	–
Common stock received in exchange for sale of investment	8,300,000	–

Supplemental cash flow disclosures:
Interest paid	$187,453	$–
Taxes paid	–	–

See accompanying notes to consolidated financial statements.

F-20

CANNAVEST CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	ORGANIZATION AND BUSINESS

CannaVest Corp. (formerly Foreclosure Solutions, Inc.) (the “Company”, “we” or “us”) was originally incorporated on December 9, 2010, in the state of Texas, to provide information on pre-foreclosure and foreclosed residential properties to homebuyers and real estate professionals on its website. The sole director, the President, Secretary and Treasurer was H.J. Cole (“Cole”). On March 31, 2011 the Company filed a Registration Statement on Form S-1 with the U.S. Securities and Exchange Commission (the “SEC”). The SEC declared the Registration Statement effective on July 29, 2011.

On November 16, 2012, Mai Dun Limited, LLC, Mercia Holdings, LLC, General Hemp, LLC and Bamburgh Holdings, LLC (the “Buyers”) acquired a total of 5,000,000 shares of common stock from Cole pursuant to that certain Stock Purchase Agreement by and among the Buyers, Cole and CannaVest Corp., a Texas Corporation. Concurrently with the purchase, the Buyers acquired an additional 1,979,900 shares of common stock of the Company from other shareholders in a series of private transactions. An aggregate total of 6,979,900 shares of the Company were purchased for a total purchase price of $375,000. Upon completion of the purchase, the Buyers collectively acquired 99.7% of the total issued and outstanding shares of common stock of the Company. On January 29, 2013, the Company amended its Certificate of Formation to change its name to CannaVest Corp. and on March 14, 2013, the Company increased the size of its Board of Directors and elected three directors.

On December 31, 2012, the Company entered into an Agreement for Purchase and Sale of Assets (the “PhytoSPHERE Agreement”) with PhytoSPHERE Systems, LLC (“PhytoSPHERE”) whereby upon the closing of the transaction the Company acquired certain assets of PhytoSPHERE. The closing occurred on January 29, 2013. Throughout the year ended December 31, 2013, the Company issued 5,825,000 shares of common stock and paid $950,000 as payment for the assets purchased.

On July 25, 2013, the Company’s predecessor, CannaVest Corp., a Texas corporation (“CannaVest Texas”), merged with the Company, a wholly-owned Delaware subsidiary of CannaVest Texas, to effectuate a change in the Company’s state of incorporation from Texas to Delaware.

The Company’s business is that of developing, producing, marketing and selling end consumer products to the nutraceutical industry containing hemp plant extract, Cannabidiol (“CBD”) and reselling to third parties raw product acquired by the Company pursuant to its supply relationships in Europe. The Company is currently establishing pilot hemp growing operations in the United States with the goal of establishing industrial hemp operations nationally in the near future.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation - The consolidated financial statements include the accounts of CannaVest Corp. and its wholly-owned subsidiaries US Hemp Oil, LLC, CannaVest Laboratories, LLC and Plus CBD, LLC (collectively, the “Company”). All intercompany accounts and transactions have been eliminated in consolidation. The Company commenced commercial operations on January 29, 2013.

Business Acquisition - We have accounted for the acquisition of the assets of PhytoSPHERE Systems, LLC in accordance with the Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC Topic 805”). ASC Topic 805 establishes principles and requirements for recognizing and measuring the total consideration transferred to and the assets acquired, liabilities assumed and any non-controlling interests in the acquired target in an asset purchase. ASC Topic 805 also provides guidance for recognizing and measuring goodwill acquired and other tangible and intangible assets. (Note 6)

Investments - The Company had a 24.97% interest in KannaLife Sciences, Inc. (“KannaLife”), a phyto-medical company specializing in the research and development of pharmacological products derived from plants. This investment was accounted for under the equity method of accounting.

Use of Estimates - The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). The preparation of these consolidated financial statements requires us to make significant estimates and judgments that affect the reported amounts of assets, liabilities, revenues, expenses and related disclosures of contingent assets and liabilities. We evaluate our estimates, including those related to contingencies, on an ongoing basis. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. Significant estimates include the valuation of intangible assets, the amortization lives of intangible assets and the allowance for doubtful accounts. It is at least reasonably possible that a change in the estimates will occur in the near term.

F-21

Reportable Segment - The Company’s internal reporting is organized into three channels: CBD products, laboratory services and hemp farming activities. These channels qualify as individual operating segments and are aggregated and viewed as one reportable segment due to their similar economic characteristics, products, production, distribution processes and regulatory environment.

Cash and Cash Equivalents - For purposes of the consolidated statements of cash flows, the Company considers amounts held by financial institutions and short-term investments with an original maturity of three months or less when purchased to be cash and cash equivalents. At each of December 31, 2014 and 2013, the Company had no cash equivalents.

Concentrations of Credit Risk - As of December 31, 2014, the Federal Deposit Insurance Corporation (“FDIC”) provided insurance coverage of up to $250,000 per depositor per bank. The Company has not experienced any losses in such accounts and does not believe that the Company is exposed to significant risks from excess deposits. The Company’s cash balance in excess of FDIC limits totaled $2,130,366 at December 31, 2014.

At December 31, 2014 the Company has a $1,200,000 note receivable related to a single customer, MediJane Holdings, Inc. In addition, one customer represented 62% of our accounts receivable balance at December 31, 2014. Sales from two customers accounted for 65% of total sales for the year ended December 31, 2014 (Note 8).

Accounts Receivable – Generally, the Company requires payment prior to shipment. However, in certain circumstances, the Company grants credit to companies located throughout the U.S. Accounts receivable consists of trade accounts arising in the normal course of business. Accounts receivable are unsecured and no interest is charged on past due accounts. Accounts for which no payments have been received after 30 days are considered delinquent and customary collection efforts are initiated. Accounts receivable are carried at original invoice amount less a reserve made for doubtful receivables based on a review of all outstanding amounts on a quarterly basis.

Management has determined the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition and credit history, and current economic conditions. As of December 31, 2014 and 2013, the Company has recorded an allowance for doubtful accounts related to accounts receivable in the amount of $100,000 and $400,000, respectively.

Revenue Recognition - The Company recognizes revenue in accordance with the ASC Topic 605, Revenue Recognition which requires persuasive evidence of an arrangement, delivery of a product or service, a fixed or determinable price and assurance of collection within a reasonable period of time. The Company records revenue when goods are delivered to customers and the rights of ownership have transferred from the Company to the customer.

Shipping and Handling – Shipping and handling costs totaled $57,885 and $19,301 for the years ended December 31, 2014 and 2013, respectively, and are recorded in selling, general and administrative expense.

Returns - Finished Products - Within ten (10) days of customer’s receipt of Company’s finished products, customers may return (i) finished products that do not conform to Company’s product specifications or (ii), finished products which are defective, provided that notice of condition is given within five (5) days of receiving the finished products. The failure to comply with the foregoing time requirements shall be deemed a waiver of customer’s claim for incorrect or defective shipments. In the event of the existence of one or more material defects in any finished product upon delivery to customer, the Company shall, at its sole option and cost, either (a) take such measures as are required to cure the defect(s) designated in the notice, or (b) replace such defective finished product(s). The Company may, at its sole option, require the return or destruction of the defective finished products. Customer shall afford the Company the opportunity to verify that such defects existed prior to shipment and were not, for purposes of example and not limitation, the result of improper transport, handling, storage, product rotation or misuse by customer.

Bulk Oil Products - All sales of bulk oil products are final, and the Company does not accept returns under any circumstances.

There is no allowance for customer returns at December 31, 2014 or 2013 due to insignificant return amounts experienced during the years ended December 31, 2014 and 2013.

F-22

Compensation and Benefits - The Company records compensation and benefits expense for all cash and deferred compensation, benefits, and related taxes as earned by its employees. Compensation and benefits expense also includes compensation earned by temporary employees and contractors who perform similar services to those performed by the Company’s employees, primarily information technology and project management activities.

Stock-Based Compensation - Certain employees, officers, directors and consultants of the Company participate in various long-term incentive plans that provide for granting stock options and restricted stock awards. Stock options generally vest in equal increments over a two- to four-year period and expire on the tenth anniversary following the date of grant. Restricted stock awards generally vest 100% at the grant date.

The Company recognizes stock-based compensation for equity awards granted to employees, officers, and directors as compensation and benefits expense on the consolidated statements of operation. The fair value of stock options is estimated using a Black-Scholes valuation model on the date of grant. The fair value of restricted stock awards is equal to the closing price of the Company’s stock on the date of grant. Stock-based compensation is recognized over the requisite service period of the individual awards, which generally equals the vesting period.

The Company recognizes stock-based compensation for equity awards granted to consultants as selling, general and administrative expense on the consolidated statements of operations. The fair value of stock options is estimated using a Black-Scholes valuation model on the date of grant and unvested awards are revalued at each reporting period. The fair value of restricted stock awards is equal to the closing price of the Company’s stock on the date of grant multiplied by the number of shares awarded. Stock-based compensation is recognized over the requisite service period of the individual awards, which generally equals the vesting period.

Inventory - Inventory is stated at lower of cost or market, with cost being determined on average cost basis. There was no reserve for obsolete inventory as of December 31, 2014 and 2013. Amounts paid to suppliers in advance for inventory is classified as prepaid inventory. Once the Company has assumed ownership, the cost of prepaid inventory is reclassified to inventory. As of December 31, 2014, the Company had $5,766,147 of inventory in Dusseldorf, Germany.

Property & Equipment - Equipment is stated at cost less accumulated depreciation. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use. Depreciation is provided on a straight-line basis over the assets’ estimated useful lives. Tenant improvements are amortized on a straight-line basis over the remaining life of the related lease. Maintenance or repairs are charged to expense as incurred. Upon sale or disposition, the historically-recorded asset cost and accumulated depreciation are removed from the accounts and the net amount less proceeds from disposal is charged or credited to other income (expense).

Property and equipment, net, at December 31, 2014 and 2013 were as follows:

	Useful Lives	2014	2013

Office furniture and equipment	3 years	$231,440	$5,159
Tenant improvements	14 to 39 months	56,474	–
Laboratory and other equipment	5 years	354,363	222,723
		642,277	227,882
Less: accumulated depreciation		(125,854)	(13,754)
		$516,423	$214,128

Fair Value of Financial Instruments - In accordance with ASC Topic 825, Financial Instruments, the Company calculates the fair value of its assets and liabilities which qualify as financial instruments and includes this additional information in the notes to its financial statements when the fair value is different than the carrying value of those financial instruments. The estimated fair value of the Company’s current assets and current liabilities approximates their carrying amount due to their readily available nature and short maturity.

F-23

Goodwill and Intangible Assets - The Company evaluates the carrying value of goodwill during the fourth quarter of each year and between annual evaluations if events occur or circumstances change that would more likely than not reduce the fair value of the reporting unit below its carrying amount. Such circumstances could include, but are not limited to (1) a significant adverse change in legal factors or in business climate, (2) unanticipated competition, or (3) an adverse action or assessment by a regulator. When evaluating whether goodwill is impaired, the Company compares the fair value of the reporting unit to which the goodwill is assigned to the reporting unit’s carrying amount, including goodwill. The fair value of the reporting unit is estimated using a combination of the income, or discounted cash flows, approach and the market approach, which utilizes comparable companies’ data. If the carrying amount of a reporting unit exceeds its fair value, then the amount of the impairment loss must be measured. The impairment loss would be calculated by comparing the implied fair value of reporting unit goodwill to its carrying amount. In calculating the implied fair value of reporting unit goodwill, the fair value of the reporting unit is allocated to all of the other assets and liabilities of that unit based on their fair values. The excess of the fair value of a reporting unit over the amount assigned to its other assets and liabilities is the implied fair value of goodwill.

We make critical assumptions and estimates in completing impairment assessments of goodwill and other intangible assets. Our cash flow projections look several years into the future and include assumptions on variables such as future sales and operating margin growth rates, economic conditions, market competition, inflation and discount rates. During the years ended December 31, 2014 and 2013, there were no impairments.

We amortize the cost of other intangible assets over their estimated useful lives, which range up to five years, unless such lives are deemed indefinite. Intangible assets with indefinite lives are tested in the fourth quarter of each fiscal year for impairment, or more often if indicators warrant. During the years ended December 31, 2014 and 2013 there were no impairments.

Long-Lived Assets - In accordance with ASC Topic 360, Accounting for the Impairment or Disposal of Long-Lived Assets, the Company reviews property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of property and equipment is measured by comparing its carrying value to the undiscounted projected future cash flows that the asset(s) are expected to generate. If the carrying amount of an asset is not recoverable, we recognize an impairment loss based on the excess of the carrying amount of the long-lived asset over its respective fair value, which is generally determined as the present value of estimated future cash flows or at the appraised value. The impairment analysis is based on significant assumptions of future results made by management, including revenue and cash flow projections. Circumstances that may lead to impairment of property and equipment include a significant decrease in the market price of a long-lived asset, a significant adverse change in the extent or manner in which a long-lived asset is being used or in its physical condition and a significant adverse change in legal factors or in the business climate that could affect the value of a long-lived asset including an adverse action or assessment by a regulator.

Loss per Share - The Company calculates earning or loss per share (“EPS”) in accordance with ASC Topic 260, Earnings per Share, which requires the computation and disclosure of two EPS amounts, basic and diluted. Basic EPS is computed based on the weighted average number of shares of common stock outstanding during the period. Diluted EPS is computed based on the weighted average number of shares of common stock outstanding plus all potentially dilutive shares of common stock outstanding during the period. The Company has 6,470,000 of stock options outstanding that are anti-dilutive at December 31, 2014. The Company has no dilutive shares outstanding at December 31, 2013.

Research and Development Expense - Research and development costs are charged to expense as incurred and include, but are not limited to, employee salaries and benefits, cost of inventory used in product development, consulting service fees, the cost of renting and maintaining our laboratory facility and depreciation of laboratory equipment.

Income Taxes - Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the related temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized when the rate change is enacted. Valuation allowances are recorded to reduce deferred tax assets to the amount that will more likely than not be realized. In accordance with ASC Topic 740, Income Taxes, the Company recognizes the effect of uncertain income tax positions only if the positions are more likely than not of being sustained in an audit, based on the technical merits of the position. Recognized uncertain income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which those changes in judgment occur. The Company recognizes both interest and penalties related to uncertain tax positions as part of the income tax provision. As of December 31, 2014 and 2013 the Company did not have a liability for unrecognized tax uncertainties. The Company is subject to routine audits by taxing jurisdictions. Management believes the Company is no longer subject to tax examinations for the years prior to 2010.

F-24

Recent Issued and Newly Adopted Accounting Pronouncements

In February 2013, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update No. 2013-04, Liabilities (Topic 405): Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation Is Fixed at the Reporting Date (“ASU No. 2013-04”). The amendments in ASU No. 2013-04 provide guidance for the recognition, measurement, and disclosure of obligations resulting from joint and several liability arrangements for which the total amount of the obligation within the scope of ASU No. 2013-04 is fixed at the reporting date, except for obligations addressed within existing guidance in GAAP. The guidance requires an entity to measure those obligations as the sum of the amount the reporting entity agreed to pay on the basis of its arrangement among its co-obligors and any additional amount the reporting entity expects to pay on behalf of its co-obligors. The guidance in ASU No. 2013-04 also requires an entity to disclose the nature and amount of the obligation as well as other information about those obligations. The amendment in this standard is effective retrospectively for fiscal years, and interim periods within those years, beginning after December 15, 2013. The Company elected to adopt ASU No. 2013-04 during the first fiscal quarter of 2014. The adoption of this update did not have a material impact on the Company’s consolidated financial statements.

In May 2014, the FASB issued Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”), which completes the joint effort by the FASB and the International Accounting Standards Board to improve financial reporting by creating common revenue recognition guidance for GAAP and the International Financial Reporting Standards. ASU 2014-09 will become effective for the Company beginning January 1, 2017 and early adoption is not permitted. The Company is currently evaluating the potential impact of ASU 2014-09 on the Company’s consolidated financial statements.

In August 2014, the Financial Accounting Standards Board, or the FASB, issued guidance requiring management to evaluate on a regular basis whether any conditions or events have arisen that could raise substantial doubt about the entity’s ability to continue as a going concern. The guidance (1) provides a definition for the term “substantial doubt,” (2) requires an evaluation every reporting period, interim periods included, (3) provides principles for considering the mitigating effect of management’s plans to alleviate the substantial doubt, (4) requires certain disclosures if the substantial doubt is alleviated as a result of management’s plans, (5) requires an express statement, as well as other disclosures, if the substantial doubt is not alleviated, and (6) requires an assessment period of one year from the date the financial statements are issued. The standard is effective for the Company’s reporting year beginning January 1, 2017 and early adoption is permitted. The Company is currently evaluating the extent and impact on the Company’s consolidated financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the SEC did not, or are not believed by management to have a material impact on the Company’s present or future financial statements.

3.	NOTES RECEIVABLE

Notes receivable at December 31, 2014 and 2013 are comprised of the following:

	2014	2013

Dixie Botanicals note	$335,173	$–
MediJane Holdings note	1,200,000	–
	1,535,173	–

Less current portion	1,508,468	–
Long-term portion	$26,705	$–

The Dixie Botanicals note relates to an accounts receivable balance that was due on December 31, 2013. On January 10, 2014, Medical Marijuana, Inc. (“MJNA”) agreed to assume $725,000 of the accounts receivable and wrote-off $11,496. MJNA paid the Company $125,000 on January 17, 2014 towards this balance. The remaining $600,000 is subject to a promissory note between the parties, whereby MJNA will make monthly payments including interest at 7% per annum over a two year period. The note is secured by MJNA’s ownership share of the Company, through MJNA’s subsidiary PhytoSPHERE Systems, LLC at two times the principal amount of the note as collateral.

The MediJane Holdings (“MJMD”) note relates to the sale of Company products in exchange for a convertible promissory note in the amount of $1,200,000. The full amount of $1,200,000 is due on June 23, 2015 along with accrued interest at 10%. The Company has the option to convert the full amount of the note, along with accrued interest into shares, of common stock of MJMD.

F-25

4.	INVENTORY

Inventory at December 31, 2014 and 2013 is comprised of the following:

	2014	2013

Raw materials	$11,209,119	$1,867,751
Work in process	–	470,442
Finished goods	457,132	135,129
	$11,666,251	$2,473,322

5.	ACCRUED EXPENSES

Accrued expenses at December 31, 2014 and 2013 were as follows:

	2014	2013

Accrued interest	$–	$161,583
Accrued payroll expenses	68,920	20,955
Other accrued liabilities	49,286	40,165
	$118,206	$222,703

6.	ACQUISITION OF ASSETS OF PHYTOSPHERE SYSTEMS, LLC

On December 15, 2012, we entered into an Agreement for Purchase and Sale of Assets (the “Purchase Agreement”) with PhytoSPHERE Systems, LLC, a Delaware limited liability company (“PhytoSPHERE”), whereby on January 29, 2013 we acquired certain assets of PhytoSPHERE. Pursuant to the Purchase Agreement, we acquired from PhytoSPHERE tangible equipment, inventory including 460 kg of raw hemp oil, all URLs and domain names of PhytoSPHERE, all landline telephone numbers and postal addresses affiliated with PhytoSPHERE, an exclusive license to use the names “PhytoSPHERE” and “PhytoSPHERE Systems” in the development and commercialization of hemp-based products including CBD, existing bank accounts with a total balance of $50,775, vendor lists, permits, licenses and other approvals, and all rights and obligations under existing and pending supply contracts. The Company purchased the assets of PhytoSPHERE as the basis for adoption of the Company’s new business model, which is to manufacture, market and sell products containing hemp oil. As part of the purchase price, the Company acquired intangible assets which could not be specifically identified which has been classified as goodwill on the accompanying consolidated financial statements. Goodwill represents the residual value after all identifiable assets were valued and what not valued independently and is primarily attributable to assembled workforce, operating and process know-how and potential expansion into local and global markets. We expect goodwill to be deductible for tax purposes.

As compensation for the purchase, the Company issued 5,825,000 shares of common stock and paid $950,000 in cash.

The purchase price of the acquisition was determined to be $8,020,000 based on management’s estimate of the fair market value of the business acquired. The fair market value was determined to be the more appropriate basis of valuation as the Company’s common stock was not trading and the Company had no operations at the time of acquisition in order to estimate a fair market value of Company common stock. The Company’s common stock issued was contemporaneously valued with the purchase price of PhytoSPHERE.

F-26

The following is the allocation of the purchase price:

Assets acquired
Tangible assets
Cash	$50,775
Accounts receivable	396,438
Inventory	345,477
Prepaid inventory	1,260,510
Property and equipment	1,288
Total tangible assets	2,054,488

Identifiable intangible assets
Vendor relationships	1,170,000
Trade name	230,000
Noncompete agreement - PhytoSPHERE	2,710,000
Total identifiable intangible assets	4,110,000

Unidentifiable intangible assets
Goodwill residual estimate	1,855,512
Total assets acquired from PhytoSPHERE	$8,020,000

Due to the complexity and limited information available from the selling company of PhytoSPHERE, supplemental proforma information has not been presented. The operations and management of PhytoSPHERE was not indicative of the current operations and strategy, accordingly, the proforma information would not be indicative of future operations or be beneficial to the users of these financial statements.

We have amortized the identifiable intangible assets using the straight-line method over a useful life of five years. We determined that the useful life of those assets are based on the term of the noncompete agreement and estimated lives of relationships acquired. Amortization of intangible assets is expected to be approximately $822,000 for the years ending December 31, 2015, 2016 and 2017 and $68,500 for the year ending December 31, 2018.

Intangible assets consist of the following at December 31, 2014 and 2013:

	Original Fair Market Value	Accumulated Amortization	Net

Balance - December 31, 2013:
Vendor relationships	$1,170,000	$214,500	$955,500
Trade name	230,000	42,167	187,833
Noncompete agreement	2,710,000	496,833	2,213,167
	$4,110,000	$753,500	$3,356,500

Balance - December 31, 2014:
Vendor relationships	$1,170,000	$448,000	$722,000
Trade name	230,000	88,167	141,833
Noncompete agreement	2,710,000	1,038,833	1,671,167
	$4,110,000	$1,575,000	$2,535,000

Amortization expense for the year ended December 31, 2014 and 2013 totaled $821,500 and $753,500, respectively.

F-27

7.	KANNALIFE SCIENCES INVESTMENT

During 2013, the Company invested $750,000 in KannaLife Sciences, Inc. (“KannaLife”), which represented a 24.97% ownership stake. For the years ended December 31, 2014 and 2013, the Company recognized its prorata share of KannaLife losses of $38,552 and $310,754, respectively.

On June 2, 2014, the Company sold its 24.97% equity investment in KannaLife to PhytoSPHERE in exchange for 500,000 shares of Company common stock held by PhytoSPHERE, an affiliate of KannaLife. Accordingly, the Company recognized a gain on sale of equity investment of $7,899,306 based on the number of shares of Company common stock received at the closing trading price of Company common stock on June 2, 2014 of $16.60 per share.

8.	RELATED PARTIES

During the year ended December 31, 2013, the Company made a payment of $2,001 for rent expense to MonaCo Development, an entity owned 100% by Michael J. Mona, Jr, the Company’s President and Chief Executive Officer. Additionally, the Company made a payment of $7,500 to Mr. Mona in 2013 for services provided prior to the consummation of an employment agreement between the Company and Mr. Mona.

During the year ended December 31, 2013, the Company paid a total of $30,000 to Mr. Stuart Titus, a stockholder of the Company, for consulting services provided. As of December 31, 2014, Mr. Titus is no longer providing services to the Company.

Bart Mackay, a Board Director of the Company owns 100% of Roen Ventures, LLC through two wholly-owned limited liability companies, Mai Dun, Ltd., and Mercia Holdings, LLC. For the years ended December 31, 2014 and 2013, Mr. Mackay received $500 and $2,000, respectively, in fees paid for services provided to the Company.

As of December 31, 2013, the Company owed Roen Ventures, LLC a total of $6,092,069 under a Promissory Note (Note 9). Under the terms of the note, Roen Ventures, LLC had the option to convert the balance owed, up to $6,000,000 into common shares of the Company at a conversion price of $0.60 per share. In addition, the Company owed Roen $161,583 in accrued interest under the note at December 31, 2013 and paid interest totaling $187,723 in January 2014. The note was converted during 2014 (Note 10).

Michael J. Mona, Jr., the President and Chief Executive Officer of the Company previously held a 50% interest in Roen Ventures, LLC which he subsequently sold to Mr. Mackay during 2013.

For the years ended December 31, 2014 and 2013, the Company recognized sales to the following related parties which represented 100% of total sales recognized in 2013:

		For the years ended December 31,
Party	Relationship	2014	2013

Medical Marijuana, Inc. ("MJNA")	Stockholder	$–	$92,690
HempMeds PX	80% owned by MJNA	5,443,978	871,315
Dixie/Red Dice Holdings	60% owned by MJNA	–	365,058
Canchew Biotechnologies	40% owned by MJNA	–	825,000
		$5,443,978	$2,154,063

		53.4%	100.0%

During 2014, the Company discontinued sales to HempMeds PX (Note 12).

100% of the Company’s accounts receivable at December 31, 2013 totaling $1,740,502 were from these parties. In addition, the Company had a note receivable from Dixie Botanicals of $335,173 at December 31, 2014 (Note 3).

During the years ended December 31, 2014 and 2013, the Company paid $9,072,025 and $1,953,690, respectively, to a stockholder of the Company who is a supplier of hemp oil and hemp to the Company.

On January 1, 2015, 250,000 shares of common stock was granted to the V.P. of Operations.

F-28

9.	LINE OF CREDIT – ROEN VENTURES, LLC

On March 1, 2013, the Company issued a Promissory Note (the “Note”) to Roen Ventures, LLC, a Nevada limited liability company (“Roen Ventures”), in exchange for loans provided and to be provided in the future in an amount of up to $2,000,000, subsequently increased to $6,000,000. As of December 31, 2013, the principal balance of the Note was $6,092,069. The Note was an unsecured obligation of the Company accruing interest at 5% that was due on July 25, 2015. As previously disclosed in our Current Report on Form 8-K filed with the SEC on July 31, 2013, the disinterested members of our Board of Directors (the “Board”) approved an amendment to the terms of the Note to increase the credit line to $6,000,000 and provide for the ability of Roen Ventures to convert, at its sole discretion, the outstanding balance of the Note into shares of the common stock of the Company at a conversion price determined following the conclusion of a valuation of the Company’s common stock. The valuation determined pursuant to ASC 718 Stock Compensation that the fair market value of our restricted common stock was $0.68 per share. On November 7, 2013, disinterested members of the Board approved an amendment to the Note to allow for conversion of the Note at a conversion price equal to $0.60 per share, which represents a discount of approximately 12% off the fair market value of our restricted common stock.

The Company has determined that the conversion feature is considered a beneficial conversion feature and determined its value on the date of the amendment for $6,000,000 on July 25, 2013 to be $800,000. The Company calculated the beneficial conversion feature at its intrinsic value. Accordingly, the beneficial conversion feature was accounted for as a debt discount to the Note and was amortized using the effective interest method as interest expense over the remaining life of the Note or upon conversion, if sooner. The amortization of debt discounts for the years ended December 31, 2014 and 2013 was $589,474 and $210,526, respectively, and is included in interest expense in the accompanying consolidated statements of operations.

On January 22, 2014, Roen Ventures LLC delivered a Notice of Election to Convert to Common Shares. As a result, in January 2014 the Company issued a total of 10,000,000 shares of the Company’s common stock under the terms of the Conversion Notice.

10.	STOCKHOLDERS’ EQUITY

Common Stock

The Company is authorized to issue up to 190,000,000 shares of common stock (par value $0.0001). As of December 31, 2014 and 2013, the Company had 33,419,166 and 15,580,000 shares of common stock issued and outstanding, respectively. During 2014, the Company issued 8,039,166 shares of its common stock, of which 7,500 shares related to an employment agreement and 8,031,666 were pursuant to a private placement offering. The Company had received payment of $175,000 toward the purchase of these shares at December 31, 2013. In addition, during 2014, 10,000,000 shares of the Company’s common stock were issued for a debt conversion (Note 9); and, 300,000 shares were issued on October 31, 2014 at a price of $2.82 per share, the Company’s closing price for common stock, for compensation to directors and officers.

The Company issued a total of 7,500 and 5,000 shares of common stock under an employment agreement during the years ended December 31, 2014 and 2013, respectively. The agreement terminated in December 2014 and no further grants will be awarded under this agreement.

On November 7, 2013, the Board of Directors approved the terms of an offering of up to $10 million of its restricted common stock in a private placement to accredited investors at a price of $1.00 per share. The offering was conducted pursuant to Rule 506(b) of Regulation D, as promulgated by the SEC under the Securities Act of 1933, as amended. As of December 31, 2013, the Company sold a total of 2,750,000 shares under the offering and received net proceeds of $2,731,423. As of December 31, 2013, $175,000 was received for 175,000 shares that were issued subsequent to year end.

On January 28, 2015, we commenced an offering whereby the Company intends to sell up to 12 million shares of its restricted common stock in a private placement to accredited investors at a price per share of $2.00 (the “Offering”). The issuance of the shares in connection with the Offering was exempt from registration under the Securities Act of 1933, as amended (the “Act”), in reliance on exemptions from the registration requirement of the Act in transaction not involve in a public offering pursuant to Rule 506(b) of Regulation D, as Promulgated by the Securities and Exchange Commission under the Act.

As of March 31, 2015, the Company sold an aggregate of 1,260,000 shares of its restricted common stock pursuant to the Offering to 27 investors for an aggregate purchase price of $2,520,000.

F-29

Preferred Stock

The Company is authorized to issue up to 10,000,000 shares of $.0001 par value preferred stock with designations, rights and preferences to be determined from time to time by the Board. Each such series or class shall have voting powers, if any, and such preferences and/or other special rights, with such qualifications, limitations or restrictions of such preferences and/or rights as shall be stated in the resolution or resolutions providing for the issuance of such series or class of shares of preferred stock. As of December 31, 2014 and 2013 there is no preferred stock issued and outstanding.

Options/Warrants

On July 23, 2014, Company shareholders approved the Amended and Restated Equity Incentive Plan, which provides for the granting of stock options, restricted stock awards, restricted stock units, stock bonus awards and performance-based awards. This plan serves as the successor to the 2013 Equity Incentive Plan (Note 11).

11.	STOCK-BASED COMPENSATION

On July 23, 2014, Company shareholders approved the Amended and Restated Equity Incentive Plan (the “Amended 2013 Plan”), which provides for the granting of stock options, restricted stock awards, restricted stock units, stock bonus awards and performance-based awards. The Amended 2013 Plan serves as the successor to the 2013 Equity Incentive Plan. There were no option awards under the 2013 Equity Incentive Plan. Under the Amended 2013 Plan, the Company may grant up to 10,000,000 new stock. As of December 31, 2014, the Company had approximately 3,530,000 of authorized unissued shares reserved and available for issuance upon exercise and conversion of outstanding awards.

The stock options are exercisable at no less than the fair market value of the underlying shares on the date of grant, and restricted stock and restricted stock units are issued at a value not less than the fair market value of the common stock on the date of the grant. Generally, stock options awarded are vested in equal increments ranging from two to four years on the annual anniversary date on which such equity grants were awarded. The stock options generally have a maximum term of 10 years. The following table summarizes stock option activity for the Amended 2013 Plan during the year ended December 31, 2014:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contract Term (Years)	Aggregate Intrinsic Value

Outstanding - December 31, 2013	–	–
Granted	6,470,000	$2.70
Exercised	–	–
Forfeited	–	–
Expired	–	–
Outstanding - December 31, 2014	6,470,000	$2.70	9.88	$–

Total exercisable - December 31, 2014	3,048,869	$2.66	9.93	$–
Total unvested - December 31, 2014	3,421,131	$2.74	9.84	$–
Total vested or expected to vest - December 31, 2014	6,470,000	$2.70	9.88	$–

The following table summarizes unvested stock options as of December 31, 2014:

	Number of Shares	Weighted Average Fair Value Per Share on Grant Date

Unvested stock options - December 31, 2013	–	$–
Granted	6,470,000	2.22
Vested	3,048,869	2.11
Forfeited	–	–
Unvested stock options - December 31, 2014	3,421,131	$2.31

F-30

The following table presents the weighted-average assumptions used by the Company for calculating the fair value of its employee, non-employee, officer and director stock options using the Black-Scholes valuation model that have been granted during the year ended December 31, 2014:

	Employees Weighted Average	Non-Employees Weighted Average

Volatility	103.48%	96.69%
Risk-Free Interest Rate	1.81%	2.31%
Expected Term	5.32	10.00
Dividend Rate	0.00%	0.00%
Fair Value Per Share on Grant Date	$2.21	$2.45

The risk-free interest rates are based on the implied yield available on U.S. Treasury constant maturities with remaining terms equivalent to the respective expected terms of the options. The Company estimates the expected term for stock options awarded to employees, non-employees, officers and directors using the simplified method in accordance with Staff Accounting Bulletin 110, Certain Assumptions Used in Valuation Methods, because the Company does not have sufficient relevant historical information to develop reasonable expectations about future exercise patterns. The Company estimates the expected term for stock options awarded to employees, non-employees, officers and directors using the contractual term. Expected volatility is calculated based on the Company’s peer group, consisting of five companies in the industry in which the Company does business because the Company does not have sufficient historical volatility data. The Company will continue to use peer group volatility information until historical volatility of the Company is available to measure expected volatility for future grants. In the future, as the Company gains historical data for volatility of its own stock and the actual term over which stock options are held, expected volatility and the expected term may change, which could substantially change the grant-date fair value of future stock option awards, and, consequently, compensation of future grants.

The Company recognized $7,069,833 relating to stock options and $888,125 relating to common stock issued to employees, non-employees, officers, and directors during the year ended December 31, 2014. For the year ended December 31, 2014, stock-based compensation of $7,851,685 and $64,148, was expensed to Selling, General and Administration and Research and Development, respectively. As of December 31, 2014, total unrecognized compensation cost related to non-vested stock-based compensation arrangements granted to employees, officers, and directors was $7,251,258, which is expected to be recognized over a weighted-average period of 2.28 years.

12.	COMMITMENTS AND CONTINGENCIES

Commitments

The Company has non-cancelable operating leases, which expire through 2017. The leases generally contain renewal options ranging from 1 to 3 years and require the Company to pay costs such as real estate taxes and common area maintenance. The following table provides the Company’s lease commitments at December 31, 2014:

For the years ending December 31,	Total Operating Leases

2015	$383,446
2016	427,914
2017	206,482
$1,017,842

The Company incurred rent expense of $285,960 and $99,080 for the years ended December 31, 2014 and 2013, respectively.

The Company is a party to a contract for the growth and processing of 2,600 kilograms of product currently being delivered and scheduled to be delivered through August 31, 2015. The total amount left to be paid under this contract is approximately $7.2 million through December 2015. The Company is party to a second purchasing contract to provide up to 1 million kilograms of raw product to the Company. There is approximately $1.8 million remaining to be paid under this second contract through December 31, 2015. We have contractual rights for the growth and processing of hemp oil for delivery through October 2018 under both of these contracts. We anticipate the cost under both contracts will remain consistent with current year prices.

F-31

Contingencies

On March 8, 2008, Far West Industries (“Far West”) sued Michael J. Mona, Jr., President and Chief Executive Officer of the Company and others for damages resulting from fraud arising out of a land transaction in California (the “California Action”). On February 23, 2012, a judgment was entered in the California Action in favor of Far West against Mr. Mona and others in the amount of $17,777,562. On October 18, 2012, the judgment in the California Action was domesticated in Nevada and enforcement proceedings commenced including, but not limited to an examination of Mr. Mona as a judgment debtor, and garnishments of various accounts belonging to Mr. Mona. During the period, Mr. Mona loaned $3,000,000 to Roen Ventures, which was subsequently loaned to the Company. The suit alleges that the loan transactions were intended to prejudice creditors like Far West by concealing and wasting assets that would otherwise be available to satisfy the judgment that Far West has against Mr. Mona. Pursuant to a Second Amendment Complaint filed by Far West Industries on February 20, 2014, the Company was added as a defendant to the suit. On March 17, 2014, the Company was served with a complaint from Far West Industries. In summary, Far West alleges that the Company is in possession of funds as a result of an allegedly fraudulent transfer between Mr. Mona, Roen Ventures, LLC, and the Company. On May 13, 2014, a motion to dismiss filed by the Company was granted and thus, the Company will no longer be a defendant in the lawsuit.  Although Far West’s counsel thereafter filed a Third Amended Complaint which improperly sought to re-name the Company as a defendant, on October 16, 2014, Far West filed a dismissal of the Company after the Company threatened to bring a motion for sanctions for violating the Court order of May 13, 2014.  Accordingly, the Company has been formally dismissed from the action.

On April 23, 2014, Tanya Sallustro filed a purported class action complaint (the “Complaint”) in the Southern District of New York (the “Court”) alleging securities fraud and related claims against the Company and certain of its officers and directors and seeking compensatory damages including litigation costs.  Ms. Sallustro alleges that between March 18-31, 2014, she purchased 325 shares of the Company’s common stock for a total investment of $15,791. The Complaint refers to Current Reports on Form 8-K and Current Reports on Form 8-K/A filings made by the Company on April 3, 2014 and April 14, 2014, in which the Company amended previously disclosed sales (sales originally stated at $1,275,000 were restated to $1,082,375 - reduction of $192,625) and restated goodwill as $1,855,512 (previously reported at net zero).  Additionally, the Complaint states after the filing of the Company’s Current Report on Form 8-K on April 3, 2014 and the following press release, the Company’s stock price “fell $7.30 per share, or more than 20%, to close at $25.30 per share.” Subsequent to the filing of the Complaint, six different individuals have filed a motion asking to be designated the lead plaintiff in the litigation.  The Court scheduled a hearing on August 14, 2014 to consider the motions for designation as lead plaintiff.  The other individuals seeking lead plaintiff designation are:  Wayne Chesner; Anamaria Schelling; Mark Williams; Otilda LaMont; Jane Ish and Steve Schuck. After a hearing held on August 14, 2014, the Court took the matter under submission. On March 19, 2015, the Court issued a ruling appointing Steve Schuck as lead plaintiff and setting an initial pre-trial conference for April 30, 2015.  The Company has not yet answered the Complaint but management intends to vigorously defend the allegations and an estimate of the possible loss cannot be made at this time.

On March 17, 2015, shareholder Michael Ruth filed a shareholder derivative suit in Nevada District Court alleging two causes of action: 1) Breach of Fiduciary Duty, and 2) “Gross Mismanagement.” The claims are premised on the same event as the already-pending securities class action case in New York – it is alleged that the Form 8-K filings misstated goodwill and sales of the Company, which when corrected, lead to a significant drop in stock price. The Company has not been served with the Complaint but intends to vigorously defend the case after service is made.

On August 11, 2014, we terminated the Non-Exclusive License and Distribution Agreement with HempMeds PX, LLC (the “HempMeds Agreement”).  On or about August 13, 2014, HempMeds PX, LLC (“HempMeds”) demanded arbitration against us and recommended that the parties engage Private Trials in Las Vegas, Nevada to conduct the arbitration, denying that HempMeds was in breach of the HempMeds Agreement.  On August 22, 2014, HempMeds filed a complaint in the Eighth Judicial District, Clark County, Nevada (the “Nevada Complaint”) against us for breach of the HempMeds Agreement, unjust enrichment, and interference with prospective business advantage, claiming that it had satisfied all of its obligations under the HempMeds Agreement and that we breached that agreement by terminating it without just cause.  Concurrently, HempMeds filed a Motion for Preliminary Injunction, asking the Court to reinstate the HempMeds Agreement, namely the provision that identified HempMeds as the exclusive on-line seller of certain products of the Company.  The court denied HempMeds’ motion on October 3, 2014. We have not yet answered the Nevada Complaint because the parties have agreed to arbitration and are attempting to resolve the issue of where the arbitration will be held.  We deny HempMeds’ claims and intend to vigorously defend the allegations and file appropriate counter-claims.  Since the action was recently filed and no discovery has been conducted, an estimate of the possible loss or recovery cannot be made at this time.

F-32

On September 11, 2014, we filed a complaint for trademark infringement against Kannaway, LLC, General Hemp, LLC and HDDC Holdings, LLC (collectively, “defendants”) in the United States District Court, Southern District of California, asserting that defendants have infringed on the Company’s Cannabis Beauty® and Cannabis Beauty Defined trademarks.  The Company alleges, among other things, that defendant HDDC Holdings, LLC (“HDDC”) assigned its rights in the CANNABIS BEAUTY DEFINED® mark to the Company (the “HDDC Assignment”) which was promptly filed with the USPTO but, despite the foregoing, HDDC’s sister company, defendant Kannaway, LLC (“Kannaway”), is improperly using the trademark on personal care products in competition with the Company.  On February 20, 2015, Defendants filed a counterclaim against the Company, asserting that the HDDC Assignment was signed under “duress” and that HDDC licensed the mark to the other defendants for 50 years before it assigned the mark to the Company.  Lastly, Counterclaimants assert claims for unfair competition against the Company, although they do not identify the commercial activity giving rise to the claim.  We filed a Motion to Dismiss the counterclaim which will be heard on April 17, 2015.  On February 12, 2015, the Court granted our motion for preliminary injunction, enjoining defendants from using the Cannabis Beauty Defined trademark or any confusingly similar mark.  The Company has posting an undertaking for $1.2M to secure the preliminary injunction under FRCP 65(c).  Management intends to vigorously prosecute this complaint and defend the counterclaims.  Since no discovery has been conducted, an estimate of the possible recovery or loss cannot be made at this time.

13.	INCOME TAXES

Deferred tax assets and liabilities are provided for significant income and expense items recognized in different years for tax and financial reporting purposes. The Company periodically assesses the likelihood that it will be able to recover its deferred tax assets. The Company considers all available evidence, both positive and negative, including historical levels of income, expectations and risks associated with estimates of future taxable income and ongoing prudent and feasible profits. At December 31, 2014 and 2013, the Company established valuation allowances equal to the full amount of its deferred tax assets due to the uncertainty of the utilization of the net operating losses in future periods.

	2014	2013

Deferred tax assets:
Net operating loss carryforwards	$1,083,064	$466,161
Allowance for doubtful accounts	39,834	159,338
Intangible assets	310,548	141,730
Investment in KannaLife Sciences	–	123,787
Stock-based compensation	128,703	–
Other	33,596	113,399
	1,595,745	1,004,415

Deferred tax liabilities:
Property and equipment	(85,217)	(43,658)
Total deferred tax assets	1,510,528	960,757
Valuation allowance	(1,510,528)	(960,757)
Net deferred tax assets	$–	$–

F-33

The valuation allowance increased $549,771 and $910,281 for years ended December 31, 2014 and 2013, respectively.

At December 31, 2014, the Company has Federal and state net operating loss (“NOL”) carryforwards of approximately $2,753,000 and $2,522,000, respectively, which are available to offset future taxable income and which begin to expire in 2023. These loss carryforwards will likely be further limited pursuant to Internal Revenue Code Section 382 due to the change in control.

The differences between the expected income tax benefit and the actual recorded income tax benefit computed using a statutory federal rate of 34% is as follows for the years ended December 31,

	2014	2013

Income tax benefit at statutory rate	$(444,442)	$(782,067)
State taxes	(94,475)	(132,094)
Stock-based compensation	2,293,891	–
Investment in KannaLife Sciences	(2,567,000)	–
Amortization of discount on convertible note	200,421	3,880
Permanent differences	(8,114)	–
Other	69,948	–
Change in valuation allowance	549,771	910,281
Total provision	$–	$–

14.	SUBSEQUENT EVENTS

On February 23, 2015, we signed an amended lease for our laboratory facility in San Diego, California. Pursuant to the term of the lease, we will lease an additional 704 square feet of laboratory space for an additional $1,478 per month. The term of the lease commenced on March 1, 2015 with a term of 22 months through December 31, 2016.

On January 28, 2015, we commenced an offering whereby the Company intends to sell up to 12 million shares of its restricted common stock in a private placement to accredited investors at a price per share of $2.00 (Note 10).

F-34

PART II

INFORMATION NOT REQUIRED IN A PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the sale of Company common stock being registered. All amounts are estimates except for the SEC registration fee. Redwood and the other Selling Stockholders will not bear any of the expenses of this registration set forth in the table below nor will it bear expenses in connection with the distribution of the securities.

Item	Amount to be paid
SEC registration fee	$3,559
Printing and engraving expenses	0
Legal fees and expenses	100,000
Accounting fees and expenses	15,000
Blue Sky, qualification fees and expenses	0
Miscellaneous expenses (1)	5,000
Total	$123,559

____________

(1)	Miscellaneous fees include transfer agent fees and other miscellaneous expense.

Item 14. Indemnification of Directors and Officers.

As permitted by Section 102 of the Delaware General Corporation Law, we have adopted provisions in our certificate of incorporation and bylaws that limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;
•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or
•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.

As permitted by Section 145 of the Delaware General Corporation Law, our amended and restated bylaws provide that:

•	we may indemnify our directors, officers, and employees to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;
•	we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and
•	the rights provided in our amended and restated bylaws are not exclusive.

Our certificate of incorporation and our bylaws, both of which are attached as exits to this Registration Statement on Form S-1, provide for the indemnification provisions described above and elsewhere herein.

Item 15. Recent Sales of Unregistered Securities

Acquisition of PhytoSPHERE Systems, Inc. – On December 31, 2012, the Company entered into an Agreement for Purchase and Sale of Assets (the “PhytoSPHERE Agreement”) with PhytoSPHERE Systems, LLC (“PhytoSPHERE”) whereby the Company acquired certain assets of PhytoSPHERE (the “Transaction”). The closing of the Transaction occurred on January 29, 2013. Throughout the year ended December 31, 2013, the Company issued 5,825,000 shares of common stock and paid cash in the amount of $950,000 as payment for the asset acquire in the Transaction. The aggregate purchase price for the Transaction was determined to be $8,020,000 based on management’s estimate of the fair market value of the business acquired. The issuance of Company securities in connection with the Transaction is detailed below.

On January 29, 2013, we issued 900,000 shares of restricted common stock to PhytoSPHERE pursuant to the terms of the PhytoSPHERE Agreement in satisfaction of our first payment obligation due under the PhytoSPHERE Agreement.

II-1

On April 4, 2013, we issued 1,000,000 shares of restricted common stock to PhytoSPHERE pursuant to the terms the PhytoSPHERE Agreement in satisfaction of our second payment obligation due under the PhytoSPHERE Agreement.

On July 23, 2013, we issued 1,208,334 shares of restricted common stock to PhytoSPHERE pursuant to the terms of the PhytoSPHERE Agreement in satisfaction of our third payment obligation due under the PhytoSPHERE Agreement. On September 20, 2013, we issued 1,633,333 shares of restricted common stock to PhytoSPHERE pursuant to the terms of the PhytoSPHERE Agreement in satisfaction of our fourth payment obligation due under the PhytoSPHERE Agreement.

On December 3, 2013, we issued 1,083,333 shares of restricted common stock to PhytoSPHERE pursuant to the terms of the PhytoSPHERE Agreement in satisfaction of the fifth payment obligation due under the PhytoSPHERE Agreement.

On November 7, 2013, the Board of Directors of the Company unanimously approved the terms of an offering whereby the Company intended to sell up to $10 million of its restricted common stock in a private placement to accredited investors at a price per share of $1.00 (the “Offering”). Pursuant to the terms of the Offering, the Company and investors executed a Registration Rights Agreement whereby the Company will be obligated to file a registration statement with the SEC seeking to register the shares sold in the Offering for resale. For the year ended December 31, 2013, the Company sold an aggregate of 2,750,000 shares of its restricted common stock to seven separate investors pursuant to the Offering for an aggregate purchase price of $2,731,423.

During the three months ended March 31, 2014, the Company sold 7,250,000 shares of it restricted common stock to 27 separate investors pursuant to the Offering for an aggregate purchase price of $7,250,000.

Between April 3, 2014 and April 23, 2014, we sold an aggregate of 781,666 shares of restricted common stock to 12 separate investors for an aggregate purchase price of $1,172,500. We sold the shares pursuant to a private placement offering unanimously approved by the Company’s Board of Directors to sell up to $15,000,000 of the Stock to accredited investors (the “Second Offering”). On April 23, 2014, the Board of Directors terminated the Second Offering.

On March 1, 2013, the Company issued a Promissory Note (the “Roen Ventures Note”) to Roen Ventures, LLC, a Nevada limited liability company (“Roen Ventures”), in exchange for loans provided and to be provided in the future in an amount of up to $2,000,000. As previously disclosed in that certain Current Report on Form 8-K filed by the Company with the SEC on July 31, 2013, on July 25, 2013, the disinterested members of our Board of Directors approved an amendment to the Roen Ventures Note, to provide for an increase in the amount of loans to be provided in the future in an amount of up to $6,000,000 and the ability of Roen Ventures to convert, in its sole discretion, the outstanding balance under the Roen Ventures Note into shares of the common stock of the Company at a conversion price to be determined following the conclusion of a valuation of the common stock of the Company determined pursuant to ASC 718 Stock Compensation. As previously disclosed in that certain Current Report on Form 8-K filed by the Company with the SEC on November 13, 2013, a Board valuation was prepared pursuant to Internal Revenue Code Section 409A and Financial Accounting Standards Board Accounting Standards Codification 718 Stock Compensation (the “Valuation”). The Valuation determined that the fair market value of the Company’s restricted, non-marketable common stock was $0.68 per share. On November 7, 2013, the disinterested members of our Board of Directors approved a second amendment to the Roen Ventures Note to provide for a conversion price of $0.60 per share, which represents an approximate 12% discount to the fair market value of the Company’s restricted, non-marketable common stock pursuant to the Valuation. As previously disclosed in that certain Current Report on Form 8-K filed by the Company with the SEC on January 28, 2014, on January 22, 2014, Roen Ventures delivered a Notice of Election to Convert to Common Shares (the “Conversion Notice”) pursuant to which Roen Ventures exercised its right under the Roen Ventures Note to convert all amounts owing under the Roen Ventures Note into shares of common stock of the Company at the set conversion price of $0.60 per share. As of the date of the Conversion Notice, the balance of the loans evidenced by the Roen Ventures Note was $6,000,000, including all principal and interest owing thereunder. Therefore, pursuant to the Conversion Notice, on January 22, 2014, the Company issued Roen Ventures 10,000,000 shares of its common stock. As of the date of this prospectus, Bart Mackay, a member of the Company’s Board of Directors, through two wholly-owned limited liability companies, Mercia Holdings, LLC and Mai Dun Limited, LLC, beneficially owns 100% of the interests in Roen Ventures. Mr. Mackay owns 1% of each of Mai Dun Limited, LLC and Mercia Holdings, LLC individually, and 99% of each entity through Mackay Ventures, Inc., of which he is the sole stockholder.

On January 28, 2015, the Company commenced an offering whereby the Company intends to sell up to 12 million shares of its restricted common stock in a private placement to accredited investors at a price per share of $2.00 (the “2015 Offering”). As of July 17, 2015, the Company sold an aggregate of 1,260,000 shares of its restricted common stock pursuant to the 2015 Offering to 27 investors for an aggregate purchase price of $2,520,000.

II-2

The shares of common stock referenced herein were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act, and/or Regulation D, as promulgated by the SEC under the Securities Act, based upon the following: (a) each of the persons to whom the shares of common stock were issued (each such person, an “Investor”) confirmed to the Company that it is an “accredited investor,” as defined in Rule 501 of Regulation D promulgated under the Securities Act and has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities, (b) there was no public offering or general solicitation with respect to the offering of such shares, (c) each investor was provided with certain disclosure materials and all other information requested with respect to the Company, (d) each investor acknowledged that all securities being purchased were being purchased for investment intent and were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act and (e) a legend has been, or will be, placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

The following exhibits are included as part of this Registration Statement on Form S-1 by reference:

Exhibit No.	Description of Exhibit
2.1 (1)	Agreement and Plan of Merger, dated as of July 25, 2013, by and between CannaVEST Corp., a Texas corporation, and CannaVEST Corp., a Delaware corporation.
3.1 (1)	Certificate of Incorporation of CannaVEST Corp., as filed on January 26, 2013.
3.2 (1)	Bylaws of CannaVEST Corp., dated as of January 26, 2013.
4.1 (2)	CannaVEST Corp. Specimen Stock Certificate
5.1*	Opinion of Procopio, Cory, Hargreaves & Savitch LLP
10.1 (3)	Amended and Restated Equity Incentive Plan of CannaVEST Corp.
10.2 (4)	Form of Stock Option Award Grant Notice and Form of Stock Award Agreement.
10.3 (5)	Form of Securities Purchase Agreement, dated May 19, 2015, by and between the Company and institutional accredited investor.
10.4 (5)	Form of 10% Senior Secured Convertible Promissory Note, issued the Company on May 19, 2015 to institutional accredited investor.
10.5 (5)	Form of Registration Rights Agreement, dated May 19, 2015, by and between the Company and institutional accredited investor.
10.6 (5)	Form of Security Agreement, dated May 19, 2015, by and among the Company and each of its subsidiary companies and Investor.
10.7 (5)	Form of Intellectual Property Security Agreement, dated May 19, 2015, by and between the Company and Investor, as collateral agent.
10.8 (5)	Form of Subsidiary Guarantee, dated May 19, 2015, delivered to Investor by the Company and each of its subsidiary companies.
10.9 (6)	Settlement Agreement, dated July 14, 2015.
10.10 (6)	Standstill Agreement, dated July 16, 2015.
10.11*	Assignment Agreement, dated July 24, 2015, by and between the Company and BOU Trust.
10.12*	Assignment Agreement, dated July 24, 2015, by and between the Company and Old Main Capital, LLC.
10.13*	Assignment Agreement, dated July 24, 2015, by and between the Company and Blue Marina Investments.
21.1*	List of Subsidiaries
23.1*	Consent of Independent Registered Accounting Firm.
101 INS	XBRL Instance Document**
101 SCH	XBRL Schema Document**
101 CAL	XBRL Calculation Linkbase Document**
101 LAB	XBRL Labels Linkbase Document**
101 PRE	XBRL Presentation Linkbase Document**
101 DEF	XBRL Definition Linkbase Document**

____________

* Filed herewith.

** The XBRL related information in Exhibit 101 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability of that section and shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

+ Portions of this exhibit have been omitted pursuant to a request for confidential treatment and the non-public information has been filed separately with the SEC.

(1)	Incorporated by reference from an exhibit to our Quarterly Report on Form 10-Q filed on August 13, 2013.
(2)	Incorporated by reference from an exhibit to our Current Report on Form 8-K filed on July 31, 2013.
(3) (4)	Incorporated by reference from an exhibit to our Schedule 14A filed on July 2, 2014. Incorporated by reference from an exhibit to our Form S-8 filed on October 6, 2014.
(5)	Incorporated by reference from an exhibit to our Current Report on Form 8-K filed on May 21, 2015.
(6)	Incorporated by reference from an exhibit to our Current Report on Form 8-K filed on July 20, 2015.

(b) Financial Statement Schedules. Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

II-3

Item 17. Undertaking.

The undersigned registrant hereby undertakes:

(b)	Rule 415 Offering :

(i) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(ii) To include any prospectus required by section 10(a)(3) of the Securities Act;

(iii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iv) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§ 239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 (§ 239.13 of this chapter) or Form F-3 (§ 239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§ 230.424(b) of this chapter) that is part of the registration statement

.

(C) Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 (§ 239.11 of this chapter) or Form S-3 (§ 239.13 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§ 229.1100(c)).

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F (17 CFR 249.220f)” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3 (§239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or §210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

II-4

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(iii) If the registrant is relying on §230.430D of this chapter:

(A) Each prospectus filed by the registrant pursuant to §230.424(b)(3) and (h) of this chapter shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to §230.424(b)(2), (b)(5), or (b)(7) of this chapter as part of a registration statement in reliance on §230.430D of this chapter relating to an offering made pursuant to §230.415(a)(1)(vii) or (a)(1)(xii) of this chapter for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 (15 U.S.C. 77j(a)) shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in §230.430D of this chapter, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

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(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7) If the registrant is relying on §230.430D of this chapter, with respect to any offering of securities registered on Form SF-3 (§239.45 of this chapter), to file the information previously omitted from the prospectus filed as part of an effective registration statement in accordance with §§230.424(h) and 230.430D of this chapter.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on August 3, 2015.

CANNAVEST CORP.

By:	/S/ Michael Mona, Jr. Michael Mona, Jr. President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date: August 3, 2015	By:	/S/ Michael Mona, Jr. Michael Mona, Jr. President, Chief Executive Officer and Director

Date: August 3, 2015	By:	/S/ Joseph Dowling Joseph Dowling Chief Financial Officer and Secretary

Date: August 3, 2015	By:	/S/ Bart P. Mackay Bart P. Mackay Director

Date: August 3, 2015	By:	/S/ Larry Raskin Larry Raskin Director

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